AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2006

                                                     Registration No. 333-131832

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 2)

                                POWER2SHIP, INC.
                                ----------------
                 (Name of small business issuer in its charter)

            Nevada                         7900                   87-0449667
            ------                         ----                   ----------
  (State or jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                              903 Clint Moore Road
                            Boca Raton, Florida 33487
                                 (561) 998-7557
                                 --------------
          (Address and telephone number of principal executive offices)

                                  same as above
                                  -------------
(Address of principal place of business or intended principal place of business)

                                Mr. Richard Hersh
                             Chief Executive Officer
                                Power2Ship, Inc.
                              903 Clint Moore Road
                            Boca Raton, Florida 33487
                            Telephone: (561) 998-7557
                            -------------------------
            (Name, address and telephone number of agent for service)

                            -------------------------
                        Copies of all communications to:

                            James M. Schneider, Esq.
                        Schneider Weinberger & Beilly LLP
                    2200 Corporate Boulevard, N.W., Suite 210
                            Boca Raton, Florida 33431
                            Telephone: (561) 362-9595
                          Facsimile No. (561) 362-9612

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                               Proposed         Proposed
   Title of each                                maximum          maximum
class of securities         Amount to be    offering price     aggregate          Amount of
 to be registered            registered        per unit      offering price   registration fee
 ----------------           ------------       --------      --------------   ----------------
Common stock, par
value $.001 per share(1)(2)   70,453,154         $0.145        $10,215,707        $1,094 (3)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Securities Act") based upon the average of the high and low sales prices of the common stock as reported on the OTC Bulletin Board on February 9, 2006.
(2) For purposes of estimating the number of shares of the registrant's common stock to be included in this registration statement, the registrant has included 10,012,204 shares of common stock which are presently outstanding, 5,974,560 shares of common stock which are issuable upon the conversion of $1,597,000 principal amount 14.25% secured convertible debentures, 10,000,000 shares of common stock which are issuable upon the conversion of a portion of the $1,950,000 principal amount 5% secured convertible debentures, 2,450,000 shares of common stock are issuable upon the conversion of Series C 10% unsecured convertible debentures, 700,000 shares of common stock issuable upon the conversion of $175,000 principal amount convertible promissory notes and 41,316,390 shares of common stock issuable upon the exercise of outstanding stock options or common stock purchase warrants with exercise prices ranging from $0.05 to $1.29 per share. To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the Series C 10% unsecured convertible debentures. Rule 416, however, does not apply to additional shares which may be issued as a result of the reset provisions in any of these securities.

(3)      Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                                                           DATED MAY 11, 2006

                                   PROSPECTUS

                                POWER2SHIP, INC.

                        70,453,154 Shares of Common Stock

         This prospectus covers the resale of 70,453,154 shares being offered by the selling security holder, including:

         o 10,012,204 shares of common stock which are presently outstanding,
         o        5,974,560 shares issuable upon the conversion of $1,597,000 principal amount 14.25% secured convertible debentures,
         o        10,000,000 shares issuable upon the conversion of a portion of the $1,950,000 principal amount Series B 5% secured
                  convertible debentures,
         o 2,450,000 shares issuable upon the conversion of $245,000 principal amount Series C 10% unsecured convertible debentures,
         o 700,000 shares issuable upon the conversion of outstanding notes in the principal amount of $175,000, and
         o 41,316,390 shares issuable upon the exercise of outstanding options and warrants with exercise prices ranging from $0.05 to $1.29 per share.

         We will not receive any proceeds from the sale of the shares by the selling security holders.

         For a description of the plan of distribution of these shares, please see page 54 of this prospectus.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "PWRI." On May 9, 2006 the last reported sale price for our common stock was $.09 per share.

                              --------------------

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS TO READ ABOUT THE RISKS OF
                         INVESTING IN OUR COMMON STOCK.

                              --------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
 THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                              --------------------

                  The date of this Prospectus is May _, 2006.

                               PROSPECTUS SUMMARY

         We provide transportation services to the freight industry. Our shipper and carrier customers currently have free access to our proprietary P2S MobileMarket(TM), an Internet-based software program that delivers supply chain, tracking and logistics information. We provide logistics information and services to our shipper customers that need to have truckloads of goods transported to or from their facilities. In certain instances, we provide consulting services to enable our shipper customers to integrate their systems with our P2S MobileMarket(TM). We also provide logistics information and services to trucking companies, referred to as our carrier customers, which enable these companies to better manage the utilization of their transportation assets and personnel. Our mission is to provide our shipper and carrier customers with easily accessible and useful information that allows them to be more profitable by improving the utilization of transportation assets and optimizing the efficiency of the supply chain.

         We are seeking to broaden our revenue base by offering access to the P2S MobileMarket(TM) to other transportation service companies, shippers and carriers on a monthly subscription basis and through fees generated from providing logistics optimization and other services to these third party companies. We are also seeking to leverage the P2S MobileMarket(TM) to develop solutions that address global transportation security issues. We believe that our secure, wireless, Internet-based system, which uses a combination of global positioning satellite technologies, can become a key component in the security solutions being developed by other companies. Our system is capable of capturing and processing data transmitted wirelessly from other technologies that could be part of any comprehensive security system.

         For the six months ended December 31, 2005, we reported total revenue of $16,206,710 and a net loss of $2,202,461. For the fiscal years ended June 30, 2005 and 2004 we reported total revenues of $9,247,633 and $2,091,965, respectively, and net losses of $6,561,220 and $3,892,729, respectively. The report of our independent registered public accounting firm on our financial statements for fiscal year 2005 contains an explanatory paragraph regarding our ability to continue as a going concern as a result of our net losses and cash used in operations. We estimate that our current funds on hand and available under our lines of credit will only be sufficient to fund our operations through June 2006. We are constantly evaluating our cash needs and have a plan whereby certain non-essential personnel and administrative costs would be reduced or eliminated so that we may continue to meet operating obligations until such time as we can raise additional working capital. As described elsewhere herein, we will need to raise additional working capital. We do not presently have any sources for this additional capital and if we are unable to secure this funding by June 30, 2006 we may be forced to curtail some or all of our operations.

         We were incorporated in Nevada in October 1987. Our corporate offices are located at 903 Clint Moore Road, Boca Raton, Florida 33487. Our telephone number is (561) 998-7557. Our fiscal year end is June 30. When used in this prospectus, the terms "Power2Ship," "P2S", "we," "our," and "us" refers to Power2Ship, Inc., a Nevada corporation, and our subsidiaries. We maintain a web site at www.power2ship.com. The information which appears on this web site is not part of this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following summary financial information has been derived from the financial statements that are included elsewhere in this prospectus. In February 2004 we changed our fiscal year end from May 31 to June 30 in order to align our quarterly reporting obligations with calendar quarters. As a result, the consolidated financial statements appearing elsewhere in this prospectus include consolidated financial statements for the years ended June 30, 2005 and 2004 and the six months ended December 31, 2005 and 2004 (unaudited).

INCOME STATEMENT DATA:

                                                   Six Months Ended
                                               December 31, (unaudited)          Fiscal Years Ended June 30,
                                               ------------------------          ---------------------------
                                                  2005             2004             2005              2004
                                                  ----             ----             ----              ----
      Total revenue                           $ 16,206,710     $ 1,467,823     $  9,247,633      $  2,091,965

      Total operating expense                   17,580,686       3,273,178       14,552,910         5,522,496

      Loss from operations                      (1,373,976)     (1,805,355)      (5,305,277)       (3,430,504)

      Total other expenses                        (828,485)       (419,097)      (1,255,943)         (462,225)

      Net loss                                  (2,202,461)     (2,224,452)      (6,561,220)       (3,892,729)

      Less preferred stock dividend(1)                   -               -          (84,100)       (1,347,044)

      Net loss to common stockholders         $ (2,202,461)    $(2,224,452)    $ (6,645,320)     $ (5,239,773)

      Loss per share, basic and diluted       $      (0.03)    $     (0.06)    $      (0.14)     $      (0.16)

      Weighted average shares outstanding       71,996,823      39,129,646       46,698,677        32,947,559

(1) In addition to the 10% preferred stock dividend paid to holders of our Series B convertible preferred stock in fiscal years 2005 and 2004, the preferred stock dividend in fiscal year 2004 included a beneficial conversion feature valued at $941,840 attributable to our Series B convertible preferred stock and a beneficial conversion feature valued at $317,472 attributable to our Series C convertible preferred stock. For additional information on how these beneficial conversion features were calculated, please see "Management's Discussion and Analysis or Plan of Operations" and Note 8 of our consolidated financial statements for the fiscal year ended June 30, 2005 appearing elsewhere in this prospectus.

BALANCE SHEET DATA
                                       December 31, 2005          June 30, 2005
                                       -----------------          -------------
                                          (unaudited)

Cash and cash equivalents                $  1,196,847              $   837,753
Working capital (deficit)                $ (4,024,700)             $   (38,477)
Total current assets                     $  2,715,540              $ 2,108,775
Total assets                             $  5,211,987              $ 4,610,342
Total current liabilities                $  6,740,240              $ 2,147,252
Total liabilities                        $  6,946,907              $ 5,943,561
Total stockholders' deficit              $ (1,734,920)             $(1,333,219)

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our business model, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose all of your investment in our company.

WE WILL REQUIRE ADDITIONAL CAPITAL TO FUND OUR ONGOING OPERATIONS AND SATISFY OUR DEBT OBLIGATIONS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, THEN WE WILL NOT BE ABLE TO CONTINUE OPERATIONS.

         While we have been successful in increasing our revenues during fiscal 2005 and the first six months of fiscal 2006, our revenue growth has not been significant enough to generate sufficient gross profits to fund our daily operations. We do not presently have sufficient financial resources to fund our ongoing operations beyond June 2006. While we believe that our revenues will continue to increase during the balance of fiscal 2006 as a result of acquisitions we made in fiscal 2005, because those acquisitions also increased our operating expenses we cannot accurately predict when or if our revenues and gross profits will increase to the level necessary to sustain our operations. At December 31, 2005 we had a working capital deficit of $4,024,700. Between May and December 2006, an aggregate of $4,082,000 of our debentures and notes become due, including the $1,950,000 principal amount Series B 5% secured convertible debentures due between June 2006 and September 2006, and the $1,597,000 principal amount 14.25% secured convertible debentures due on December 31, 2006. In order to provide sufficient working capital to fund our ongoing operations, pay our obligations as they become due and provide additional working capital for the future development of our business model, we will need to raise additional capital. We do not presently have any additional sources of working capital other than our $3 million revolving lines of credit secured by our accounts receivable. While we are seeking additional sources of working capital, there are no assurances we will be successful in raising additional capital as needed. If we are unable to obtain additional working capital before June 30, 2006, we will defer certain employees' compensation and reduce or eliminate certain non-essential personnel and administrative costs so that we may continue to meet operating obligations until such time as we can raise additional working capital. If we are unable to raise additional working capital as needed, we may be required to curtail or discontinue some or all of our business and operations.

WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT. WE EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE AND WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN.

         For fiscal years 2005 and 2004 we reported total revenue of $9,247,633 and $2,091,965, respectively, and a loss to common stockholders of $6,645,320 and $5,239,773, respectively. For the six months ended December 31, 2005, we reported total revenue of $16,206,710 and a net loss of $2,202,461. At December 31, 2005 we had an accumulated deficit of $21,258,554. Further, during fiscal years 2005 and 2004 and during the six months ended December 31, 2005, we reported net cash used in operating activities of $3,200,848, $2,258,017 and $1,151,637, respectively. Our revenue has not been sufficient to sustain our operations and we do not expect significant revenue or profitable operations for the foreseeable future. The independent auditor's report for the fiscal year ended June 30, 2005 on our financial statements includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and negative operating cash flows raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. As described below, we will need to raise additional working capital in order to implement our business model and sustain our operations. Because we are subject to all of the business risks inherent in a new company with an unproven market, we cannot guarantee you that we will ever report profitable operations or generate sufficient revenue to sustain our company as a going concern.

OUR PRIMARY ASSETS SERVE AS COLLATERAL UNDER OUR OUTSTANDING SECURED DEBENTURES AND REVOLVING LINE OF CREDIT. IF WE SHOULD DEFAULT ON THESE OBLIGATIONS, THE HOLDERS COULD FORECLOSE ON OUR ASSETS AND WE WOULD BE UNABLE TO CONTINUE OUR BUSINESS AND OPERATIONS.

         We have granted the holders of our 14.25% secured convertible debentures and our Series B 5% secured convertible debentures a blanket security interest in all of our assets and properties. As set forth above, these obligations, which total an aggregate remaining principal amount of $3,547,000, become due between June 2006 and December 31, 2006 and we do not presently have sufficient funds to satisfy these obligations. We have also granted a first position lien on certain of our accounts receivable to two lenders as security for our revolving lines of credit. We intend to seek to restructure our financial obligations with the various debenture holders. If we should default under the repayment provisions of these obligations, the holders could seek to foreclose on our primary assets in an effort to seek repayment under the obligations. If the holders were successful, we would be unable to conduct our business as it is presently conducted and our ability to generate revenues and fund our ongoing operations would be materially adversely affected.

OUR SERIES B 5% SECURED CONVERTIBLE DEBENTURES CONTAIN CERTAIN COVENANTS PROHIBITING US FROM RAISING CAPITAL AT LESS THAN THE MARKET PRICE. THESE LIMITATIONS MAY HAMPER OUR ABILITY TO RAISE WORKING CAPITAL IN FUTURE PERIODS WHICH COULD RESULT IN OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         The purchase agreement for our Series B 5% secured convertible debentures contains covenants that restrict us from raising capital from the sale of stock or other securities convertible into stock at a price less than the market price of our common stock on the date of issuance. The existence of these covenants may severely limit our ability to raise capital from the sale of stock or convertible securities because any potential purchasers of our stock or convertible securities may want to pay a discount to the market price of our stock.

IF THE HOLDERS OF THE OUTSTANDING DEBENTURES SHOULD ASSERT ONE OR MORE EVENTS OF DEFAULT, WE COULD BE FORCED TO DISCONTINUE OUR OPERATIONS.

         We may be in default under certain covenants contained in our agreements with the holders of our Series B 5% secured convertible debentures and our 14.25% secured convertible debentures. If we receive notice of noncompliance and potential default, we would have an obligation to rectify these defaults or otherwise obtain a waiver from these holders under the terms of those agreements. While we have not received any such notice to date, it is possible that notice could be provided in the future, which would likely cause our company to be in default under our agreements and obligations to the holders. Any default would permit the holder of the Series B 5% secured convertible debentures, in their sole discretion, to accelerate full repayment of the $1,950,000 in principal and accrued interest thereon, claim an indeterminate amount of penalties and perhaps result in acceleration of other obligations owed to other parties. Any default would accelerate our obligations to the 14.25% secured convertible debenture holders in the remaining principal amount of $1,597,000 together with all accrued and unpaid interest thereon and perhaps other obligations owed to other parties. We cannot assure you that we would be in a position to arrange alternative financing to satisfy these obligations in the event of a default. The debentures are collateralized by a blanket security interest in our assets. In the event of a default under either of the series of debentures, the holders could seek to foreclose on our primary assets. If the holders were successful, we would be unable to conduct our business as it is presently conducted and our ability to generate revenues and fund our ongoing operations would be materially adversely affected.

HISTORICALLY WE HAVE BEEN DEPENDENT ON REVENUE FROM A LIMITED NUMBER OF CUSTOMERS. IF WE WERE TO BE DEPRIVED OF REVENUE FROM ONE OR MORE THESE KEY CUSTOMERS, OUR FUTURE REVENUE AND BUSINESS OPERATIONS COULD BE MATERIALLY AND ADVERSELY EFFECTED.

         For fiscal year 2005, revenue from our largest two customers, Amcor PET Packaging and Tire Kingdom, accounted for approximately 40% and 14%, respectively, of our gross revenue and no other customer accounted for more than 10% of our total revenue. For the six months ended December 31, 2005, our largest customers represented 53% of our total revenue and no other customer accounted for more than 10% of our total revenue. We do not have an agreement with Tire Kingdom and our agreement with Amcor PET Packaging may be cancelled upon 30 days notice. We are seeking to expand our customer base in fiscal year 2006 in order to eliminate our dependence upon revenues from a limited number of customers. Because of the significant nature of the revenue from Amcor PET Packaging and Tire Kingdom to our results of operations, however, the loss of these customers, prior to our obtaining additional customers, could have a material adverse effect on our business operations and prospects.

WE ARE DEPENDENT ON SHORT TERM CONTRACTS WITH OUR CUSTOMERS. IF THESE CONTRACTS WERE TERMINATED, OUR RESULTS OF OPERATIONS WOULD BE MATERIALLY ADVERSELY AFFECTED.

         We have entered into agreements to provide transportation services with some of our shipper customers. These agreements, however, do not commit them to using us for any specific volume of transportation services and the agreements can be terminated on 30 days notice. The termination of any of these contracts could have a material adverse effect on our business operations and prospects.

WE RELY ON THIRD PARTY PROVIDERS TO PROVIDE SUPPORT FOR OUR PRODUCTS AND SERVICES. FAILURE BY OUR THIRD PARTY PROVIDERS TO DELIVER SERVICES COULD ADVERSELY IMPACT OUR SERVICES TO OUR CUSTOMERS.

         We rely on several third party providers for support for our P2S MobileMarket(TM). IBM provides us with dedicated hosting and support for our web site as well as network services. In addition, we purchase GPS locator devices, which are included in wireless access packages we offer to carriers, from a single source. Although we do not presently have alternative providers for these products or services, we believe that we could engage other companies to provide these products or services upon substantially the same terms and conditions as our existing third party provides. In the event any of these third party providers are unable to deliver the services or products which we have contracted for, our ability to provide our products and services to our customers would be adversely impacted until such time as we were able to engage alternate sources.

WE FACE RISKS RELATED TO RAPIDLY EVOLVING TECHNOLOGIES. IF WE DO NOT RESPOND TO THESE EVOLVING TECHNOLOGIES, WE MAY HAVE DIFFICULTY IN RETAINING OUR CUSTOMERS OR EXPANDING OUR CUSTOMER BASE.

         Our markets are subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. Our growth and future operating results will depend, in part, upon our ability to enhance existing applications and develop and introduce new applications or capabilities that:

         o   meet or exceed technological advances in the marketplace;
         o   meet changing customer requirements;
         o   comply with changing industry standards;
         o   achieve market acceptance;
         o   integrate third party software effectively; and
         o   respond to competitive offerings.

         We may not possess sufficient resources to continue to make the necessary investments in technology. In addition, we may not successfully identify new software opportunities or develop and bring new software to market in a timely and efficient manner. If we are unable, for technological or other reasons, to develop and introduce new and enhanced software in a timely manner, we may lose existing customers and fail to attract new customers, which may adversely affect our ability to generate revenues sufficient to provide for our ongoing operations.

THERE IS A LIMITED ABILITY TO SAFEGUARD OUR PROPRIETARY INFORMATION AND WE MAY BE UNABLE TO PREVENT A THIRD PARTY FROM THE UNAUTHORIZED USE OF OUR PROPRIETY INFORMATION.

         Our success and ability to compete are substantially dependent on our internally developed technologies and trademarks. We seek to protect such intellectual property through a combination of confidentiality procedures, contractual provisions, copyright and trade secret laws and intend to apply for patents. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our software or obtain and use information that it regards as proprietary. Policing unauthorized use of our software is difficult, and software piracy could be a problem. Furthermore, potential competitors may independently develop technology similar to ours. While we have applied for a patent for our propriety software with the United States Patent and Trademark Office, we cannot provide any assurance that we will be granted a patent or, if granted, that third parties will not violate these protections. Any such violation of our intellectual property rights could prove costly to defend and funds devoted to these possible efforts would reduce the amount of working capital available to fund our ongoing operations.

OUR CHAIRMAN AND CEO IS THE SOLE HOLDER OF OUR SERIES Y CONVERTIBLE PREFERRED STOCK WHICH MAY GIVE HIM VOTING CONTROL OF OUR COMPANY AND THE ABILITY TO SOLELY INFLUENCE ITS BUSINESS AND DIRECTION.

         Our voting securities consist of shares of our common stock and our Series Y Convertible Preferred Stock. Holders of shares of our common stock are entitled to one vote per share and holders of shares of our Series Y Convertible Preferred Stock are entitled to 200 votes per share on all matters submitted to a vote of our stockholders, and these classes of our voting securities vote together on all matters submitted to a vote of our stockholders. Mr. Hersh, our Chairman and CEO, is the sole holder of our Series Y Convertible Preferred Stock which, together with his common stock holdings, gives him voting rights at April 30, 2006 of approximately 18% of our voting securities. As a result of these voting rights, notwithstanding that our common stockholders are entitled to vote on matters submitted to our stockholders, Mr. Hersh may have the power to strongly influence the election of all of our directors and strongly influence the business and direction of our company.

THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS, THE CONVERSION OF SHARES OF OUR SERIES B, C, AND Y CONVERTIBLE PREFERRED STOCK AND THE CONVERSION OF OUR 14.25% SECURED CONVERTIBLE DEBENTURES, OUR SERIES B 5% CONVERTIBLE SECURED DEBENTURES, AND OUR SERIES C AND D UNSECURED CONVERTIBLE DEBENTURES WILL BE DILUTIVE TO OUR EXISTING STOCKHOLDERS.

         As of April 30, 2006 we had the following securities which are convertible or exercisable into shares of our common stock outstanding:

         o options to purchase a total of 15,389,052 shares of our common stock at prices ranging between $0.25 and $1.01 per share;

         o warrants to purchase a total of 56,994,916 shares of our common stock at prices ranging between $0.05 and $2.00 per share;

         o 155,600 shares of our Series B Convertible Preferred Stock which is convertible into 3,112,000 shares of our common stock;

         o 832 shares of our Series C Convertible Preferred Stock which is convertible into 83,200 shares of our common stock;

         o 87,000 shares of our Series Y Convertible Preferred Stock which is convertible into 230,405 shares of our common stock;

         o $1,597,000 of our 14.25% secured convertible debentures which are convertible into 5,974,560 shares of our common stock;

         o $245,000 of our Series C 10% unsecured convertible debentures which are convertible into 2,450,000 shares of our common stock;

         o $640,000 of our Series D 8% unsecured convertible debentures which are convertible into 8,000,000 shares of our common stock assuming that the debentures were converted on April 30, 2006 at a current conversion price of $0.08 per share which was 80% of the lowest price per common share offered by the Company in a private offering; and

         o 30,468,750 shares of our common stock underlying our Series B 5% secured convertible debentures assuming that the $1,950,000 of debentures were converted on April 30, 2006 at a conversion price of $0.064 per share which was 100% of the average of the three lowest closing bid prices during the 30 trading days immediately preceding April 30, 2006.

         The exercise of these warrants and options and the conversion of the debentures and shares of our preferred stock may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing stockholders.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE, or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Although we have adopted a Code of Ethics, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange or Nasdaq, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently only have one independent director. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.

         As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. We currently are evaluating the effect that the adoption of Section 404 will have on our consolidated operating results and financial condition and cash flow necessary to implement SOX 404 in order to allow our management to report on, and our independent auditors attest to, our internal controls, as a required part of our annual report on Form 10-KSB beginning with our report for the fiscal year ending June 30, 2008.

         We expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404. We are unable at this time to quantify the amount we will spend to develop the necessary documentation and testing required by SOX 404, but such amount is likely to exceed the $47,500 we spent on audit fees for fiscal 2005. We do not presently have sufficient resources to fund the documentation and testing required by SOX 404, and we do not have available funds to engage qualified staff or consultants to assist us with compliance issues as required in connection with our audit for the fiscal year ending June 30, 2008.

         We are not currently aware of any significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner. However, if we or our auditors identify any significant deficiency or material weakness, our auditors may be unable to attest to our internal controls and investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKEOVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of Nevada law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

         In addition, our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion or voting rights that could adversely affect the voting power or other rights of our common stockholders.

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTCBB, BUT TRADING IN OUR STOCK IS LIMITED. BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

         The market for our common stock is extremely limited and there are no assurances an active market for our common stock will ever develop. Accordingly, purchasers of our common stock cannot be assured any liquidity in their investment. In addition, the trading price of our common stock is currently below $5.00 per share and we do not anticipate that it will be above $5.00 per share in the foreseeable future. Because the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934, as amended. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol PWRI. The following table sets forth the reported high and low sale prices for our common stock as reported on the OTC Bulletin Board for the periods indicated. The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. The quotations may be rounded for presentation.

                                                     High              Low
                                                     ----              ---
Fiscal 2006

January 1 to March 31, 2006                          $0.22             $0.065

October 1 to December 31, 2005                       $0.17             $0.0615
July 1 to September 30, 2005                         $0.161            $0.35

Fiscal 2005

April 1 to June 30, 2005                             $0.39             $0.22
January 1 to March 31, 2005                          $0.35             $0.20
October 1 to December 31, 2004                       $0.47             $0.30
July 1 to September 30, 2004                         $0.45             $0.30

Fiscal 2004

April 1 to June 30, 2004                             $0.45             $0.30
January 1 to March 31, 2004                          $0.50             $0.27
October 1 to December 31, 2003                       $0.63             $0.39
July 1 to September 30, 2003                         $0.50             $0.27

         On May 9, 2006 the last reported sale price of our common stock as reported on the OTC Bulletin Board was $0.09 per share. As of April 30, 2006, we had approximately 597 shareholders of record. In addition, certain of the shares of our common stock are held in "street" name and may be held by numerous beneficial owners.

DIVIDEND POLICY

         We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business. We do not anticipate that any cash dividends will be paid in the foreseeable future. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not be able to pay its debts as they become due in the usual course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

                           Number of securities      Weighted average           Number of securities
                           to be issued upon         exercise price of          remaining for future
                           exercise of               outstanding                issuance (excluding
                           outstanding options       options, warrants          securities reflected in
                           warrants, and rights      and rights                 column (a))
                           --------------------      -----------------          -----------------------
Plan Category

2001 Employee Stock
Compensation Plan                   0                         n/a                        319,000

                                 CAPITALIZATION

         The following table sets forth our capitalization as of December 31, 2005. This table should be read in conjunction with the financial statements and related notes thereto appearing elsewhere in this prospectus.

                                                                                December 31, 2005
                                                                                -----------------
                                                                                   (unaudited)
Long-term liabilities                                                           $     206,667

Stockholders' deficit:
         Series B Convertible Preferred Stock,
           $0.01 par value, 200,000 shares authorized,
           158,200 shares issued and outstanding                                        1,582
         Series C Convertible Preferred Stock,
           $0.01 par value, 20,000 shares authorized,
           832 shares issued and outstanding                                                8
         Series Y Convertible Preferred Stock,
           $0.01 par value, 87,000 shares authorized,
           87,000 shares issued and outstanding                                           870
         Common stock, $0.001 par value,
           250,000,000 shares authorized,
           75,088,471 shares issued and outstanding                                    75,088
         Deferred compensation                                                       (539,671)
         Additional paid-in capital                                                19,985,757
         Accumulated deficit                                                      (21,258,554)
                                                                                -------------
                  Total stockholders' deficit                                      (1,734,920)
                                                                                -------------
Total capitalization                                                            $  (1,528,253)
                                                                                -------------

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of any of the shares by the selling security holders. Any proceeds that we receive from the exercise of outstanding warrants or options will be used by us for general working capital. The actual allocation of proceeds realized from the exercise or sale of these securities will depend upon the amount and timing of such exercises, our operating revenue and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants or options will be exercised. Pending utilization of the proceeds as described above, the net proceeds of the offering will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion and analysis of financial condition and results of our operations should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus.

OVERVIEW

         In March 2005 we acquired certain assets and liabilities of Commodity Express Transportation, Inc., a South Carolina company, and GFC, Inc., a South

Carolina company. The consolidated financial statements and accompanying notes thereto included elsewhere in this prospectus reflect the assets, liabilities and results of operations of these two acquisitions from their respective dates of acquisition. These two transactions have substantially increased both our revenues and operating expenses.

         For the fiscal year ended June 30, 2005 and the six months ended December 31, 2005, virtually all of our total revenue was generated by providing freight transportation services. Freight transportation services represented approximately 85% of our total revenues for the fiscal year ended June 30, 2004. Revenue from freight transportation services includes the total dollar value of services purchased from us by our customers. We provide freight transportation for our shipper customers using our own transportation equipment (asset based), on transportation equipment of owner-operators which are affiliated with our subsidiary CXT as well as numerous unaffiliated independent carriers located throughout the United States (non-asset based). We are a principal in the transaction to transport the freight. By accepting our customer's order, we accept certain responsibilities for transportation of the load from its origin to its destination. In instances when we arrange for transportation of the load by an unaffiliated independent carrier, the carrier's contract is with our company, not our shipper customer, and we are responsible for prompt payment of carrier charges. We are also generally responsible to our shipper customer for any claims for damage to freight while in transit. The price we charge for these freight transportation services depends largely upon the prices charged by our competitors as well as upon several factors, including the distance the freight is being transported, the type of transportation equipment required to move the freight, the distance that equipment is from the origin of the freight and whether or not that equipment is available in our fleet, the value of the freight and the availability of loads near the locations where the freight is to be delivered.

         To a lesser extent, we have historically generated revenues from access services and implementation services. For the fiscal year ended June 30, 2004, we also generated revenue from access services and implementation services, which represented approximately 14% and approximately 1%, respectively, of our total revenue for that year. For the fiscal year ended June 30, 2005 less than 1% of our total revenue was attributable to revenue from access services and we reported no revenue during that period from implementation services. For the six months ended December 31, 2005 we reported no revenue from access services and less than 1% of our total revenue was attributable to revenue from implementation services. Access services revenue represents revenue generated from the unlimited use of the information available through the P2S MobileMarket(TM) for a fixed monthly fee. Implementation services include design, programming and testing of custom developed interfaces that permit the P2S MobileMarket(TM) to communicate and share data with a customer's existing computer software. While we market these services to our existing and potential customer base, we cannot predict if we will report significant revenue from either access services or implementation services in any future periods.

         Approximately 40% and 53%, respectively, of our freight transportation revenues for the fiscal year ended June 30, 2005 and the six months ended December 31, 2005 were generated from one customer. Because our agreement with that customer can be terminated upon a 30 days notice to us, our dependence on revenues from this customer puts us at risk until such time, if ever, that we can diversify our revenue base. In order to lessen the risks to us from this dependence on a single customer, we are marketing our services to potential shipper customer and companies involved in freight security to the maximum extent permitted by our limited sales and marketing budget.

         Our revenue growth during fiscal 2005 and into fiscal 2006 is substantially related to revenue from acquisitions of the assets of two freight transportation companies which now comprise the operations of our CXT and Power2Ship Intermodal subsidiaries. CXT is a freight transportation services provider serving customers located in the southeastern United States. Its freight transportation services are provided by independent truck owner-operators under contract with CXT or by independent drivers that utilize tractors and trailers provided by CXT, as well as by other trucking companies, including Power2Ship, arranged by CXT's freight transportation brokerage. Power2Ship Intermodal is a freight transportation services company serving customers with containers coming in to or out of the ports of Newark, New Jersey and Charleston, South Carolina, as well as to and from the railroad terminal in Charlotte, North Carolina.

         In addition to providing revenue for our company, one of the prime drivers to these acquisitions was the ability to integrate our P2S MobileMarket(TM) into the operations of these subsidiaries. We originally developed the P2S MobileMarket(TM) with the goal of obtaining fee based subscribers to the Internet-based software. We designed our P2S MobileMarket(TM) to help smaller motor carriers compete more effectively with large carriers, while also providing valuable logistics services to both small and large shippers. This information, accessed through a password-protected portion of our website, helps improve the efficiency of the supply chain by enabling carriers to minimize excess transportation capacity, permitting the execution of freight transactions online and letting all participants easily track the movement of loads and/or trucking assets online. We use the P2S MobileMarket(TM) in connection with logistics services for our freight transportation customers.

         During fiscal 2003 and fiscal 2004, we also generated access services revenue and implementation services revenue under an agreement with The Great Atlantic and Pacific Tea Company, one of the nation's first supermarket chains which operates 417 stores in 10 states under the trade names A&P, Waldbaum's, The Food Emporium, Super Foodmart, SuperFresh, Farmer Jack, Sav-A-Center and Food Basics. Under this agreement we provided The Great Atlantic and Pacific Tea Company with unlimited use of the P2S MobileMarket(TM) for a fixed monthly fee, as well as a virtual private network (VPN) fee which provided our customer with data encryption and other extra security measures for their data together with software development in the form of the design, programming and testing of a custom developed interface to our P2S MobileMarket(TM). This agreement was terminated in January 2005. In fiscal year 2006 we completed a pilot program with one of International Paper's core carriers that we believe demonstrated the ability of the P2S MobileMarket(TM) to permit carriers to become e-commerce compliant.

         A key component of our business model is developing a significant number of third-party fee-based subscribers to our MobileMarket(TM). This part of our business model is dependent upon building our customer base of shippers and carriers who regularly utilize our P2S MobileMarket(TM) system so that when a shipper customer wants to move a load of freight we can offer one or more carriers with available trucks and trailers that meet their criteria. While as of December 31, 2005, approximately 3,824 carriers had registered as members on our website and approximately 1,967 of these have entered into carrier agreements with us, we have used only approximately 1,501 of these carriers to transport freight for our shipper customers. We presently provide free access to the MobileMarket(TM) to these shipper and carrier customers. We have been able to increase the number of shipper customers from whom we generated revenue from approximately 20 at December 31, 2004 to approximately 24 at December 31, 2005.

We have entered into agreements to provide transportation services with some of our shipper customers including International Paper, Nestle Waters, Tyco International, Ltd., Tofutti Brands, Luckey Logistics, Gold Coast Freightways, Associated Grocers, Caruso Foods, Compass Roadmaster, Paper Pak and Valmont Industries.

         We are presently able to identify available capacity among our carrier customers to move only a very small percentage of our shipper's loads. Given the tens of thousand of transportation routes in the U.S., in order to have the P2S MobileMarket(TM) be successful as a standalone revenue base, we must substantially increase the number of our carrier customers in order to capture a greater percentage of our shipper customer's inbound and outbound transportation business. We spent $50,033 in the six months ended December 31, 2005 compared to $134,743 in the six months ended December 31, 2004 in advertising and marketing our services to potential carriers and shippers utilizing trade publications, transportation industry websites and direct mail as well as company participation in industry trade shows and trade organizations. As a result of our limited financial resources, we intend to curtail most of our marketing expenditures for the remainder of fiscal year 2006 unless we raise sufficient capital. Our ability to begin charging for access to the P2S MobileMarket(TM) is limited until such time as we have developed a sufficient base of carrier customers. We believe, however, that the use of our P2S MobileMarket(TM) in providing freight transportation services to our customers also helps us market the product to other transportation service companies.

         We also want to leverage our P2S MobileMarket(TM) software to expand our revenue base to include other applications. We believe that our secure, wireless, Internet-based system which uses global positioning satellite technology can become a key component in the security solutions being developed by other companies to counteract the threat of terrorism. Our system is capable of capturing and processing data transmitted wirelessly from other hardware that could be part of any comprehensive security system. Examples of these technologies may include radio-frequency identification (RFID) tags fastened to containers and/or trailers, smart tags affixed to the goods inside shipping containers and electronic seals applied at the time the container is loaded. In addition, the system could have other security capabilities such as geo-fencing which alerts a truck's owner or authorities if a vehicle deviates from its designated route. In August 2005 we announced our collaboration with L-3 Communications on an end-to-end solution for secure and efficient container transportation worldwide. We are also in discussions with other technology and defense companies that, in response to the Homeland Security Act and Operation Safe Commerce, are in the process of developing solutions that address global transportation security issues. There can be no assurances, however, that we will ever enter into any agreement with L-3 Communications or any of the other companies we are in discussions with or, if we do, that we will ever generate any significant revenues or profits from such agreements.

         During the balance of fiscal 2006 our greatest challenge is raising sufficient additional capital to fund our ongoing operations, pay our obligations as they become due and continue to implement our business model. We have approximately $3,547,000 of secured debt and $1,251,667 of unsecured debt which becomes due by December 31, 2006. While we have developed plans to defer certain employees' compensation and reduce or eliminate certain non-essential personnel and administrative costs until such time as we can raise sufficient additional capital, if we are unable to secure additional capital as needed we may be unable to satisfy this secured and unsecured debt as it becomes due which could adversely affect our ability to continue our operations as presently conducted, as well as severely limiting our ability to diversify our revenue sources. If we are unable to satisfy the secured debt when it becomes due, the holders could foreclose on our assets and we would be forced to cease our operations.

RESULTS OF OPERATIONS

SIX MONTHS ENDED DECEMBER 31, 2005 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
2004

                                     Six Months Ended December 31      $ Change          % Change
                                     ----------------------------      --------          --------
                                       2005               2004       2005 vs 2004      2005 vs 2004
                                       ----               ----       ------------      ------------
                                             (unaudited)
Revenue                             $ 16,206,710      $  1,467,823    $ 14,738,887           1004%

Operating expenses:
  Freight transportation              14,432,467         1,310,054      13,122,413           1002%
  Salaries, benefits and
    consulting                         2,000,029         1,134,049         865,980             76%
  Other selling, general and
      administrative expenses          1,148,190           829,075         319,115             38%
                                    ------------      ------------    ------------     -----------
     Total operating expenses         17,580,686         3,273,178      14,307,508            437%

  Loss from operations                (1,373,976)       (1,805,355)        431,379            -24%

  Other income (expenses):
  Gain on asset disposal                   1,415                 -           1,415               *
  Interest expense, net                 (832,806)         (419,668)       (413,138)            98%
  Other income                             2,906               571           2,335            409%
                                    ------------      ------------    ------------     -----------
  Total other expenses                  (828,485)         (419,097)       (409,388)            98%

Net loss                            $ (2,202,461)     $ (2,224,452)   $     21,991               *
                                    ============      ============    ============     ===========

* Less than 1%
Key Indicators:

                                                       Six Months Ended December 31,
                                                       -----------------------------
                                                       2005                     2004      % Change
                                                       ----                     ----      --------
                                                                (unaudited) %
Freight transportation expense as
  a percentage of freight transportation revenue       89.1%                    89.3%      + 0.2%

Salaries, benefits and consulting fees
  as a percentage of total revenue                     12.3%                    77.3%      -65.0%

Other selling, general and administrative
  expenses as a percentage of total revenue             7.1%                    56.5%      -49.4%

Total operating expenses as a
  percentage of total revenue                         108.5%                   223.0%     -114.5%

Interest expense, net as a
  percentage of total revenue                           5.1%                    28.6%      -23.5%

REVENUE

         Total revenue generated during the six months ended December 31, 2005 increased by $14,738,887, or approximately 1004% as compared with total revenue generated during the six months ended December 31, 2004. Included in our total revenue for the six months ended December 31, 2005 was freight transportation revenue of $16,201,042, an increase of $14,733,399, or approximately 1,004%, from the comparable period in fiscal 2005. This increase in freight transportation revenue was primarily the result of revenue from acquisitions made in March 2005, including $12,373,377 attributable to CXT's operations and $1,976,866 attributable to Power2Ship Intermodal's operations, for which there was no comparable revenue in the six months ended December 31, 2004. The balance of the increase in freight transportation revenue was attributable to the growth of revenue from existing customers, such as Tire Kingdom and Carroll Tire, and additional revenue from several new shipper customers.

         We also reported $5,668 in implementation services revenue during the six months ended December 31, 2005, which was attributable to revenue from one shipper customer, for which there was no comparable revenue in the six months ended December 31, 2004.

         We anticipate that our total revenue will continue increasing during the balance of fiscal 2006, though at a more moderate pace than achieved in fiscal year 2005. Most of this revenue growth is expected to be freight transportation revenue attributed to consolidating a full year of operating results from our subsidiaries CXT and Power2Ship Intermodal as compared with revenues from only three and one-third months of operating results during fiscal year 2005. In addition, in October 2005 CXT entered into an agreement with a freight transportation company to introduce CXT to certain of its key customers and to encourage its North Carolina drivers and independent owner-operators to contract with CXT. Some additional growth in freight transportation revenue is expected to be generated from the efforts of our corporate sales and marketing personnel and from existing and new transportation agents of our subsidiaries.

         We are also seeking to expand our revenue sources during the balance of fiscal 2006 by bringing to fruition a number of projects which we have been developing over the past year. Included in these additional revenue sources is revenue from providing logistics consulting and implementation services to large shipper customers which we anticipate will be on a fixed fee contract basis. In fiscal 2006 we also expect to enter into one or more research and development or similar agreements related to global transportation security with one or more technology and/or defense companies that would generate additional revenue during fiscal year 2006. In addition, in December 2005 we formed a partnership with Best Transport, a provider of advanced network solutions for matching the needs of shippers and carriers, with a goal of cross-marketing each company's logistics services to current and future clients. We are unable to predict the timing or amount of any additional revenues from these potential sources, and, it is possible that we never generate any additional revenues from these sources during fiscal 2006 and beyond.

OPERATING EXPENSES

         Total operating expenses incurred during the six months ended December 31, 2005 increased by $14,307,508 or approximately 437% compared to the six months ended December 31, 2004. The increase was attributed to the following:

         o Freight transportation expenses, consisting of direct costs associated with transporting freight either with our own trucks or through non-affiliated trucking companies we hired to move loads for our shipper customers, increased by $13,122,413 or approximately 1,002% in the six months ended December 31, 2005 as compared with the same six months during 2004. We expect freight transportation expenses in the balance of fiscal 2006 to increase proportionately with our anticipated increase in freight transportation revenue during the balance of fiscal year 2006, which will leave our gross profit margin relatively constant; and

         o Selling, general and administrative expenses increased by $1,185,095 or approximately 60.4% during the six months ended December 31, 2005 compared to the six months ended December 31, 2004. The increase in fiscal 2006 was primarily attributable to an increase in salaries, benefits and consulting fees of $865,980, or approximately 76.4%. This included an increase of $630,324, or approximately 74.4%, in salaries and benefits and an increase of $235,656, or approximately 82%, in consulting fees. The increase in salaries and benefits is primarily attributable to $586,538 in salaries and benefits paid to employees of our subsidiaries CXT and Power2Ship Intermodal, for which no comparable expenses were incurred during the six months ended December 31, 2004. The increase in consulting fees, which primarily represented the value of common stock and warrants issued as compensation to consultants, resulted from an increase in the number of outside consulting services used by management.

         We expect salaries, benefits and consulting expenses during the balance of fiscal year 2006 to remain relatively constant with fiscal year 2005. We anticipate that increases in salaries and fringe benefits associated with the additional employees in our subsidiaries who will be paid for the entire fiscal year as compared with the period from the acquisition date in March 2005 until June 30, 2005 being offset in part by a comparable decline in outside consulting expenses.

         Other selling, general and administrative expenses increased by $319,115 or approximately 38.5% during the six months ended December 31, 2005 as compared to the six months ended December 31, 2004. Included in this change were $496,699 of other selling, general and administrative expenses attributable to CXT and Power2Ship Intermodal for which there were no comparable expenses during the six months ended December 31, 2004, offset by a decrease of $177,584 which includes:

         o Advertising and marketing expenses, including convention and trade show expenses, decreased by $84,710 or approximately 62.9%. Although we reduced current spending on advertising and marketing expenses to approximately $2,000 per month during fiscal 2005, we budgeted approximately $500,000 for fiscal year 2006. However, as a result of a lack of sufficient working capital we have been forced to decrease the amount of funds we are allocating to advertising and marketing. During the six months ended December 31, 2005, we did not renew our contractual arrangement with an outside public relations firm, and temporarily curtailed advertising our products and services to shippers and carriers in trade publications, transportation industry websites and other media and to reduce our attendance at regional and national trade shows. At such time as we have sufficient working capital we intend to resume our advertising and marketing expenses; and

         o Legal fees and expenses decreased by $92,617 or approximately 71%. During the six months ended December 31, 2004 we were incurring additional legal expenses related to our capital raising efforts and the preparation and filing of a registration statement with the SEC; we did not have comparable legal expenses during the six months ended December 31, 2005.

         These decreases in other selling, general and administrative expenses were partially offset by increases in accounting expenses of $14,700 related to an acquisition audit and of $28,990 in bank service charges related to transaction fees paid to our vendor that electronically pays our carriers. The increase in bank service charges was commensurate with our increase in freight transportation revenue.

         We anticipate that our other selling, general and administrative expenses for the balance of fiscal 2006 will remain relatively constant with fiscal year 2005 with increases in legal and accounting expenses associated with the preparation of our registration statement and other required SEC filings being offset by a decrease in our advertising and marketing expenses.

OTHER INCOME (EXPENSES)

         Total other expenses increased by $409,388 or approximately 97.7% during the six months ended December 31, 2005 as compared with the same six months of 2004. This increase primarily resulted from an increase in interest expense of $413,138 or approximately 98.4%. The higher interest expense during the six months ended December 31, 2005 was associated with:

         o        interest expense attributable to our $1,000,000 of 5% Series
                  B secured convertible debentures
                  issued in September 2004,
         o interest expense associated with the $1,000,000 revolving line of credit which began in
                  December 2004,
         o interest expense for CXT and Power2Ship Intermodal, of $132,399 and $37,451, respectively, during the six months ended December 31, 2005 for which there were no comparable expenses during the same six months of 2004 and
         o Amortization of deferred financing costs and discounts on notes payable of $483,024 during the six months ended December 31, 2005 compared with $238,758 during the same six months of 2004.

         We anticipate that interest expense for the balance of fiscal 2006 will be approximately 50% greater than in fiscal year 2005. Most of this increase in fiscal 2006 will be associated with our having a higher average balance on our revolving lines of credit due to our higher revenue and to the increase in non-cash interest expense from the amortization of deferred financing costs and discounts on notes payable.

FISCAL YEAR 2005 COMPARED TO FISCAL YEAR 2004
                                                                                   Increase/           Increase/
                                  Fiscal Year Ended     Fiscal Year Ended          (Decrease)         (Decrease)
                                    June 30, 2005         June 30, 2004          $ 2005 vs 2004     % 2005 vs 2004
                                  -----------------     -----------------        --------------     --------------
Revenues                               $  9,247,633         $   2,091,965         $   7,155,668               342%

Operating expenses:
  Freight transportation                  8,272,985             1,581,119             6,691,866               423%
  Salaries, benefits and
    consulting                            4,466,360             2,788,192             1,678,168                62%
  Other selling, general and
   administrative                         1,813,565             1,153,158               660,407                57%
                                    ---------------       ---------------        --------------     --------------

     Total operating expenses            14,552,910             5,522,469             9,030,441               164%

  Loss from operations                   (5,305,277)           (3,430,504)           (1,874,773)               55%

  Other income (expense)
  Forgiveness of debt                        18,111                     0                18,111               100%
  Interest expense, net                  (1,275,809)             (462,225)              813,584               176%
  Other income                                1,755                     0                 1,755               100%
                                    ---------------       ---------------        --------------     --------------
  Total other expenses                   (1,255,943)             (462,225)              793,718               172%

Net loss                               $ (6,561,220)        $  (3,892,729)        $   2,668,491                69%
                                    ===============       ===============        ==============     ==============
Less: preferred stock
  dividend                                  (84,100)           (1,347,044)           (1,262,944)              (94%)
Loss available to common
  shareholders                         $ (6,645,320)        $  (5,239,773)        $   1,405,547                27%

Key Indicators:

                                                    Fiscal Year Ended June 30,
                                                    --------------------------
                                                     2005               2004             % Change
                                                     ----               ----             --------
Freight transportation expense as
  a percentage of freight transportation revenue     89.5%             88.9%              + 0.6%

Salaries, benefits and consulting fees
  as a percentage of total revenue                   48.3%              133%              -84.7%

Other selling, general and administrative
  expenses as a percentage of total revenues         19.6%             55.1%              -35.5%

Total operating expenses as a
  percentage to total revenue                         157%              264%               -107%

Interest expense, net as a
  percentage of total revenues                       13.8%             22.1%               -8.3%

REVENUE

         Total revenue generated during the year ended June 30, 2005 increased by $7,155,668 or approximately 342% as compared with total revenue generated during the year ended June 30, 2004. Included in our total revenue for the year ended June 30, 2005 was freight transportation revenue of $9,247,453, an increase of $7,469,426, or approximately 420%, from fiscal 2004. This increase in freight transportation revenue is primarily the result of revenue from acquisitions made in March 2005, including $5,442,409 attributable to CXT's operations and $975,552 attributable to Power2Ship Intermodal's operations for which there was no comparable revenue in fiscal 2004. The balance of the increase in freight transportation revenue was attributable to the growth of revenue from existing customers, such as Tire Kingdom and Carroll Tire, and additional revenue from several new shipper customers.

         Included in our total revenue for fiscal 2005 was $180 attributable to revenue from access services which represents a decrease of $289,833 or approximately 99% from fiscal year 2004. We reported no revenue from implementation services in fiscal 2005 as compared to $23,925 in fiscal 2004. In fiscal 2004 the revenue from access services and the revenue from implementation services resulted from a contract with The Great Atlantic and Pacific Tea Company, Inc., which was substantially completed in fiscal 2004.

OPERATING EXPENSES

         Total operating expenses during fiscal year 2005 increased by $9,030,441 or approximately 164% as compared with fiscal year 2004. Freight transportation expenses in fiscal year 2005 increased by $6,691,865 or approximately 423% compared with fiscal year 2004, and reflect the increase in our freight transportation revenue in fiscal 2005. As a percentage of expense to revenue, freight transportation expense remained relatively constant from fiscal 2004 to fiscal 2005. Most freight transportation expenses are variable costs associated with moving freight that increase by relatively the same percentage as freight transportation revenue when gross margins are constant as was the case during fiscal year 2005.

         Selling, general and administrative expenses increased by $2,338,575 or approximately 59% in fiscal year 2005 from fiscal year 2004. Approximately 72% of this increase was attributable to increases in salaries, benefits and consulting fees and the remainder of the increase was attributable to increases in advertising and marketing, depreciation and amortization, legal and accounting, rent and Web hosting expenses.

         Salaries, benefits and consulting expenses increased by $1,678,168 or approximately 60% in fiscal year 2005 from fiscal year 2004. Included in this increase was an increase in salaries and benefits of $477,051 or approximately 32%. The increase in salaries and benefits was associated with the addition of the employees in CXT and Power2Ship Intermodal which had expenses of $153,610 and $19,189, respectively, compared with none in the prior fiscal year which was prior to their March 2005 acquisitions as well as to salary increases for other employees. Consulting fees increased by $1,201,117 or approximately 93% in fiscal year 2005 from fiscal year 2004 which was attributed to the larger number of consultants that we engaged in fiscal year 2005 to provide financial, legal, government, public relations, technology and other services as compared with fiscal year 2004.

         Other selling, general and administrative expenses increased by $660,407 or approximately 57% in fiscal year 2005 from fiscal year 2004. The most significant expenses contributing to this increase included:

         o Advertising and marketing expenses, including convention and trade show expenses, increased by $151,007 or approximately 168% to $241,141 in fiscal year 2005 from $90,134 in fiscal year 2004. This increase primarily consisted of costs associated with hiring a marketing firm to prepare advertisements and other collateral materials, printing collateral materials for our carrier customers and placing advertising in trade periodicals. Partially offsetting these increases was a modest decrease in expenses associated with attending and participating in national and regional transportation industry conventions and trade shows,

         o Depreciation and amortization of intangible assets increased by $152,921 or approximately 195% to $231,197 in fiscal year 2005 from $78,276 in fiscal year 2004. This increase primarily resulted from significantly higher amortization of our intangible assets including software development costs, intellectual property acquired during fiscal year 2005 from three of our executives and the customer lists acquired in our two acquisitions consummated in March 2005. We expect depreciation and amortization of intangible assets to increase to approximately $400,000 during fiscal year 2006 as the customer lists acquired in our two acquisitions are amortized for the entire fiscal year as compared with the period from the acquisition date in March 2005 until June 30, 2005,

         o Legal and accounting fees increased by $52,469 or approximately 19% to $330,089 during fiscal year 2005 from $277,620 in fiscal year 2004. This increase resulted from higher legal and accounting fees related to public reporting requirements, litigation and other legal matters incurred in the ordinary course of business in fiscal year 2005 compared with fiscal year 2004. We expect legal and accounting expenses to be approximately $150,000 to $250,000 during fiscal year 2006 depending on the number and complexity of capital raising transactions, business combination transactions, if any, and non-standard customer agreements,

         o Rent expense increased by $81,038 or approximately 67% to $202,624 in fiscal year 2005 from $121,586 in fiscal year 2004. This increase consisted of a $62,420 increase in rent for our facility in Boca Raton, Florida as the one-year period during which we paid discounted rent ended in June 2004 and $18,619 in rent paid for the Columbia, South Carolina facility occupied by the personnel from our CXT subsidiary since it began operations in March 2005. We expect rent and maintenance expense for these two facilities in fiscal year 2006 to be approximately $250,000,

         o Web hosting expenses, including software license fees, increased by $86,682 or approximately 133% to $151,724 in fiscal year 2005 from $65,042 in fiscal year 2004. This increase was attributed to our receiving approximately $75,000 in credits from our Web hosting vendors during fiscal year 2004 and for an additional $12,000 in software license fees during fiscal year 2005. We expect Web hosting expenses, including software license fees, to be approximately $164,000 during fiscal year 2006, and

         o Other selling, general and administrative expenses also increased by approximately $155,000 during fiscal 2005 which includes expenses primarily related to travel and entertainment, recruiting and office supplies and equipment of our CXT subsidiary for which we did not have comparable expenses during fiscal year 2004.

OTHER INCOME (EXPENSE)

         Total other expense increased by $793,718 or approximately 172%, in fiscal year 2005 as compared with fiscal year 2004. This increase consisted of an increase of $814,290 or approximately 176% in interest expense offset by a gain of $18,111 from forgiveness of debt. The increase in interest expense for fiscal year 2005, which includes the amortization of deferred financing costs associated with the debt, was associated primarily with the following:

         o the $1,697,000 principal amount 14.25% secured convertible debentures we issued in March and April 2004 which had a full year of interest expense in fiscal year 2005 versus approximately three months of interest expense during fiscal year 2004;

         o the $2,000,000 principal amount 5% secured convertible debentures we issued in June and September 2004 which had a full year of interest expense in fiscal year 2005 versus none during fiscal year 2004;

         o interest expense of $76,464 for accounts receivables financing for CXT and Power2Ship Intermodal for which no there was no comparable expense in fiscal 2004; and

         o shares of common stock issued to pay certain vendors having a value that was $114,075 greater than the amount owed.

         We expect interest expense to be approximately $750,000 in fiscal year 2006 assuming no further conversions or redemptions of our convertible debentures and our revolving credit facility from Mercantile Capital averaging approximately $550,000.

         We paid preferred stock dividends having a market value of $84,100 during fiscal year 2005, a decrease of $1,262,944, or approximately 94%, from fiscal year 2004. This decrease was related to our Series B and Series C convertible preferred stock which have conversion provisions that entitled the preferred shareholders to convert their preferred stock into common stock at less than the market price of the common stock on the date the preferred stock was issued. These conversion provisions represented beneficial conversion features that were recognized as $1,259,312 of preferred dividends during fiscal year 2004.

         We reported a loss available to common stockholders of $6,645,320 for fiscal 2005 as compared to a loss available to common stockholders of $5,239,773 for fiscal 2004.

LIQUIDITY AND CAPITAL RESOURCES

         We have experienced losses and negative cash flows from operations since our inception. For the six months ended December 31, 2005 and the fiscal years ended June 30, 2005 and 2004, our cash flows have been as follows:

                                            Six Months Ended         Fiscal Years Ended June 30,
                                            ----------------         ---------------------------
                                            December 31, 2005            2005            2004
                                            -----------------        -----------     -----------
                                               (unaudited)
Net cash used in operating activities         $ 1,151,637            $ 3,200,848     $ 2,258,017
Net cash used in investing activities         $   263,937            $   647,401     $   419,945
Net cash provided by financing activities     $ 1,774,668            $ 3,853,872     $ 3,446,774

         As of December 31, 2005, we had an accumulated deficit of $21,258,554, a stockholders' deficit of $1,734,920. Our independent auditors' report on our financial statements for fiscal year 2005 contained an explanatory paragraph regarding our ability to continue as a going concern based upon our auditor's concluding that we did not having enough capital or commitments for capital that would be sufficient to fund our operations through June 30, 2006. Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due until such time, if ever, that we are able to increase our revenues and generate profitable operations. While we have been successful in increasing our revenues, we are not profitable and will be required to raise additional working capital. Because we have no firm commitments from any third party to provide this financing, we cannot assure you we will be successful in raising working capital as needed. There are no assurances that we will have sufficient funds to execute our business plan, pay our obligations as they become due or generate positive operating results. If we are unable to raise additional capital, we may be required to reduce or eliminate certain of our operations.

         At December 31, 2005, we had a working capital deficit of $4,024,700 as compared with a working capital deficit of $38,477 at June 30, 2005. This $3,986,223 decrease in working capital during this six months was attributed to a $606,765 increase in current assets that was more than offset by a $4,592,988 increase in current liabilities. The change in current assets consisted of increases in cash of $359,094 and accounts receivable of $305,232 offset by a decrease in short term notes receivable of $50,000 and a decrease in prepaid expenses of $7,561. The change in current liabilities consisted of increases in the current portion of convertible notes payable of $3,183,037, accounts payable and accrued expenses of $464,378, accrued salaries of $83,405, an increase in the outstanding balance of our line of credit of $172,168 and an increase in short term notes payable of $690,000.

         During the six months ended December 31, 2005, our cash balance increased by $359,094. This increase was the result of $1,774,668 provided by financing activities that partially was offset by $1,151,637 used in operating activities and $263,937 used in investing activities. This compared with a decrease in our cash balance of $817,601 during the six months ended December 31, 2004 as a result of $1,675,159 used in operating activities and $289,096 used in investing activities that partially were offset by $1,146,654 provided by financing activities.

         During the six months ended December 31, 2005, we used $1,151,637 in operating activities which was made up of our net loss of $2,202,461 that partially were offset by changes in operating assets and liabilities of $72,032 and a decrease in allowance for doubtful accounts of $62, depreciation and amortization of $817,819 and issuances of our common stock, options and warrants as payment for services, interest and compensation of $160,911. This compared with $1,675,159 used in operating activities during the six months ended December 31, 2004 which consisted of our net loss of $2,224,452 that partially was offset by changes in operating assets and liabilities of $7,258, depreciation and amortization of $351,450 and issuances of our common stock, options and warrants as payment for services, interest and compensation of $190,585.

         The $263,937 cash used in investing activities during the six months ended December 31, 2005 consisted of $186,634 for development of our internal use software and $77,303 for purchases of property and equipment. This compared with $289,096 used in investing activities during the six months ended December 31, 2004 which consisted of $100,000 disbursed to GFC, Inc. prior to our acquisition of certain of its assets, $179,284 for development of our internal use software and $9,812 for purchases of property and equipment.

         During the six months ended December 31, 2005, we generated net cash from financing activities of $1,774,668 which consisted of net proceeds of $720,000 from the issuance of units consisting of unsecured convertible debentures and warrants, $50,000 from repayment of a short term loan to an unrelated party, $832,500 from the issuance of units consisting of common stock and warrants and $172,168 from our revolving line of credit. This compared with net cash provided by financing activities of $1,146,654 during the six months ended December 31, 2004 which consisted of net proceeds of $900,000 from the issuance of convertible promissory notes, $110,000 from the issuance of short term unsecured promissory notes and $166,654 from our revolving line of credit less $30,000 from the repayment of promissory notes.

         We have two revolving lines of credit secured by our accounts receivable. We have a $1,000,000 credit facility with Mercantile Capital, L.P. secured with the accounts receivable of Power2Ship, Inc., excluding its subsidiaries CXT and Power2Ship Intermodal, Inc., and a $2,000,000 credit facility with BB&T Corporation secured with the accounts receivable of CXT. The Mercantile Capital facility is effective until May 31, 2006 and the BB&T facility is in effect until February 2007.

         We estimate that the $1,196,847 we had on hand at December 31, 2005 and, since January 1, 2006, our receipt of $917,500 in net proceeds, $427,500 pursuant to our unit offering that closed on February 13, 2006 and $490,000 of our Series D 8% unsecured convertible debentures, an expected decrease in cash used in operations as a result of our increasing transportation and MobileMarket(TM) revenue and additional borrowings from our revolving credit facilities, will be sufficient to fund our operating activities until approximately June 2006. Between May 2006 and September 2006, an aggregate of $4,082,000 of our debentures and notes become due, including the$1,950,000 principal amount Series B 5% secured convertible debentures due between June 2006 and September 2006,and the $1,597,000 principal amount 14.25% secured convertible debentures due on December 31, 2006. We intend to seek to undertake restructuring of our financial obligations with the various debenture holders.

         Our future capital requirements depend primarily on the rate at which we can decrease our use of cash to fund operations. Cash used for operations will be affected by numerous known and unknown risks and uncertainties including, but not limited to, our ability to successfully market our products and services, the degree to which competitive products and services are introduced to the market, and our ability to attract key personnel as we grow. As long as our cash flow from operations remains insufficient to completely fund operations and satisfy our obligations as they become due, we will continue depleting our financial resources and seeking additional capital through equity and/or debt financing. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of Power2Ship held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. There can be no assurance that acceptable financing to fund our ongoing operations and for future acquisitions or for the integration and expansion of existing operations can be obtained on suitable terms, if at all. Our ability to continue our existing operations, satisfy our obligations as they become due and to continue to implement our growth and acquisition strategy could suffer if we are unable to raise the additional funds on acceptable terms which will have the effect of adversely affecting our ongoing operations and limiting our ability to increase our revenues or possibly attain profitable operations in the future. We are constantly evaluating our cash needs and current burn rate, and we have a strategy whereby certain non-essential personnel and administrative costs will be reduced or eliminated so that we may continue to meet operating obligations until such time as we can raise additional working capital. If we are unable, however, to secure the necessary additional working capital as needed, we may be forced to curtail some or all of our operations.

CRITICAL ACCOUNTING POLICIES

         Financial Reporting Release No. 60, which was released by the SEC, requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Note 1 to our consolidated financial statements appearing elsewhere herein includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. The following is a brief discussion of the more significant accounting policies and methods used by us:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

         We follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the reported revenue streams of our company:

         Freight transportation revenue consists of the total dollar value of services purchased from us by our customers. We recognize freight transportation revenue when shipments of goods reach their destinations and the receiver of the goods acknowledges their receipt by signing a bill of lading. At that time, our obligations to the customer are completed and collection of receivables is reasonably assured. Emerging Issues Task Force Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent", establishes the criteria for recognizing revenues on a gross or net basis. When we provide these freight transportation services, we are the primary obligor, we are a principal to the transaction not an agent, we have the risk of loss for collection, we have discretion to select the supplier when we do not supply the services and we have latitude in pricing decisions.

         Access services revenue is recognized in the month that access to the P2S MobileMarket is provided to customers. When we provide equipment to customers, in conjunction with providing access services to them, on any basis in which ownership is retained by our company, then we account for equipment provided to the customer as part of the access services agreement and revenue is recognized ratably over the term of the agreement.

         Implementation services revenue, generated pursuant to software development contracts with customers, is recognized on the percentage of completion basis for each deliverable in the contract. Revenue from implementation services is expected to be insignificant as a percentage of total revenue in the foreseeable future.

         We use SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provision of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 has been applied. We have elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 and SFAS No. 148. As of January 1, 2006, we have adopted SFAS 123R.

         Based on the guidance in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets", we evaluate long-lived assets, such as property and equipment and intangible assets subject to amortization for impairment at each balance sheet date. Among the factors considered in such evaluations are the occurrence of a significant event, a significant change in the environment in which the business assets operate, or if the expected future undiscounted cash flows assets are determined to be less than the carrying value of the assets. If impairment is deemed to exist, an impairment charge would be recognized equal to the amount by which the carrying amount of the asset exceeds the fair value of the assets. Management also evaluates events and circumstances to determine whether revised estimates of useful lives are warranted. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet. As of December 31, 2005, management expects its long-lived assets to be fully recoverable.

                                    BUSINESS

         We provide transportation services to the freight industry. We provide these services utilizing transportation assets that we lease or own, that we have under contract with the owner-operators of the transportation equipment, and that we arrange for on a non-asset basis, meaning we rent the transportation equipment with drivers that are required by our customers. As an integral part of our transportation services, our customers currently have free access to our proprietary P2S MobileMarket(TM), an Internet-based software program that delivers supply chain, tracking and logistics information. Our mission is to provide our customers with easily accessible and useful information that allows them to be more profitable by improving the utilization of transportation assets and optimizing the efficiency of the supply chain.

         We are also seeking to leverage the P2S MobileMarket(TM), which presently is being utilized predominantly by us on an internal basis, to broaden our revenue base by offering access to the MobileMarket(TM) to other transportation service companies on a monthly subscription basis and through fees generated from providing logistics optimization and other services to these third party companies, as well as through the development of solutions that address global transportation security issues. We believe that our secure, wireless, Internet-based system, which uses global positioning satellite technology, can become a key component in the security solutions being developed by other companies. Our P2S MobileMarket(TM) system is capable of capturing and processing data transmitted wirelessly from other technologies that could be part of any comprehensive security system.

OUR BUSINESS

         We are an information technology company that has developed the P2S MobileMarket(TM), an Internet-based, patent-pending software application that captures, processes and displays transportation information, forecasts the availability of transportation assets, and matches that future capacity with freight that needs to be transported throughout the United States. In addition, the freight and transportation assets can be tracked while in transit if their location is provided to the P2S MobileMarket(TM) either by electronic transmissions communicated by wireless devices which may be installed in the transportation assets or by manual input through the P2S MobileMarket(TM) Website. We believe that this matching, tracking and other logistics information provided by the P2S MobileMarket(TM) enables our member shippers and carriers to make better informed transportation decisions and improves the efficiency of their supply chain.

         As an application service provider (ASP), we provide our shipper and carrier members with user names and passwords to gain secure access to the P2S MobileMarket(TM) through the Internet. Membership is granted once users have completed a registration form on our Website and supplied the required supporting documentation. We currently provide members with free access to the P2S MobileMarket(TM) as a member benefit. We only generate transactional revenue when we match our member carriers' transportation assets to our member shippers' transportation needs and arrange to move their loads. In order to be a principal in these types of transportation transactions, we were required to apply for, and obtained, a license from the United States Department of Transportation, Federal Motor Carrier Safety Administration as a broker arranging for transportation of freight by motor vehicle. This license initially was issued in August 2002 and remains current.

         Also in fiscal year 2003, we began providing some of our large shipper customers with software development and customization services to interface their existing software with the P2S MobileMarket(TM). Power2Ship offers a wide range of other logistics services that reduce or eliminate supply chain inefficiencies and regularly identify opportunities for providing such services to our current and prospective shipper customers. We specify the services to be provided in consulting agreements customized for each customer.

         In March 2005, in order to accelerate the volume of activity in the P2S MobileMarket(TM), we acquired the assets of Commodity Express Transportation, a South Carolina-based third party logistics (3PL) company serving the Southeastern United States which now comprises our CXT subsidiary. This acquisition resulted in an increase in the number of member shippers and member carriers using, and being matched through, the P2S MobileMarket(TM). CXT is licensed by the United States Department of Transportation, Federal Motor Carrier Safety Administration as both a freight carrier and a freight broker. It operates a fleet of approximately 85 tractors, including 45 owned units and 40 from owner-operators with whom it has independent contractor's lease agreements, and 285 trailers, as well as a freight brokerage and a warehouse operation.


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
         In the first quarter of fiscal year 2006, CXT entered into an agreement with LTS, a freight transportation company in North Carolina, to provide transportation services for some of its customers and to encourage its 18 North Carolina drivers and independent owner-operators to enter into independent contractor's lease agreements with CXT. We agreed to pay LTS up to $135,000 over five years and three months on a monthly basis depending on the percentage of their former drivers and independent owner-operators that continued their lease agreements with CXT and the amount of their customers' business retained by CXT during this time period.

         CXT is seeking to acquire additional non-asset based trucking and third party logistics companies. In particular, it is seeking third party logistics companies with networks of agents and/or salespeople located throughout the country who can feed the information about their existing shippers and carriers into the P2S MobileMarket(TM). The loads currently processed by these companies then can be processed automatically through the P2S MobileMarket(TM) resulting in greater efficiency. Our ability to consummate any additional acquisitions will be subject to our raising sufficient capital.

         During fiscal year 2005, we handled a substantial portion of the freight transportation requirements to or from particular manufacturing facilities and distribution centers for Amcor PET Packaging and TBC Corporation. Collectively, these customers represented approximately 40% and 14%, respectively, of our gross revenue. Amcor PET Packaging is a leading global packaging company providing PET (polyethylene terephthalate) packaging solutions to the consumer products industry. CXT provides freight transportation services for several of Amcor's 14 United States manufacturing plants and warehousing services for one of Amcor's plants. Our Amcor transportation business is derived from our agreement with TPS Logistics, an independent freight brokerage company. TPS has an annual logistics agreement with Amcor that may be terminated under certain conditions with thirty days advance notification. TBC Corporation, a subsidiary of Sumitomo Corporation of America, is one of the largest wholesalers and retailers of tires in North America. We have no agreements with TBC Corporation.

         In March 2006, Power2Ship Intermodal entered into an agency agreement with an independent agent based in Detroit, Michigan. This agent is expected to generate additional revenue for our company for which the agent will receive commissions. This is the first of several similar relationships that are expected to be formalized in 2006 and beyond.

         We are also seeking to incorporate the P2S MobileMarket(TM) into solutions that address global transportation security issues. We are collaborating with L-3 Communications, a diversified provider of secure communication systems and specialized communication products. L-3 plans to have the P2S MobileMarket(TM) receive all the data transmitted wirelessly from the communication devices that it and other hardware companies provide for the global transportation security system. Since global transportation typically involves freight moving in containers aboard ocean-going vessels, in March 2005 we acquired a non-asset based drayage company that transports freight containers arriving at various ports and rail terminals. We plan to use this operation to test or validate certain aspects of the global transportation security system.

THE MATCHING PROCESS

         Shipper customers served by our non-asset based Florida operation communicate the details pertaining to their freight transportation needs, to us by electronic data interchange (EDI), telephone, facsimile, email, or manual data entry. All this data is incorporated into the P2S MobileMarket(TM) which


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
automatically seeks to match the shippers' requirements with transportation assets operated by our member carriers.

         In the event that a match is not made with an existing member carrier, we will contact additional "for hire" carriers to determine if they have available equipment and, if so, will negotiate a price to move the load. New carriers must provide a copy of their motor carrier license and certificate of insurance with the proper level of coverage, sign our motor carrier transportation agreement and become a registered member of the P2S MobileMarket(TM) prior to moving any loads for us. Once a carrier is selected, we book the load in the P2S MobileMarket(TM) which generates a load tender sheet confirming the rate and the load pick up and delivery locations. When the load is picked up, the carrier receives a bill of lading, signed by the shipper, listing all the items being shipped.

         The shipment can be tracked at any time from its pick up location to its destination through the P2S MobileMarket(TM) if the location information is input either automatically, from a global position system on board the truck that can wirelessly transmit the location, or manually by the carrier or Power2Ship. When the load arrives at its destination, the receiver accepts the load, noting any items damaged or missing on the bill of lading. We are responsible to our customers for any claims for damage to freight while in transit or performance and, in turn, our carrier is responsible to us. The carrier sends us their invoice and the signed bill of lading as proof of delivery at which time we submit an invoice to our shipper customer.

         Our CXT subsidiary processes shipments somewhat differently than our Florida-based operation. Since it operates its own transportation equipment and has contracts with owner-operators, it seeks to maximize utilization of these assets. Then, it utilizes the resources of our Florida-based operation to identify available transportation equipment before turning to its own freight brokerage operation and then to third party freight brokers to find a carrier to move the freight.

         Our P2SI subsidiary operates somewhat differently than either of our other operations. It receives its freight transportation requirements from independent transportation agents which have contracts with P2SI rather than directly from shipper customers. P2SI matches these shippers' requirements with the transportation assets of 20 owner-operators with whom it has independent contractor's lease agreements.

THE TRUCKING INDUSTRY

         Trucks dominate freight movement in North America. Generally, there are between four and seven separate truck movements required to make a typical finished good. For example, raw materials are transported to component manufacturers, components are shipped to assemblers, assemblers send goods to distributors and distributors transport goods to retailers. Even for imported products, a truck typically is involved at the dock or airport, and for final delivery to the customer.

         The trucking industry has been forced to offer specialized services in an effort to accommodate the demands of different products. For example, some products require refrigeration, others require certain delivery guarantees, others are only shipped in small loads, and yet others require a combination of different freight services.

         We believe that our P2S MobileMarket(TM) benefits the following segments of the trucking industry:


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
         o Truckload carriers who use their trucking assets to pick-up and deliver goods only for shippers needing the full capacity of a given truck are the largest and most diverse for-hire segment. These carriers are typically non-union operators that can operate as one driver in the vehicle or they can use driving teams to increase vehicle productivity;

         o Owner-operators, often called independent truckers, that own or lease a single truck or very small fleets. These independents play a vital role in the growth of many carriers who use them to expand operations without adding the fixed costs associated with equipment and drivers; and

         o Less-Than-Truckload (LTL) carriers which, as the name implies, use their trucking assets to pick-up and deliver goods for several shippers on the same trip. Many of these companies are characterized by networks of consolidation centers and satellite terminals. The average haul for national LTL carriers is about 650 miles and for regional LTL carrier approximately is approximately 250 miles.

         Additional carrier segments that could benefit primarily from the real-time tracking feature of our P2S MobileMarket(TM) include:

         o Private fleets operated by medium and large shippers who account for more than 50% of all truck movements and 35% of truckload volume, predominately medium to short haul. The visibility of the moving inventory is of substantial value for this type of movement. These carriers are prime targets for our global positioning system (GPS) solution with the modified asset tracking tool.

         o Dedicated contract carriers that are set up and run according to a specific shipper's needs. In addition, they offer other services such as warehousing and logistics planning. The visibility of the moving inventory is also of substantial value for this type of movement. These carriers are also prime targets for our GPS solution with our modified asset tracking tool.

         o Van lines that move household goods, office equipment, trade show and museum displays.

         Freight rates increase as shipping requirements become more specialized. Shipping rates are extremely inconsistent across the different market segments based on supply and demand of transportation assets availability. These price variances, as well as operational inefficiencies, contribute to higher transportation costs and lower profit margins for shippers and shippers have been forced to look for alternatives to remain competitive. We believe that the trucking industry can respond to this need to lower rates through the implementation of a more efficient shipping and communication system.

         To compete effectively today, we believe that small and medium sized trucking companies must use computer and wireless communication systems to enhance customer service and productivity and attract as well as to enhance their abilities to retain quality drivers and other personnel by providing competitive compensation, fringe benefits and other incentives. We believe that our MobileMarket(TM) will cost-effectively enable carriers to meet these challenges.


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
THE P2S MOBILEMARKET(TM)

         We designed our P2S MobileMarket(TM) to help smaller motor carriers compete more effectively with large carriers, while also providing valuable logistics services to both small and large shippers. This information, accessed through a password-protected portion of our Web site at www.power2ship.com, helps shippers and carriers by enabling them to minimize excess transportation capacity of carriers, execute freight transactions online and easily track the movement of loads and/or trucking assets online.

         The P2S MobileMarket(TM) is a complex data exchange formulated to identify in real-time the current locations of drivers, with tractors and trailers, and their destinations. Rather than just knowing which driver and truck are connected with each shipment, the MobileMarket(TM) determines when and where available capacity will exist. This current and future capacity is captured in our programs and our shipper customers are able to sort capacity data and identify the closest available carrier at the best price. This sorted capacity data is displayed online to the shipper for its selection.

         For this software to function, certain information must be collected and maintained in our MobileMarket(TM). We have built a tool for carriers to use, without charge, which extracts the information required to execute the transactions electronically. This tool, which we refer to as our Asset Management Tool, maintains:

         o    descriptions of carriers' terminal locations and facilities;
         o drivers' names, qualification, work schedule, licenses and permits;
         o    tractor manufacturer, model, type and year;
         o    trailer manufacturer, model, type and year;
         o    rates for transportation services; and
         o    lanes of transportation services.

         We believe that this information enables carriers' dispatchers to manage their trucking assets more effectively by tracking these assets, and it also helps them to determine which trucking asset combination is recommended for a given shipment. At the same time, the unused capacity, or future unused capacity, is displayed in the P2S MobileMarket(TM) for our shipper customers to view and select as shipments are input.

         In order to complete the marketplace concept for the shipper side of the transaction, we built a shipping tracking and load input screen into the MobileMarket(TM) which provides shippers with a single place to view the location and status of each load booked, en-route and delivered. This screen also consolidates information collected from all carriers currently being used by our shipper customer and, on posted shipments, displays the names and prices of any carriers with available capacity to move the shipment. We believe our product enables our shipper customers to easily track all of their shipments no matter how many carriers they use, as well as being able to identify those carriers with available capacity closest to their pick-up locations for the lowest prices. Some of the information collected to create the shipment tracking and load input screen includes:

         o    shippers' distribution or pick-up locations, including hours of operation, number of docks, and shipping and receiving hours;
         o    shippers' preferences/requirements for carriers, such as types of equipment, amount of insurance and historical performance; and
         o    shipper's payment methods and terms.



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
         Once this information has been collected from shippers and carriers, our MobileMarket(TM) facilitates the execution of transportation transactions by creating:

         o    scheduled and actual pick-up and delivery times;
         o    electronic bills of lading;
         o alerts upon exception generation which are delays in scheduled pick-ups or deliveries;
         o    real-time asset/shipment locations; and
         o electronic versions of receiver's signatures upon shipment delivery.

         We charge the shippers who use our P2S MobileMarket(TM) primarily based upon their actual usage of the system without requiring them to purchase any software or hardware. Carriers who use our system have unlimited access and use of the system for free, although they may choose to purchase vehicle locator and communication devices offered by us to enhance the benefits they derive from the system.

         Some of the benefits that we believe shippers may derive from using the P2S MobileMarket(TM) include:

         o a single, consolidated online page listing any carriers meeting their pre-defined load, performance and pricing requirements having excess capacity (equipment) to move their loads;
         o online access to carriers' profiles and historical performance information prior to selecting the desired carriers;
         o reduces the time spent searching for carriers thus enabling logistics personnel to concentrate on other transportation tasks;
         o frequently updated location information of inbound loads and, if the shippers have a captive fleet, outbound loads thus enabling shippers to more accurately schedule advertising campaigns, warehouse personnel, etc.;
         o receive automatic notification and alerts of probable delivery delays providing more time to develop and implement contingent plans;
         o electronic bill of lading and exception management tools permit exact settlements, significantly improving relations with vendors and carriers;
         o customized management reporting utilizing historical data is available for an additional charge;
         o custom development of interfaces to legacy systems of large shippers; and
         o access to logistics experts that will use third-party software to analyze historical data and recommend supply chain optimization strategies.

         Some of the benefits that we believe carriers may derive from using the P2S MobileMarket(TM) include:

         o free use of an online asset management tool to set-up, store, update and track their trucking assets, such as tractors, trailers and drivers, and provide trucking asset utilization reports;
         o frequently updated location information available to constantly track trucking assets;
         o receive automatic notification and alerts to pro-actively address possible delays and problems;
         o loads offered to qualified carriers with excess capacity without freight brokerage fee or sales commission;
         o we pay carriers and assume responsibility for collecting payment from shippers;

         o    accelerated payment options;
         o damaged or improper quantities of goods reported to all parties resulting in faster resolution; and
         o access to historical transaction data for reporting and performance metrics.

         During fiscal year 2005 we spent approximately $361,784 on developing our internal use software and Web site as compared to approximately $340,172 spent during fiscal year 2004. The expenses we incurred related to developing and enhancing our internal use software and Web site are primarily salaries and other personnel-related expenses.

FUTURE REVENUE SOURCES

         In the future, as we continue to expand our operations and introduce new services, we may also generate revenue from new service offerings including:

         o monthly subscription fees charged to shippers for unlimited access to the P2S MobileMarket(TM) which, if we are receiving location information from the carriers of their freight, enables the shipper to have visibility of these shipments while in transit. We do not presently charge subscription fees to any of our shipper customers since a free introductory period is being offered in order to attract more customers to this service.

         o logistics optimization fees charged to shippers seeking to identify and implement strategies to improve the efficiency of their supply chain. In order to support this service we will use sophisticated logistics optimization software to analyze the historical information collected for a particular shipper, identify embedded trends of activity, and recommend methods of improving complete supply chain strategies for them. This service will become available to all shippers once they have sufficient historical information collected in the P2S MobileMarket(TM).

         o monthly access services fees for carrier customers that want to receive a higher level of service, in which their transportation equipment is tracked on a "real time" basis and wireless communication is able to take place between the Company's web site and the truck. These customers will need to install vehicle locator and communication devices provided by the Company. Our present business model envisions offering this service to our carrier customers pursuant to three year contracts, with a monthly fee of $79 per truck. Our mobile device consists of a vehicle locator device (GPS) and a handheld personal digital assistant
              (PDA). The GPS is easily installed in the truck's cab and connected to the truck's battery for power. It uses global positioning system technology to determine specific latitude and longitude coordinates. Next, an internal modem in the GPS wirelessly transmits the location data to the nearest cellular tower. This data is then sent over a terrestrial network to reach the Internet and transmitted to the P2S MobileMarket(TM). The PDA contains our proprietary software that enables communication of location and other transportation-related information between drivers and the P2S MobileMarket(TM) when connected to the GPS. We have negotiated agreements to provide wireless connectivity to carriers at very competitive rates with T-Mobile. We have provided a total of 50 of our vehicle locator and communication devices to sixteen carriers on a no-charge trial basis while we were finalizing this product offering. In January 2006, we began offering these devices to our carrier customers for $39 per truck

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
              per month and currently have three carriers paying this rate for the use of sixteen of these devices; however, we have generated an immaterial amount of revenue from this product offering.

         We also are collaborating with several technology and defense companies that, in response to the Homeland Security Act and Operation Safe Commerce, are working to develop solutions that address global transportation security issues. We believe that our secure, wireless, Internet-based system which uses a combination of global positioning satellite technologies can become a key component in the security solutions being developed by other companies to counteract the threat of terrorism. Our system is capable of capturing and processing data transmitted wirelessly from other technologies that may be part of any comprehensive security system. Examples of these technologies include radio-frequency identification (RFID) tags fastened to the outside of containers and/or trailers, smart tags affixed to the goods inside shipping containers, electronic seals applied at the time the container is loaded and the ability to alert a truck's owner or authorities if a vehicle deviates from its designated route. As described later in this section under "Recent Developments," in November 2004 we formed a new division to focus on these efforts.

         In August 2005 we announced that we were collaborating with L-3 Communications Security and Detection Systems, Inc. on a comprehensive, end-to-end solution for secure and efficient container transportation worldwide. The collaboration is subject to the execution of a definitive agreement with L-3 Communications. While we are engaged in negotiations with L-3 regarding the details of a definitive agreement, there can be no assurances, however, that we will enter into any definitive agreements with L-3 Communication or any of the other companies we are in discussions with or that we will ever generate any significant revenue or profits from such agreements.

SUPPORT FOR OUR P2S MOBILEMARKET(TM)

         In the second quarter of 2003, we entered into a non-exclusive distributor agreement with Wireless Links, Inc., a developer and marketer of GPS locator devices. Under the terms of this agreement we have the right to license and distribute these products to our customers located in North America. This company has agreed to a special pricing arrangement that is based upon quantities ordered, a monthly license fee of $15.00 per device and 10% of any activation commission we receive as a result of activation of the devices on wireless networks. These costs are factored into the 36-month access/service contracts which we enter into with carriers described above. We are obligated to make these monthly licensing fees per device to the company even if our customer is not paying our monthly fees. The agreement provides for termination by either party under certain circumstances, and upon the expiration of the initial three-year term is renewable for successive one-year terms upon the consent of the parties.

         In September 2002, we entered into a three-year agreement with BellSouth Corporation to provide a comprehensive communications solution for the P2S MobileMarket(TM) at BellSouth's highly secure-business center in Miami, Florida. In August 2003, International Business Machines Corp. (IBM) assumed BellSouth's obligations under this agreement to provide us with dedicated hosting and support services to us at this facility. Upon the expiration of the agreement we maintained our production Web server, house all of our front-end Web pages or application interfaces, and our production database server, house our back-end database, in our corporate offices. We back-up these servers daily and maintain two months of backup tapes in a secure location. We have recently entered into an agreement with MCI to provide us with dedicated hosting and support services which we believe will provide better service at a reduced cost to us.

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
KEY CUSTOMERS

         CXT had one major customer that generated revenue of $3,658,580 or approximately 40% of our total revenue during fiscal year 2005. One other major customer accounted for $1,291,626 or approximately 14% of our total revenue during fiscal 2004. For the six months ended December 31, 2005, our largest customer represented approximately 53% of our total revenue and no other customer accounted for more than 10% of our total revenue.

SALES AND MARKETING RELATIONSHIPS

         We market our products and services to both shippers and carriers. Our sales and marketing efforts to expand our carrier base are focused on small to mid-sized carriers while we target shippers of all sizes. We use a combination of direct sales calls and trade show appearances to market our products and services. Our in-house P2S MobileMarket(TM) sales organization based in Florida and New Jersey is comprised of three salespeople who are supported by an implementation manager, two customer service reps and four freight brokers. We anticipate expanding this organization as our business increases, and we do not anticipate that we will have any difficulty in locating experienced personnel to fill any new sales and marketing positions we may create in the future.

         Sales by CXT are the sole responsibility of the President of CXT. The sales to CXT's largest customer are supported by an in-house freight brokerage organization.

         Our Power2Ship Intermodal sales organization generates its sales primarily through two independent transportation agents, one located in Newark, New Jersey and the other in Charlotte, North Carolina, and our Director of Agent Relations who is responsible for recruiting and monitoring the performance of additional transportation agents throughout the country.

STRATEGIC RELATIONSHIPS

         In June 2005, we entered into an agreement with Welley Shipping Company (China) Limited, Beijing Branch, a logistics and freight forwarding division for China Ocean Shipping (Group) Company ("COSCO") to cooperate in providing logistics services for freight being transported aboard COSCO's ocean-going vessels between the People's Republic of China ("PRC") and the United States and other ports outside the PRC. COSCO is a diversified service company focusing mainly on shipping and modern logistics businesses with 2004 revenue of approximately $17 billion including revenue from transporting over 2 million containers to the U.S. alone. In addition, Welley has agreed to act as the handling agent for all of our customers' cargo coming into PRC ports and Welley has agreed to use us as the handling agent for their customers' cargo coming in to United States ports. We have not obtained any new customers as a result of this agreement and we cannot assure you that we will do so in the future.

         In October 2003, we entered into an agreement with Comdata Corporation(R) which allows us to access the Comdata Express Cash system to settle rapidly and efficiently with our carrier customers. This arrangement allows our carrier customers to access funds we pay them for freight transactions processed through the P2S MobileMarket(TM) using a private labeled Power2Ship Comdata card. They are able to withdraw funds we transfer to them at no additional cost with a Comchek(R) convenience card at all locations that support the Comdata Network or have funds direct deposited to their bank accounts. Our carrier customers can also access their funds from over 400,000 Cirrus(R) ATM locations and through the Maestro(R) network.




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
COMPETITION

         The transportation services industry is highly competitive and fragmented. We compete against a large number of other asset based and non-asset based transportation companies, as well as non-asset based logistics companies, third party freight brokers, carriers offering logistics services and freight forwarders. We believe that our P2S MobileMarket(TM) software provides us with a competitive advantage since it offers both shippers and carriers with an easily accessible logistics information tool that enables them to track their loads and transportation assets at all times and allows them to be more profitable by optimizing the efficiency of the supply chain. We also believe that our established relationships and past performance with many of our shipper customers provides us with a competitive advantage. However, as a result of our limited resources we cannot assure you that we will ever effectively compete in our market segments.

OUR HISTORY

         Power2Ship, formerly known as Jaguar Investments, Inc., was formed in Nevada on October 28, 1987. The company was initially a shell company with no business or operations. In December 2001, we acquired 100% of the issued and outstanding shares of common stock of Premier Sports Media and Entertainment Group, Inc. in exchange for 1,000,000 shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933. The shares of common stock issued by us to the Premier Sports Media and Entertainment Group shareholders in this transaction represented approximately 8% of our issued and outstanding common stock immediately after the transaction. Before this transaction we did not engage in any material business operations.

         On March 11, 2003, we consummated a merger with Freight Rate, Inc. d/b/a Power2Ship, under which Freight Rate became our wholly owned subsidiary. At the effective time of the merger, the holders of Freight Rate's common and preferred stock, warrants and options exchanged those securities for the following of our securities:

         o    11,907,157 shares of our common stock,
         o options to acquire an aggregate of 13,986,679 shares of common stock at exercise prices of $.38 to $.75 per share,
         o common stock purchase warrants to acquire 3,913,204 shares of our common stock at exercise prices of $.75 to $1.75 per share,
         o 100,000 shares of our Series X Preferred Stock which are convertible on March 11, 2004 into shares of common stock based upon the degree to which a one-year funding schedule of up to $2.5 million is met. If the entire $2.5 million of funding is concluded, the Series X Preferred Stock will be cancelled, and
         o 87,000 shares of our Series Y Preferred Stock issued to our CEO in exchange for an equal number of Freight Rate's Series C Convertible Preferred Stock owned by him at the time of the merger.

     For accounting purposes, the transaction was treated as a recapitalization of Freight Rate and accounted for as a reverse acquisition.

         In connection with the merger, R&M Capital Partners, Inc., a principal stockholder of our company prior to the merger with Freight Rate, agreed to cancel 2,650,000 shares of our common stock they owned for no consideration. Prior to the merger, R&M Capital Partners, Inc. owned an aggregate of 6,500,000 shares of our common stock, which represented approximately 52% of our outstanding common stock immediately prior to the merger. A term of the merger agreement as negotiated by Freight Rate provided that the Freight Rate shareholders would own 70% of our securities on a fully diluted basis following the closing of the merger. R&M Capital Partners, Inc., whose sole shareholder had been a shareholder of Premier Sports Media and Entertainment Group, Inc., agreed to the cancellation at our request in order to facilitate the merger. We believe R&M Capital Partners, Inc. agreed to the cancellation in order to facilitate our merger with Freight Rate based upon its business judgment and since Freight Rate was not prepared to complete the merger and allow R&M Capital Partners, Inc. to retain as significant as a concentration of stock in our company. Following the cancellation of these shares, R&M Capital Partners, Inc. owned 3,850,000 shares of our common stock. For accounting purposes, the cancellation of the 2,650,000 shares was treated as part of the recapitalization.

         Under the terms of the merger agreement, we issued an aggregate of 100,000 shares of our Series X Convertible Preferred Stock to holders of Freight Rate's common stock and Series C Convertible Preferred Stock prior to the transaction, including to Mr. Gass, a former member of our board of directors and Mr. Richard Hersh, our Chairman and CEO.

         Simultaneous with closing the merger we entered into a stock purchase agreement under which we sold 95% of the issued and outstanding common stock of Premier Sports Media and Entertainment Group to The DAR Group, Inc., an unaffiliated third party, in consideration for the forgiveness by The DAR Group of all of our indebtedness to The DAR Group of approximately $2.0 million and the assumption by The DAR Group of all of our liabilities as of the closing date of the stock purchase agreement.

         On February 25, 2005, we formed P2S Holdings, Inc., a Florida corporation, as a wholly owned subsidiary. Then, on March 21, 2005, CXT, a wholly owned subsidiary of P2S Holdings formed as a Delaware corporation on March 21, 2002, acquired certain assets and liabilities representing the business of Commodity Express Transportation, Inc., a South Carolina company engaged in the business of motor carriage specializing in full truckload transportation services primarily using dry vans.

         Under the terms of the mutual agreement we acquired the assets for a purchase price of $100,000 in cash and the assumption of liabilities in the amount of $193,655, of which $100,000 is described in greater detail below. At the closing we also assumed certain leases related to the operation of the seller's business, including tractor and trailer leases, owner/operator leases and a warehouse lease. We also entered into leases with the seller to lease certain commercial property and certain trailers described in greater detail below. At closing, we replaced certain deposits and letters of credit previously made or issued on the seller's behalf with third parties in the aggregate amount of approximately $145,000 related to the operation of the seller's business, and replaced additional letters of credit totaling approximately $20,000 after closing. The mutual agreement contained customary representations and warranties and cross-indemnification provisions.

         At closing we entered into an equipment lease agreement with Commodity Express Transportation to lease commercial trailers used to haul dry commodities. The monthly lease charges range from $170 to $240 per trailer and the lease expiration dates range from March 2006 to March 2010. The agreement contains customary default provisions, requires Commodity Express Transportation to pay for any damage to an individual trailer in excess of $250 and requires lessee to maintain and repair the trailers and tires as needed.

         CXT also entered into an agreement with TPS Logistics, Inc. wherein TPS engaged CXT as its exclusive carrier to perform all of TPS' transportation needs for its customers. The agreement will terminate the earlier of March 20, 2010 or when the agreement between TPS and its current largest customer is no longer effective. As compensation TPS will receive a percentage of all revenue derived from its current largest customer for freight hauled to and from Blythewood, S.C. Mr. W. A. Stokes is vice president and his wife is principal of TPS.

         We deposited the shares of CXT owned by P2S Holdings our wholly owned subsidiary and sole shareholder of CXT, into an escrow account for a period of two years following the closing of the transaction. During this period we retain voting rights over these securities. In the event of a default under the escrow agreement, the seller has the right to assume control of CXT during the period of default. Once the period of default has been cured, control of CXT reverts to us. A default under the escrow agreement would occur if CXT's net worth drops below certain level or if we are delinquent in our payments to Commodity Express Transportation, Stokes Logistics Consulting, LLC or TPS Logistics, Inc. under the respective agreements.

         On March 21, 2005, Power2Ship Intermodal acquired certain assets and liabilities representing the business of GFC, Inc., a company in the business of motor carriage specializing in intermodal drayage transportation services. Under the terms of the asset purchase agreement with GFC, Inc., we purchased certain of their assets including trucking and brokerage authority permits, contracts with shipping customers, agents, and truck owner-operators and escrow deposits for a purchase price of $300,000. The purchase price consisted of a $100,000 secured promissory note from the seller that we forgave and $200,000 to be paid $8,333.33 per month on the 24 consecutive monthly anniversaries of the closing date beginning on the first monthly anniversary of the closing date. As of December 31, 2005, we had paid $8,333 and recorded the remainder of these payments as $191,667 of notes payable. The last 12 monthly payments are subject to partial or full acceleration depending upon the amount of the gross freight revenue of Power2Ship Intermodal in the 13th month after the closing date. At the closing we also assumed the obligations corresponding to the escrow deposits. In addition, we issued the seller a warrant to purchase 200,000 shares of our common stock for $.27 per share for the three year period commencing on the closing date. The asset purchase agreement contained customary representations and warranties and cross-indemnification provisions.

GOVERNMENT REGULATION

         We are subject to licensing and regulation as a transportation broker and are licensed by the U.S. Department of Transportation ("DOT"). Power2Ship and CXT each has a DOT license to engage in operations, in interstate or foreign commerce, arranging or brokering transportation of freight (except household goods) by motor vehicle. CXT and Power2Ship Intermodal have DOT certificates and permits that authorizing them to engage in transportation as a common carrier of property by motor vehicle in interstate or foreign commerce. These DOT licenses remain in effect so long as we maintain adequate insurance coverage for the protection of the public as well as designation of our agents for service of process.

         The transportation industry has been subject to legislative and regulatory changes that have affected the economics of the industry by requiring changes in operating practices or influencing the demand for, and cost of providing, transportation services. We cannot predict the effect, if any, that future legislative and regulatory changes may have on the transportation industry.

INTELLECTUAL PROPERTY

         To protect our proprietary rights, we generally rely on copyright, trademark and trade secret laws, confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, copy or otherwise obtain and use some or all of intellectual property. In general, there can be no assurance that our efforts to protect our intellectual property rights will be effective or that these protections will be sufficient so as to prevent misappropriation of our intellectual property. Our failure or inability to protect our proprietary rights could materially adversely affect our business, financial condition and results of operations.

         In June 2005 we filed a patent application with the United States Patent and Trademark Office entitled "Dynamic and Predictive Information System and Method for Shipping Assets and Transport" which was based upon, and claims the benefit of, our provisional patent application no. 60/579,594 entitled "System and Method for Managing Logistics and Revenue Logistics for the Transportation of Freight" filed in June 2004. The patent application remains pending and we cannot be assured if or when it will be granted.

         In July 2005, we received Certificates of Registration from the United States Patent and Trademark Office officially registering the service marks "P2S" and "POWER2SHIP" and, in October 2005, we received the Certificate of Registration officially registering the service mark "MOBILEMARKET".

EMPLOYEES

         As of May 2, 2006, we had 20 full-time employees. None of our employees are subject to collective bargaining agreements, and we believe that we have satisfactory relationships with our employees. In addition, our subsidiary CXT uses approximately 60 people that are employees of a personnel leasing firm.

                                   MANAGEMENT

         The following table sets forth information on our executive officers and directors. All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualify. Our officers serve at the pleasure of our board of directors.

Name                        Age         Positions
----                        ---         ---------
Richard Hersh               63          Chief Executive Officer, Chairman of the  Board of
                                        Directors
Michael J. Darden           36          President and Director

         Richard Hersh. Mr. Hersh has been Chairman and Chief Executive Officer of our company since March 2003 and served in the same capacities with Freight Rate, Inc. from August 2001 until March 2003. Mr. Hersh served as Chief Operating Officer of Freight Rate, Inc. from 1998 until being elected CEO and Chairman in April 2001. Prior to joining Freight Rate, Inc., he held several management positions including Operations Manager of Express Web, Inc., Chief Executive Officer of TRW, Inc. a start-up recycling company, Vice President of Operations for Book Warehouse, a discount bookstore chain, and Director of Operations for Dollar Time. Also, Mr. Hersh founded and was Chief Executive Officer of Helyn Brown's, a retailer of women's apparel with stores in Florida and Louisiana, which he sold after approximately 16 years.

         Michael J. Darden. Mr. Darden has served as our president since April 2003 and a member of our board of directors since June 2003. From June 2002 until April 2003, Mr. Darden provided us with various consulting services in the areas of strategic planning, operations and logistics. From 1997 until June 2002, he was president of Darden Distribution & Warehouse Consulting, Inc., a company he founded which designed, developed, implemented and managed warehouse management systems, fulfillment and distribution systems, automated order entry systems and shipping manifest systems for several clients, as well as establishing and managing its own warehousing, manufacturing and distribution operations.

         All directors are elected at each annual meeting and serve until their successors are elected and qualified. Our officers serve at the pleasure of our board of directors.

KEY EMPLOYEES

         William A. Stokes. Mr. Stokes has served as President of Commodity Express Transportation, Inc. since March 2005. We have an employment agreement with Mr. Stokes with a current employment period through March 21, 2007 which shall be extended for one additional year unless terminated by the Company or Mr. Stokes at least 60 days before the expiration date. From 1982 until joining our subsidiary in 2005, he founded and was President of the South Carolina company from which we purchased certain assets and liabilities to commence the operations of Commodity Express Transportation, Inc. in March 2005.

         John Urbanowicz. Mr. Urbanowicz, 48, has served as our Vice President of Information Technology since January 2003. From June 2002 until January 2003, he provided us with various consulting services in the areas of technology, logistics and operations. During the approximately 20 years prior to joining our company, Mr. Urbanowicz was involved predominantly in the logistics and distribution fields as a distribution manager, general manager, information technology manager and, most recently, as a software and business consultant. From January 2002 until April 2002 Mr. Urbanowicz was Director Application Development for Independent Read360Network, Inc. where he was responsible for application design and development for content delivery to Palm and wireless devices through radio frequency (RF) and infrared radiation (IR) connectivity. From August 2000 until December 2001 he served as Vice President of Information Technology at Healthtrac Corporation where he was responsible for product definition and development of an online health portal and a health risk assessment tool including content management capability, and from April 1999 until June 2000 Mr. Urbanowicz was Vice President of Information Technology for Furkon, Inc. where he was responsible for overseeing day to day business operations along with overseeing in excess of 40 developers in design, testing and implementation of multi-tier browser based application using Java and Oracle.

         Arnold J. Werther. Mr. Werther, 49, has been employed by us since March 2004, serving as Director of Sales until August 2004 when he was appointed Vice President of Sales and Operations. From June 2003 until January 2004 Mr. Werther was Vice President Supply & Logistics Transportation for The Great Atlantic & Pacific Teach Company, Inc. (NYSE: GAP) where he was responsible for all logistics and transportation for the U.S. operations of that company. From July 2001 until March 2003 he was an Account Executive, America, for MARC Global, a Virginia-based company that is a provider of supply chain execution software and services, where he was responsible for new sales with U.S. third party logistics providers. From April 2000 to July 2001 Mr. Werther was a Strategic Account Executive with EXE Technologies, Inc., a Texas-based provider of fulfillment, warehousing and distribution software for e-commerce and traditional distribution channels. At EXE Technologies Mr. Werther was responsible for both new and existing business development. From 1999 until April 2000 Mr. Werther was Director of Distribution Operations for AEP Industries, Inc., a New Jersey-based worldwide manufacturer of plastic packaging films where he was responsible for directing all logistics functions, including customer service and inventory control operations at all seven domestic manufacturing plan locations and outside distribution centers. From 1997 to 1999 Mr. Werther was General Manger, Northeast Region, for National Distribution Centers, a New Jersey-based nationwide provider of third party logistics services where he was responsible for all aspects of regional sales and operations for 10 sites in the northeastern U.S.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our Board of Directors has not established any committees, including an Audit Committee or a Nominating Committee. The functions of those committees are being undertaken by the entire board as a whole. No member of our board is a financial expert. As we expand our board in the future we will seek to add one or more members who independent directors and financial experts.

CODE OF ETHICS

         We have adopted a Code of Ethics and Business Conduct to provide guiding principles to our principal executive officer, principal financial officer, and principal accounting officer or controller of our company in the performance of their duties. Our Code of Ethics and Business Conduct also strongly recommends that all directors and employees of our company comply with the code in the performance of their duties. Our Code of Ethics and Business Conduct provides that the basic principle that governs all of our officers, directors and employees is that our business should be carried on with loyalty to the interest of our stockholders, customers, suppliers, fellow employees, strategic partners and other business associates. We believe that the philosophy and operating style of our management are essential to the establishment of a proper corporate environment for the conduct of our business.

         Generally, our Code of Ethics and Business Conduct provides guidelines regarding:

         o conflicts of interest,
         o financial reporting responsibilities,
         o insider trading,
         o inappropriate and irregular conduct,
         o political contributions, and
         o compliance with laws.

                             EXECUTIVE COMPENSATION

                  The table below sets forth all cash compensation paid to our executive officers for services they rendered to us in all capacities during the fiscal years presented.

                                         SUMMARY COMPENSATION TABLE

                                                                        Long-Term Compensation
                                                                        ----------------------
                                                                       Restricted     Securities
Name and Principal   Fiscal    Annual Compensation       Other Annual     Stock       Underlying         All Other
    Position          Year     Salary         Bonus      Compensation     Awards     Options SAR (#)   Compensation
    --------          ----     ------         -----      ------------  ----------    --------------    ------------
Richard Hersh,        2005    $ 205,200(1)    $     0       $      0       $0           2,060,881            $0

Chief Executive       2004    $ 171,913(1)    $     0       $      0       $0                   0            $0
Officer               2003    $  62,947(1)    $     0       $      0       $0                   0            $0


Michael J. Darden,    2005    $ 194,395(2)    $ 9,304       $      0       $0           1,043,812            $0
President             2004    $ 148,319       $ 1,083       $ 19,200       $0                   0            $0
                      2003    $  14,450       $ 7,500       $ 50,725       $0           1,888,999            $0

(1) Includes accrued salary that remains unpaid as of the end of fiscal years 2005, 2004 and 2003, of $85,200, $51,913 and $3,600, respectively. On March 10, 2003, we issued Mr. Hersh a convertible promissory note in the amount of $135,000 in exchange for his forgiveness of $147,520 of accrued salary. The interest rate of the note is 8% per annum and it has a maturity date of June 30, 2006. The outstanding principal balance of the note may be converted at any time into shares of our common stock at a conversion price equal to the lesser of (a) $1.51 per share, or (b) 50% of the average of the closing bid price of the common stock for the five trading days immediately preceding the date of conversion, but not less than $0.75 per share

(2) Includes accrued salary that remains unpaid as of the date of this annual report of $2,292 at the end of fiscal year 2005.

                    OPTION GRANTS IN YEAR ENDED JUNE 30, 2005
                               (INDIVIDUAL GRANTS)

                     No. of Securities      % of Total Options/sars
                    Underlying Options       Granted to Employees          Exercise    Expiration
     Name              Sars Granted              in Fiscal Year             Price          Date
     ----              ------------              --------------             -----          ----
Richard Hersh              2,068,881                 37.0%                  $ 0.25     May 2, 2008

Michael J. Darden            977,604                 17.5%                  $ 0.25     May 2, 2008

         The foregoing excludes three year options granted in April 2005 to Messrs. Hersh and Darden providing each with the right to purchase 10% of the shares of common stock of CXT for an exercise price of $60,000.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                  No. of Securities
                                               Underlying Unexercised          Value of Unexercised
                       Shares                         Options At              In-the-money Options At
                      Acquired                      June 30, 2005                 June 30, 2005(1)
                         On        Value            -------------                 ----------------
Name                  Exercise    Realized  Exercisable     Unexercisable   Exercisable    Unexercisable
----                  --------    --------  -----------     -------------   -----------    -------------
Richard Hersh              0        n/a       6,182,642           0                0            0
Michael J. Darden          0        n/a       2,932,811           0                0            0

(1) Based upon the closing bid price of our common stock as reported on the OTC Bulletin Board on June 30, 2005 of $0.23.

DIRECTOR'S COMPENSATION

         We do not have any standard arrangements with members of our board of directors which provide them with compensation for any services provided as a director. In August 2003, at the sole discretion of the board of directors, we issued Douglas Gass, who was then a member of our board of directors, 50,000 shares of our common stock which were valued at $31,500, as compensation for services rendered by him. In May 2005, at the sole discretion of the board of directors, we issued Brett Kublin, who was then a member of our board of directors, a three-year option to purchase 132,417 shares of our common stock for $0.25 per share, as compensation for services rendered by him. In May 2005, at the sole discretion of the board of directors, we issued Richard Hersh, our chairman and chief executive officer, three-year options to purchase 2,060,881 shares of our common stock for $0.25 per share, as compensation for services rendered by him as an officer and member of the board. In May 2005, at the sole discretion of the board of directors, we issued Michael Darden, our president and board member, three-year options to purchase 977,604 shares of our common stock for $0.25 per share, as compensation for services rendered by him as an officer and member of the board. In the future, our board of directors, in its sole discretion, may determine to provide compensation to our independent, non-employee directors for their services on our board. We are unable at this time to estimate the amount of such compensation.

EMPLOYMENT AGREEMENTS

         Richard Hersh. Effective January 1, 2003, we entered into a five-year employment agreement with Richard Hersh to serve as our CEO. Under the terms of this agreement, at such time as we have received funding of at least $2 million or are reporting cash flow of at least $250,000 per month, Mr. Hersh will receive a base salary of not less than $150,000 for the first year of the agreement, with annual increases of at least 20% per year to be negotiated on each anniversary of the commencement date of the agreement. Until such time as we had received the funding Mr. Hersh was to receive a minimum of 75% of his base salary. He began receiving his minimum salary in 2003. He had accrued salary of $140,713 as of the end of fiscal year 2005.

         Mr. Hersh is eligible to receive a performance-based bonus based on 1% of our earnings before interest, taxes, depreciation and amortization (EBITDA) during each fiscal year but has not earned any performance-based bonuses. Mr. Hersh is also entitled to participate in all benefits we offer our senior executives as well as a monthly car allowance of $600. Under the terms of the agreement we granted Mr. Hersh options to purchase 750,000 shares of our common stock under our Stock Incentive Plan, with an exercise price of $0.50 per share, of which 250,000 shares have vested and the remaining 500,000 shares vest one-half on January 1, 2005 and the balance on January 1, 2006. The term of employment is automatically renewed for successive one year terms beginning on the five-year anniversary of the agreement, unless previously the agreement has been terminated according to its termination provisions or if either we or Mr. Hersh elect to terminate the agreement by written notice at least 90 days prior to the expiration of the then-current term of employment.

         Mr. Hersh is subject to customary non-competition and non-disclosure restrictions. The agreement terminates upon his death or disability, or it may be terminated by us with or without cause, or by Mr. Hersh with good reason. In the event of a termination upon Mr. Hersh's death or disability, termination for cause as defined in the employment agreement or resignation without reason, we are obligated to pay his salary and benefits through the date of termination. In the event we should terminate Mr. Hersh without cause, we must pay him all compensation that he would have been otherwise entitled to through the end of the term of the agreement in a lump sum within 10 days of the date of termination. If we should terminate Mr. Hersh within one year of a "change of control" of our company as defined in the employment agreement, we are obligated to pay him his base salary through the date of termination, including all benefits and any performance bonus which he may have earned through the date of termination together with severance equal to two times his then current base salary and the vesting of all then unvested stock options will accelerate.

         Michael J. Darden. Effective April 15, 2003, we entered into a four-year employment agreement with Michael J. Darden to serve as our President. Under the terms of this agreement, at such time as we have received funding of at least $2 million or are reporting cash flow of at least $250,000 per month, Mr. Darden will receive a base salary of not less than $150,000 for the first year of the agreement, with annual increases of at least 15% per year to be negotiated on each anniversary of the commencement date of the agreement. Until such time as we had received the funding Mr. Darden was to receive a minimum of 75% of his base salary. He began receiving his minimum salary in April 2003. He had accrued salary of $4,391 as of the end of fiscal year 2005.

         Mr. Darden is eligible to receive a performance-based bonus based on 1% of our earnings before EBITDA during each fiscal year but has not earned any performance-based bonuses. Mr. Darden is also entitled to participate in all benefits we offer our senior executives as well as a monthly car allowance of $600. Under the terms of the agreement we granted Mr. Darden options to purchase 300,000 shares of our common stock under our Stock Incentive Plan, with an exercise price of $1.01 per share, of which 150,000 shares have vested and the remaining 150,000 shares vest on April 15, 2005. The term of employment is automatically renewed for successive one year terms beginning on the five-year anniversary of the agreement, unless previously the agreement has been terminated according to its termination provisions or if either we or Mr. Darden elect to terminate the agreement by written notice at least 90 days prior to the expiration of the then-current term of employment.

         Mr. Darden is subject to customary non-competition and non-disclosure restrictions. The agreement terminates upon his death or disability, or it may be terminated by us with or without cause, or by Mr. Darden with good reason. In the event of a termination upon Mr. Darden's death or disability, termination for cause as defined in the employment agreement or resignation without reason, we are obligated to pay his salary and benefits through the date of termination. In the event we should terminate Mr. Darden without cause, we must pay him all compensation that he would have been otherwise entitled to through the end of the term of the agreement in a lump sum within 10 days of the date of termination. If we should terminate Mr. Darden within one year of a "change of control" of our company as defined in the employment agreement, we are obligated to pay him his base salary through the date of termination, including all benefits and any performance bonus which he may have earned through the date of termination together with severance equal to two times his then current base salary and the vesting of all then unvested stock options will accelerate.

         John Urbanowitz. Effective January 1, 2003, we entered into a four-year employment agreement with John Urbanowicz to serve as our Vice President of Technology and Information. Under the terms of this agreement, at such time as we have received funding of at least $2 million or are reporting cash flow of at least $250,000 per month, Mr. Urbanowicz will receive a base salary of not less than $125,000 for the first year of the agreement, with annual increases of at least 10% per year to be negotiated on each anniversary of the commencement date of the agreement. Until such time as we had received the funding Mr. Urbanowicz was to receive a minimum of 70% of his base salary. He began receiving his minimum salary in January 2003. He had accrued salary of $2,292 as of the end of fiscal year 2005

         Mr. Urbanowicz is eligible to receive a performance-based bonus as determined by our board of directors but has not earned any performance-based bonuses. Mr. Urbanowicz is also entitled to participate in all benefits we offer our senior executives. Under the terms of the agreement we granted Mr. Urbanowicz options to purchase 993,124 shares of our common stock under our Stock Incentive Plan, with an exercise price of $.38 per share, which have vested. The term of employment is automatically renewed for successive one year terms beginning on the four-year anniversary of the agreement, unless previously the agreement has been terminated according to its termination provisions or if either we or Mr. Urbanowicz elect to terminate the agreement by written notice at least 90 days prior to the expiration of the then-current term of employment.

         Mr. Urbanowicz is subject to customary non-competition and non-disclosure restrictions. The agreement terminates upon his death or disability, or it may be terminated by us with or without cause, or by Mr. Urbanowicz with good reason. In the event of a termination upon Mr. Urbanowicz's death or disability, termination for cause as defined in the employment agreement or resignation without reason, we are obligated to pay his salary and benefits through the date of termination. In the event we should terminate Mr. Urbanowicz without cause, we must pay him all compensation that he would have been otherwise entitled to through the end of the term of the agreement in a lump sum within 10 days of the date of termination. If we should terminate Mr. Urbanowicz within one year of a "change of control" of our company as defined in the employment agreement, we are obligated to pay him his base salary through the date of termination, including all benefits and any performance bonus which he may have earned through the date of termination together with severance equal to two times his then current base salary and the vesting of all then unvested stock options will accelerate.

         W.A. Stokes. In March 2005 our subsidiary CXT entered into a one year employment agreement with Mr. W.A. Stokes to serve as its President. Mr. Stokes is entitled to an annual base salary of $150,000, and a quarterly bonus based on the gross revenue that he is responsible for acquiring for CXT derived from its current largest customer for certain freight. Mr. Stokes is also entitled to participate in all benefit plans CXT may offer its employees, reimbursement for business expenses, and an automobile allowance. The initial term of the agreement was extended for an additional one year term and can be extended for an additional one year term unless otherwise terminated by either party. The employment agreement can be terminated by CXT for "cause" as defined in the agreement, in the event of Mr. Stokes' death or disability or if CXT discontinues operating its business. Mr. Stokes may terminate the agreement with "good cause" if CXT breaches the compensation or benefit section of the agreement. If CXT terminates the agreement without cause, or if Mr. Stokes terminates the agreement with good cause, Mr. Stokes is entitled to payment of his base salary for the remaining term of the agreement. If the agreement is terminated by CXT for cause or by Mr. Stokes for any reason other than with good cause, he is only entitled to compensation through the date of termination. The agreement contains non-compete and confidential provisions.

KEY CONSULTING AGREEMENTS

         Stokes Logistics Consulting, LLC. In March 2005 CXT entered into a five year consulting agreement with Stokes Logistics Consulting, LLC which provides that Stokes Logistics, through Mr. W.A. Stokes, the principal of Commodity Express Transportation, to provide certain specified services to CXT including maintaining and building the business relationship with both its current largest customer and TPS Logistics, Inc. As compensation CXT will pay Stokes Consulting a fee based upon its gross revenue, payable monthly, with the minimum and maximum payable in any one year of $100,000 and $200,000, respectively. As additional compensation, CXT also agreed to pay Stokes Logistics an amount equal to what it is obligated to pay TPS Logistics if for any reason CXT is not paying TPS Logistics the amounts due it under the commission agreement described above. The agreement contains customary confidentiality and non-circumvention provisions and can be terminated under certain circumstances including fraud by Stokes Consulting, a breach of the confidential provisions of the agreement or a material breach under the mutual agreement. The agreement may be extended for two successive one year terms upon the consent of both parties.

2001 EMPLOYEE STOCK COMPENSATION PLAN

         In January 2001 we adopted our 2001 Employee Stock Compensation Plan. The plan is intended to further the growth and advance the best interests of our company, by supporting and increasing our ability to attract, retain and compensate persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of Power2Ship. The plan provides for stock compensation through the award of shares of our common stock.

         The board of directors may appoint a Compensation Committee of the board of directors to administer the plan. In the absence of such appointment, our board of directors is responsible for the administration of this plan. To date, our board has not appointed a Compensation Committee to administer the plan. The board of directors has the sole power to award shares of common stock under the plan, as well as determining those eligible to receive an award of plan shares. Awards of shares under the plan may be made as compensation for services rendered, directly or in lieu of other compensation payable, as a bonus in recognition of past service or performance or may be sold to an employee.

         The maximum number of shares which may be awarded under the plan is 5,000,000. At the date of this annual report 4,681,000 shares had been granted under the plan. Awards may generally be granted to:

         o executive officers, officers and directors (including advisory and other special directors) of Power2Ship;
         o    full-time and part-time employees of our company;
         o    natural persons engaged by us as a consultant, advisor or agent;
              and
         o a lawyer, law firm, accountant or accounting firm, or other professional or professional firm engaged by us.

         Grants to employees may be made for cash, property, services rendered or other form of payment constituting lawful consideration under applicable law. Shares awarded other than for services rendered may not be sold at less than the fair value of our common stock on the date of grant.

         The plan will terminate on the tenth anniversary of its effective date, unless terminated earlier by the board of directors or unless extended by the board of directors, after which time no incentive award grants can be authorized under the plan. The board of directors has absolute discretion to amend the plan with the exception that the board has no authority to extend the term of the plan, to increase the number of shares subject to award under the plan or to amend the definition of "Employee" under the plan.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         As authorized by the Nevada Revised Statutes, our articles of incorporation provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

         o any breach of the director's duty of loyalty to our company or its stockholders;
         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         o unlawful payments of dividends or unlawful stock redemptions or repurchases; and
         o any transaction from which the director derived an improper personal benefit.

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In April 2005, Richard Hersh, our Chief Executive Officer and Michael
J. Darden, our President, were granted options providing each with the right to purchase 10% of the shares of common stock of CXT for an exercise price of $60,000 expiring three years from the date these options were granted.

         In February 2005, we engaged Carmelo Luppino, a principal shareholder of our company, as a consultant to provide us with various business advisory services for one year. Mr. Luppino's compensation for providing these consulting services included 700,000 shares of common stock valued at $203,000, a three-year warrant to purchase 700,000 shares of common stock for $0.15 per share valued at $156,870 and, upon an amendment made to the consulting agreement in May 2005, a three-year warrant to purchase 350,000 shares of common stock for $0.15 per share valued at $93,590. This agreement was amended in November 2005 to extend its term for an additional year, for which Mr. Luppino received a three-year warrant to purchase 1,500,000 shares of common stock for $0.15 per share valued at $177,150. Also, in July 2004 we issued Mr. Luppino a warrant to purchase 221,755 shares for $0.38 per share that expire on March 6, 2006 valued at $22,841 for providing management with consulting services.

         In January 2005 we borrowed $150,000 from Michael Garnick, a principal shareholder of our company, under an unsecured promissory note bearing interest at 10% per annum. We used the proceeds for general working capital. The principal and accrued but unpaid interest is due on or before April 5, 2005. Mr. Garnick agreed to forgive repayment of the note and accrued interest thereon in consideration for $150,000 of our unit offering that gave him 1,000,000 shares of common stock and a warrant to purchase 1,000,000 shares of common stock for $0.15 per share until July 31, 2008.

         In October 2004, we engaged Mr. Garnick as a consultant to provide us with various business advisory services, particularly related to legal matters, for one year. During fiscal year 2005, we issued Mr. Garnick 450,000 shares of common stock valued at $151,500.

         In July and August 2004 we acquired the 30% interest in all of our intellectual property, including certain service marks and patent rights to our ASP software that collectively had been owned by Messrs. Hersh, Darden and Urbanowicz in consideration for an aggregate of 600,000 shares of our common stock pursuant to the terms of Intellectual Property Assignment Agreements. The agreements with Messrs. Hersh, Urbanowicz and Darden were executed on July 19, July 21 and August 26, 2004. We valued the shares issued to Messrs. Hersh, Urbanowicz and Darden at $226,000 using the closing prices of our common stock on those dates as reported on the OTCBB of $0.38, $0.37 and $0.38 per share, respectively. This $226,000 intangible asset is being amortized over its estimated useful life of two years from the effective dates of the Intellectual Property Assignment Agreements. We recorded amortization expense of $103,587 for fiscal year 2005.

         At the time of the transaction, Messrs. Hersh and Darden were two of the three members of our board of directors. In our discussions with Messrs. Hersh, Darden and Urbanowicz leading up to the signing of the agreement, we analyzed our business in an attempt to reach a fair value of the intellectual property rights we wished to acquire. As a result of this analysis, we believe that the value of our business is based primarily on our unique intellectual property, including but not limited to our trade marks, service marks and ASP software. Our board of directors determined that the value of our company, based upon our market capitalization as calculated using the average closing price of our common stock for the 30 trading days preceding the agreement to acquire the intellectual property rights, was $15 million. In determining the ultimate purchase price of the intellectual property rights, we established an arbitrary amount of $226,000, which represented approximately 1.5% of our market capitalization. We believe that this amount is fair to our stockholders and reasonable consideration to be paid to Messrs. Hersh, Darden and Urbanowicz for the rights we acquired.

         Before deciding to use a market capitalization valuation method, alternative valuation methods were considered by our board of directors, but upon analysis were deemed to be inappropriate. Our board of directors considered a valuation based on book value, but determined that book value was not meaningful since we have a negative book value. Our board of directors considered a valuation based on discounted cash flow, but deemed this basis to be unreliable since it requires numerous assumptions, including our projected cash flows, which are difficult to make with any degree of confidence at our current stage of development. Finally, our board of directors considered a valuation based on comparable company analysis, but determined it would not be possible since we are unaware of any comparable companies.

         In April 2004, we issued 25,000 shares of our common stock to Mr. Urbanowicz, our Vice President of Information Technology, as compensation for services rendered by him that were valued at $9,500.

         In January 2004, we issued 25,000 shares of our common stock to Mr. Gass, a former member of our board of directors, as compensation for services rendered by him that were valued at $10,625.

         On March 10, 2003, we issued a convertible promissory note in the principal amount of $125,000 to Mr. Garnick which bore interest at the rate of 5% per annum and it had a maturity date of April 10, 2004. We had used the funds for working capital. The holder of the note had the right to convert the outstanding principal balance of the note and interest accrued thereon into shares of our common stock at a conversion price of $0.40 per share. On June 5, 2003, we borrowed an additional $100,000 from Mr. Garnick, and we issued him a new convertible promissory note in the principal amount of $225,000. The new note bore interest of 5% per annum, had a maturity date of December 5, 2003 and had the same conversion provision as provided for in the original note. Subsequent to its issuance, the conversion provision in the new note was amended to change the conversion price to $0.79 per share which equaled the closing market price of our common stock on the issue date. We used these additional funds for working capital. We also granted Mr. Garnick warrants to purchase 75,000 shares of common stock at a price of $0.79 per share which expired on June 5, 2004. These warrants were valued at $16,650 and recorded as interest expense. Further, the new note had a prepayment provision requiring certain amounts of principal and interest accrued thereon to be repaid upon our receipt of capital in excess of specified amounts during each month of the term of the note. On July 22, 2003 we repaid $100,000 of the principal amount of note. On August 9, 2003, Mr. Garnick agreed to cancel the prepayment provision of the note in consideration for 125,000 shares of our common stock valued at $72,500. On September 18, 2003, Mr. Garnick purchased 25,800 shares of our Series B preferred stock valued at $129,000 and paid for it by forgiving the $125,000 outstanding balance on the convertible note and accrued interest thereon.

                             PRINCIPAL STOCKHOLDERS

         At April 30, 2006 there were 82,495,960 shares of our common stock and 87,000 shares of our Series Y Convertible Preferred Stock issued and outstanding. These are the only classes of our voting securities. The following table sets forth information known to us relating to the beneficial ownership of these shares as of April 30, 2006 by:

         o each person who is the beneficial owner of more than 5% of the outstanding shares of the class of stock;
         o    each director;
         o    each executive officer; and
         o    all executive officers and directors as a group.

          Unless otherwise indicated, the business address of each person listed is in care of 903 Clint Moore Road, Boca Raton, Florida 33487. We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from April 30, 2006 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of April 30, 2006, have been exercised or converted.

Name of                           Amount and Nature of            Percentage          Percentage of
Beneficial Owner                  Beneficial Ownership            of Class          Voting Control (1)
----------------                  --------------------            ---------         ------------------
Common Stock:
Richard Hersh (2)                        6,725,503                   7.6%                  22.7%
Michael J. Darden (3)                    2,404,520                   2.8%                   2.4%
All officers and directors
  as a group (two persons) (2)(3)        9,130,023                  10.0%                  24.5%
Chris Bake (4)                           6,478,500                   7.4%                   6.2%
Michael Garnick (5)                      4,144,440                  12.3%                  10.2%
Carmelo Luppino (6)                     13,464,886                  14.7%                  12.3%
Arthur Notini (7)                        5,333,333                   6.2%                   5.2%
The Amber Capital Fund Ltd. (8)          4,221,000                   5.0%                   4.2%
Jeffrey L. Zimmerman (9)                 4,633,333                   5.4%                   4.5%

Series Y Convertible Preferred Stock:
Richard Hersh (2)                           87,000                   100%                  22.7%
Michael J. Darden (3)                            0                     *                    2.4%
All officers and directors as a
   group (two persons) (2)(3)               87,000                   100%                  24.5%

* represents less than 1%

(1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock and our Series Y Convertible Preferred Stock on April 30, 2006. On that date we had 82,495,960 outstanding shares of common stock with one vote per share and 87,000 shares of Series Y Convertible Preferred Stock with 200 votes per share for an aggregate of 99,895,960 votes.

(2) Includes 4,121,761 shares of common stock underlying options exercisable at $0.38 per share which expire on January 31, 2008, 2,060,881 shares of common stock underlying an option exercisable at $0.25 per share which expires on May 2, 2008 and 153,333 shares issuable upon the conversion of a $115,000 principal amount convertible note based on a conversion price of $0.75 per share.

(3) Includes 66,208 shares of common stock underlying an option exercisable at $0.38 per share which expires on June 17, 2007, 66,208 shares of common stock underlying an option exercisable at $0.38 per share which expires on June 17, 2006, 794,500 shares of common stock underlying an option exercisable at $0.38 per share which expires on January 1, 2007, 150,000 shares of common stock underlying an option exercisable at $1.01 per share which expires on April 15, 2007, 150,000 shares of common stock underlying an option exercisable at $1.01 per share which expires on April 15, 2008 and 977,604 shares underlying an option exercisable at $0.25 per share which expires on May 2, 2008.

(4) Mr. Bake's address is 10300 W. Charleston, Suite 131, #381, Las Vegas, Nevada 89135. Includes 1,700,000 shares of common stock underlying warrants of which 250,000 are exercisable at $0.05 per share expiring on January 1, 2009, 250,000 are exercisable at $0.05 per share expiring on February 1, 2009 and 1,200,000 are exercisable at $0.05 per share expiring on April 3, 2009. Mr. Bake also is a control person of both C & J Services SW and World Internet Trade Expeditors. C & J Services owns 700,000 shares of common stock and 200,000 shares underlying a warrant exercisable at $0.05 per share expiring on February 28, 2008, 500,000 shares underlying warrants exercisable at $0.05 per share of which 250,000 expire on December 23, 2008, 125,000 expire on January 4, 2009, 50,000 expire on January 20, 2009 and 75,000 expire on February 7, 2009, 1,000,000 shares underlying a warrant exercisable at $0.05 per share expiring on March 31, 2009, 150,000 shares underlying a warrant exercisable at $0.05 per share expiring on April 14, 2009 and 1,437,500 underlying $115,000 principal amount of our Series D 8% unsecured convertible debentures assuming the current conversion price of $0.08 per share. World Internet Trade Expeditors owns 400,000 shares of common stock and 400,000 shares of common stock underlying a warrant exercisable at $.15 per share expiring on February 28, 2008. The number of shares of common stock owned by Mr. Bake excludes up to an additional 4,312,500 shares of common stock issuable upon the possible conversion of $115,000 principal amount Series D 8% unsecured convertible debenture assuming the minimum conversion price of $0.02 per share

(5) Mr. Garnick's address is 1590 Stockton Road, Meadowbrook, Pennsylvania 19046. Includes 1,000,000 shares of common stock underlying a warrant exercisable at $0.05 per share which expires on February 28, 2008, 2,000,000 shares of common stock underlying a warrant exercisable at $0.05 per share which expires on April 28, 2009 and 2,500,000 shares underlying $200,000 principal amount of our Series D 8% unsecured convertible debenture assuming a conversion price of $0.08 per share. The number of shares of common stock owned by Mr. Garnick excludes up to an additional 7,500,000 shares of common stock issuable upon the possible conversion of $200,000 principal amount Series D 8% unsecured convertible debenture assuming the minimum conversion price of $0.02 per share .

(6) Mr. Luppino's address is 77 Sheather Road, Mt. Kisko, New York 10549. Includes 700,000 shares of our common stock underlying a warrant exercisable at $0.05 per share expiring on February 2, 2008, 350,000 shares underlying a warrant exercisable at $0.05 per share expiring on May 10, 2008, 1,500,000 shares underlying a warrant exercisable at $0.05 per share expiring on November 10, 2008, 1,333,333 shares underlying a warrant exercisable at $0.05 per share expiring on November 15, 2008 , 2,000,000 shares underlying a warrant exercisable at $0.05 per share expiring on April 26, 2009 and 2,500,000 shares underlying $200,000 principal amount of our Series D 8% unsecured convertible debenture assuming a conversion price of $0.08 per share. The number of shares owned by Mr. Luppino includes 666,667 shares underlying a warrant exercisable at

$0.05 per share expiring on May 20, 2008 which is held by Luppino Landscaping & Masonry, LLC and 666,667 shares underlying a warrant exercisable at $0.05 per share expiring on May 20, 2008 which is held by Triple L Concrete, LLC. Mr. Luppino is the control person of both Luppino Landscaping & Masonry, LLC and Triple L Concrete, LLC. The number of shares of common stock owned by Mr. Luppino excludes up to an additional 7,500,000 shares of common stock issuable upon the possible conversion of $200,000 principal amount Series D 8% unsecured convertible debenture assuming the minimum conversion price of $0.02 per share

(7) Mr. Notini's address is 1055 Mammoth Road, Dracut, Massachusetts 01826. Includes 2,333,333 shares underlying warrants exercisable at $0.15 per share, of which 1,000,000 shares expire on February 28, 2008 and 1,333,333 shares expire on October 31, 2008, and 1,000,000 shares underlying $100,000 principal amount of our Series C unsecured convertible debenture based on a conversion price of $0.10 per share.

(8) Michael B. Collins is a control person of The Amber Capital Fund Ltd. which is located at 5 Park Road, Hamilton, Bermuda HM09. Includes 2,000,000 shares underlying a warrant exercisable at $0.15 per share expiring on February 28, 2008.

(9) Jeffrey L. Zimmerman's address is 770 E. Thunderbird Road, Phoenix, Arizona 85022. Includes 1,100,000 shares underlying warrants exercisable at $0.15 per share of which 700,000 expire on February 28, 2008 and 400,000 expire on July 31, 2008, 1,333,333 shares underlying a warrant exercisable at $0.15 per share expiring on November 14, 2008 and 1,000,000 shares underlying $100,000 principal amount Series C unsecured convertible debenture based upon a conversion price of $0.10 per share.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 250,000,000 shares of common stock, $.001 par value per share, and 1,000,000 shares of preferred stock, par value $.01 per share, of which 200,000 shares have been designated as Series B Convertible Preferred Stock, 20,000 shares have been designated as Series C Convertible Preferred Stock and 87,000 shares have been designated as Series Y Convertible Preferred Stock. The remaining 693,000 shares of our preferred stock remain without designation. As of April 30, 2006, there are 82,495,960 shares of common stock, 155,600 shares of Series B Convertible Preferred Stock, 832 shares of Series C Convertible Preferred Stock and 87,000 shares of Series Y Convertible Preferred Stock issued and outstanding.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any series of preferred stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

PREFERRED STOCK

         Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

         The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

SERIES B CONVERTIBLE PREFERRED STOCK

         In June 2003, our board of directors created a series of 200,000 shares of our preferred stock and designated that series as Series B Convertible Preferred Stock. The designations, rights and preferences of the Series B Convertible Preferred Stock include:

         o    it has a stated value of $5.00 per share;
         o it pays a 10% per annum cumulative dividend, in arrears, commencing on June 30, 2004. The dividend is payable in cash or shares of our common stock, valued at the average closing price for the 10 trading days immediately preceding the date of the dividend, at our option;
         o the shares ranks (i) senior to our Series Y Convertible Preferred Stock; (ii) junior to any other class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series B Preferred Stock, (iii) prior to our common stock; and (iii) prior to any other series of preferred stock or any class or series of capital stock of the corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series B Preferred Stock, in each case as to the distribution of assets upon liquidation, dissolution or winding up of Power2Ship;
         o the shares have no voting rights, other than as provided under the laws of the State of Nevada;
         o each share is convertible at the holder's option, subject to certain limits, at the conversion rate of $0.25 per share, subject to adjustment in the event of stock splits or recapitalizations;
         o each share is convertible at our option at $0.25 per share in the event of a merger or acquisition in which we are not the surviving corporation, a change of control involving 50% or more of our voting shares, or after one year if the average closing price of our common stock for any 10 consecutive trading days exceeds $2.00 per share; and
         o    the shares are not redeemable by us.

SERIES C CONVERTIBLE PREFERRED STOCK

         In June 2003, our board of directors also created a series of 20,000 shares of our preferred stock and designated that series as Series C Convertible Preferred Stock. The designations, rights and preferences of the Series C Convertible Preferred Stock include:

         o    it has a stated value of $30.00 per share;
         o    it does not pay any dividends;
         o the shares ranks (i) senior to our Series Y Convertible Preferred Stock and pari passu with our Series B Convertible Preferred Stock; (ii) pari passu with any other class or series of our capital stock hereafter created and not specifically ranking by its terms senior to the Series C Preferred Stock, and (iii) prior to our common stock and to any other series of preferred stock or any class or series of capital stock of the corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series C Preferred Stock, in each case as to the distribution of assets upon liquidation, dissolution or winding up of Power2Ship;
         o the shares have no voting rights, other than as provided under the laws of the State of Nevada;
         o each share is convertible at the holder's option, subject to certain limits, at the conversion rate of $0.30 per share, subject to adjustment in the event of stock splits or recapitalizations;
         o each share is convertible at our option at $0.30 per share in the event of a merger or acquisition in which we are not the surviving corporation, a change of control involving 50% or more of our voting shares, or after one year if the average closing price of our common stock for any 10 consecutive trading days exceeds $2.00 per share; and
         o    the shares are not redeemable by us.

SERIES Y CONVERTIBLE PREFERRED STOCK

         In March 2003 our board of directors created a series of 87,000 shares of our preferred stock and designated that series as Series Y Convertible Preferred Stock. The designations, rights and preferences of the Series Y Convertible Preferred Stock include:

         o    it has a stated value of $0.01 per share;
         o    it does not pay any dividends;
         o the shares ranks (i) junior to any other class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series Y Preferred Stock, (ii) prior to our common stock; and (iii) prior to any other series of preferred stock or any class or series of capital stock of the corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series Y Preferred Stock, in each case as to the distribution of assets upon liquidation, dissolution or winding up of Power2Ship;
         o in addition to any voting rights provided under the laws of the State of Nevada, the Series Y Preferred Stock votes together with the common stock on all actions to be voted on by our stockholders and each share of Series Y Preferred Stock shall entitles the record holder thereof to 200 votes on each such action;
         o each share is convertible into 2.66065 share of common stock, subject to adjustment in the event of stock splits or recapitalizations; and
         o    the shares are not redeemable by us.

OPTIONS

         At April 30, 2006, we had outstanding options which have been granted outside our 2001 Employee Stock Compensation Plan entitling the holders thereof to purchase 14,924,906 shares of common stock at prices ranging from $.25 to $1.01 per share. These options generally provide that the number of shares of our common stock issuable upon the exercise of the option as well as the exercise price of the option are subject to adjustment in the event of mergers, reorganization, recapitalization, reclassification, combination of shares, stock splits and dividends.

WARRANTS

         At April 30, 2006, we had outstanding warrants to purchase 56,994,916 shares of common stock at prices ranging from $0.05 to $2.00 per share. These warrants generally provide that the number of shares of our common stock issuable upon the exercise of the option as well as the exercise price of the option are subject to adjustment in the event of mergers, reorganization, recapitalization, reclassification, combination of shares, stock splits and dividends.

DEBENTURES

         14.25% SECURED CONVERTIBLE DEBENTURES

         In March and April 2004, we issued $1,747,000 of our 14.25% secured convertible debentures to 35 accredited investors in a private transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) and Rule 506 of Regulation D. At April 30, 2006, $1,597,000 principal amount of these debentures remained outstanding. The principal amount of the 14.25% secured convertible debentures is secured with a first priority lien on all of our tangible and intangible assets, subject to automatic subordination to most traditional asset-based loans. The interest on these debentures is secured with the proceeds of an account established for the benefit of the debenture holders with Newbridge Securities Corporation, an NASD member which acted as placement agent in the offering, that had a balance of approximately $2,307 as of March 31, 2006.

         The debentures mature on December 31, 2006, and pay interest of 14.25% per annum payable semi-annually in arrears on June 30 and December 31. The debentures may be converted by the holders at any time into shares of our common stock at a conversion price equal to $0.2673 per share. The 14.25% secured convertible debentures will automatically convert into shares of our common stock, providing that we are not in default with any provision of the debenture and the shares underlying the debentures have been registered, if the closing bid price of our common stock for the 20 trading days prior to conversion has been equal to at least 150% of the conversion price as described above. We may redeem the debentures, with 15 days notice at any time, by paying a premium of up to 20% of their original purchase price in a combination of cash and common stock. The shares issuable upon the conversion or redemption of the 14.25% secured convertible debentures are subject to adjustment in the event of stock splits and combinations, reclassifications and dividends.

         SERIES B 5% SECURED CONVERTIBLE DEBENTURES

         On June 28, 2004, we entered into a securities purchase agreement with Cornell Capital Partners, LP for the issuance and sale of $2,000,000 in Series B 5% secured convertible debentures maturing on the second anniversary of their issue dates. We issued Cornell one debenture for $1,000,000 on June 28, 2004, and another debenture for the remaining $1,000,000 on September 8, 2004. At April 30, 2006 $1,950,000 principal amount of these debentures remained outstanding. These funds were used for general working capital purposes and to expand our advertising and marketing campaigns.

         The debentures are convertible at the option of the holder at a conversion price equal to the lesser of:

         o $0.456 per share, representing 120% of the closing bid price of our common stock as quoted by Bloomberg, LP on June 28 and September 8, 2004, or
         o 100% of the average of the three lowest closing bid prices for our common stock, as quoted by Bloomberg, LP, for the 30 trading days immediately preceding any conversion date.

         We have the right to redeem, with three business days' advance written notice, all or a portion of the outstanding debentures at a redemption price of 120% of the amount redeemed, plus accrued interest. In connection with any redemption, we are also required to issue a warrant to purchase 35,000 of our common shares for each $100,000 of debentures redeemed. These warrants are exercisable at $0.456 per share on or prior to the second anniversary of the issue date of the debentures being redeemed.

         The debentures are secured by all of the assets and property of Power2Ship and our wholly-owned subsidiary, Freight Rate, Inc., although this lien is subordinate to the lien previously granted to the holders of our 14.25% secured convertible debentures and to the lien on accounts receivable and other assets related thereto for our revolving credit facilities.

         Under the terms of the purchase agreement and related debentures and warrants, no conversion of the debentures or exercise of the warrants may occur if a conversion or exercise would result in Cornell and any of its affiliates beneficially owning common shares of Power2Ship which exceed 4.99% of our outstanding common shares following such conversion or exercise.

         $400,000 SHORT TERM UNSECURED DEBENTURE

         In December 2005 we sold a $400,000 principal amount unsecured debenture to one accredited investor in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act. These funds were used for general working capital. The debenture matures on May 15, 2006. We issued the lender a five-year warrant to purchase 1,000,000 shares of our common stock for $.07 per share and incurred a transaction fee of $40,000 that is due and payable on the maturity date of the debenture. At April 30, 2006 the debenture had been repaid.

         SERIES C 10% UNSECURED CONVERTIBLE DEBENTURES

         Between October 2005 and November 2005 we sold an aggregate of $420,000 principal amount Series C 10% unsecured convertible debentures to 8 existing accredited stockholders of the Company in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act. At April 30, 2006, $245,000 principal amount of these debentures remained outstanding. These funds were used for general working capital. The debentures mature on the earlier of one year from the date of issuance or the dated on which we receive at least $5,000,000 in aggregate proceed from the sale of our securities. We are required to give the holders' three days notice of our intention to repay the debentures so as to permit the holders the option to convert the debentures into shares of our common stock. The debentures have an interest rate of 10% per annum payable semi-annually on June 30 and December 31. At our sole discretion, interest may be paid either in cash or in shares of our common stock valued at the average closing price of our common stock for the five trading days preceding the interest due date. We issued the debenture holders three-year warrants to purchase an aggregate of 5,600,000 shares of our common stock for $.15 per share.

         The debentures are convertible into common stock at the greater of $0.15 per share or 50% of the average closing price of our common stock for the 10 trading days immediately preceding the conversion date. The conversion price is subject to adjustment in the event of stock splits, recapitalizations, or stock combinations, or in the event we issue shares of our common stock or common stock equivalents at less than $0.15 per share. As a result of a subsequent transaction, the convertible price of these debentures has been reduced to $0.10 per share.

         We have the right to redeem the debentures for cash upon 15 days notice to the holders. If we redeem the debentures within the first six months, we are required to pay the holders 110% of the principal balance of the debenture plus accrued but unpaid interest and if we redeem the debentures after the six month anniversary up to the due date we are required to pay the holders 105% of the principal balance of the debenture plus accrued but unpaid interest.

         SERIES D 8% UNSECURED CONVERTIBLE DEBENTURES

         Between March 2006 and April 2006 we sold an aggregate of $640,000 principal amount Series D 8% unsecured convertible debentures to five existing significant accredited stockholders of the Company in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The funds were used to repay a $400,000 short term unsecured debenture and for general working capital. The debentures mature on the earlier of June 30, 2008 or the date the Company receives proceeds from a private or public offering of its securities resulting in gross proceeds of at least $5,000,000. We are required to give holders at least 10 business days notice of our intention to prepay the debentures so as to permit the holders the option to convert the debentures into shares of our common stock. The debentures have an interest rate of 8% per annum payable semi-annually on June 30 and December 31 commencing on December 31, 2006. At our sole discretion, interest may be paid either in cash or in shares of our common stock valued at the average closing price of our common stock for the 10 trading days preceding the interest due date. We issued the debenture holders three-year warrants to purchase an aggregate of 6,400,000 shares of our common stock for $.05 per share and, simultaneous with canceling all the warrants previously held by the debenture holders to purchase an aggregate of 9,816,667 shares of common stock for prices ranging from $.10 to $.15 per share, granted them new warrants to purchase an aggregate of 9,816,667 shares of common stock for $.05 per share with the same expiration dates as the cancelled warrants.

         The debentures are convertible into common stock at 80% of the price per common share which we may offer in any subsequent private offering of securities, provided that the conversion price cannot be less than $0.02 per share nor more than $0.10 per share. The holders have the option of exchanging the debentures for other Company securities that may be offered in future private offerings. We have the right to redeem the debentures and accrued interest for cash upon 15 days notice to the holders subject to holders' right to convert the debenture into common stock of the Company. We agreed to include the shares of common stock underlying the debentures in a subsequent registration statement which we may file with the SEC.

TRANSFER AGENT

         Our transfer agent is Madison Stock Transfer, Inc., 1688 East 16th Street, Brooklyn, New York 11229, and its telephone number is (718) 627-6341.

                            SELLING SECURITY HOLDERS

         This prospectus relates to periodic offers and sales of up to 70,453,154 shares of common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:

         o        10,012,204 shares of our common stock presently issued,
         o 5,974,560 shares of our common stock issuable upon the conversion of $1,597,000 principal amount 14.25% secured convertible debentures based upon a conversion price of $0.2673 per share,

         o 2,450,000 shares of our common stock issuable upon the conversion of $245,000 principal amount Series C 10% unsecured convertible debentures based upon a conversion price of $0.10 per share,
         o 10,000,000 shares of our common stock issuable upon the conversion of a portion of the $1,950,000 principal amount Series B 5% secured convertible debentures,
         o 41,316,390 shares of our common stock underlying outstanding options and warrants, and
         o 700,000 shares of our common stock issuable upon the conversion of outstanding notes in the principal amount of $175,000.

         The following table sets forth:

         o        the name of each selling security holder,
         o        the number of shares owned, and
         o the number of shares being registered for resale by each selling security holder.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the shares owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby. If all the shares offered hereby are sold, the selling security holders will not own any shares after the offering.


                                                                                     Shares to
                                                  Number    Percentage    Shares      be owned   Percentage
Name(s) of Selling                              of shares  owned before    to be       after     owned after
Security Holders                                  owned      offering     offered     offering    offering
----------------                                  -----      --------     -------     --------    --------
Cornell Capital Partners, L.P. (1)               3,836,462    4.99%      10,689,538    1,346,890     1.62%
----------------------------------------------------------------------------------------------------------
Mary Ellen Misiak-Viola (2)                        647,417        *          75,000      572,417         *
----------------------------------------------------------------------------------------------------------
Joseph E. Herndon, Sr. and Penny S. Herndon (3)    107,903        *          12,500       95,403         *
----------------------------------------------------------------------------------------------------------
Jefferson C. Henn (4)                              580,424        *          62,500      517,924         *
----------------------------------------------------------------------------------------------------------
Garden State Cardiology Pension Plan (5)           194,225        *          22,500      171,725         *
----------------------------------------------------------------------------------------------------------
David Wunder (6)                                   107,903        *          12,500       95,403         *
----------------------------------------------------------------------------------------------------------
William A. and Mary C. Ballay (7)                  107,903        *          12,500       95,403         *
----------------------------------------------------------------------------------------------------------
John E. Andromidas (8)                              86,322        *          10,000       76,322         *
----------------------------------------------------------------------------------------------------------
James Cleavinger (9)                               280,547        *          32,500      248,047         *
----------------------------------------------------------------------------------------------------------
Norman Hoffberg (10)                               107,903        *          12,500       95,403         *
----------------------------------------------------------------------------------------------------------
The Humphrey Family Revocable Trust (11)           229,442        *          25,000      204,442         *
----------------------------------------------------------------------------------------------------------
Rosemarie Mangione (12)                             51,793        *           6,000       45,793         *
----------------------------------------------------------------------------------------------------------
Luca Minna (13)                                    458,885        *          50,000      408,885         *
----------------------------------------------------------------------------------------------------------
Craig Schulze (14)                                 129,483        *          15,000      114,483         *
----------------------------------------------------------------------------------------------------------
Andrew Smith (15)                                   43,161        *           5,000       38,161         *
----------------------------------------------------------------------------------------------------------
Tower Roofing Co., Inc. (16)                        43,161        *           5,000       38,161         *
----------------------------------------------------------------------------------------------------------
David A. Fisher (17)                                86,322        *          10,000       76,322         *
----------------------------------------------------------------------------------------------------------
Mitchell Domin (18)                                215,806        *          25,000      190,806         *
----------------------------------------------------------------------------------------------------------
H. Eugene & Barbara D. Agerton (19)                 86,322        *          10,000       76,322         *
----------------------------------------------------------------------------------------------------------
Andreas P. & Lana J. Kaupert (20)                   43,161        *           5,000       38,161         *
----------------------------------------------------------------------------------------------------------
William Hoops (21)                                  46,084        *           5,000       41,084         *
----------------------------------------------------------------------------------------------------------
Les and Stacy Steinger (22)                        215,806        *          25,000      190,806         *
----------------------------------------------------------------------------------------------------------
Latif Thomas (23)                                  107,903        *          12,500       95,403         *
----------------------------------------------------------------------------------------------------------
Wexford Clearing C/F Constance Fitzgerald (24)     107,903        *          12,500       95,403         *
----------------------------------------------------------------------------------------------------------

Wexford Clearing C/F David Wunder (25)              86,321        *          10,000       76,321         *
----------------------------------------------------------------------------------------------------------
Wexford Clearing C/F Thomas P. Basille (26)         86,321        *          10,000       76,321         *
----------------------------------------------------------------------------------------------------------
Robert Zann (27)                                    43,161        *           5,000       38,161         *
----------------------------------------------------------------------------------------------------------
Frank Giglio (28)                                   43,161        *           5,000       38,161         *
----------------------------------------------------------------------------------------------------------
Kovpak II, LLC (29)                                431,611        *          50,000      381,611         *
----------------------------------------------------------------------------------------------------------
Laura Daniels (30)                                  43,161        *           5,000       38,161         *
----------------------------------------------------------------------------------------------------------
George MacLauchlan (31)                            215,806        *          25,000      190,806         *
----------------------------------------------------------------------------------------------------------
Whitney Wykoff & Jeffrey Schumer (32)              129,483        *          15,000      114,483         *
----------------------------------------------------------------------------------------------------------
Rebecca Paul (33)                                   43,161        *           5,000       38,161         *
----------------------------------------------------------------------------------------------------------
Steven Paul (34)                                    43,161        *           5,000       38,161         *
----------------------------------------------------------------------------------------------------------
Brian and Susan McNamara (35)                      215,806        *          25,000      190,806         *
----------------------------------------------------------------------------------------------------------
Newbridge Securities Corporation (36)              881,007    1.06%         881,007            -         *
----------------------------------------------------------------------------------------------------------
Carmine Luppino (37)                            10,798,218   11.88%       1,333,333    9,464,885    10.57%
----------------------------------------------------------------------------------------------------------
Luppino Landscaping & Masonary, LLC (38)         1,395,834    1.68%         666,667      729,167         *
----------------------------------------------------------------------------------------------------------
Triple L Concrete, LLC (39)                      1,333,334    1.60%         666,667      666,667         *
----------------------------------------------------------------------------------------------------------
Carmelo Gioffre (40)                               400,000        *         200,000      200,000         *
----------------------------------------------------------------------------------------------------------
Walter Whitt (41)                                  550,000        *         300,000      250,000         *
----------------------------------------------------------------------------------------------------------
Dwight Power (42)                                1,200,000    1.44%       1,000,000      200,000         *
----------------------------------------------------------------------------------------------------------
Peter Cartmell (43)                              1,140,095    1.37%         500,000      640,095         *
----------------------------------------------------------------------------------------------------------
Salvatore Gioffre (44)                             100,000        *          50,000       50,000         *
----------------------------------------------------------------------------------------------------------
Giuseppe Gioffre (45)                              200,000        *         100,000      100,000         *
----------------------------------------------------------------------------------------------------------
Stephen D. Cirks (46)                              673,333        *         466,667      206,667         *
----------------------------------------------------------------------------------------------------------
The Amber Capital Fund Ltd. (47)                 4,150,000    4.91%       2,000,000    2,150,000     2.61%
----------------------------------------------------------------------------------------------------------
Howard & Myra Rubinstein (48)                      530,000        *         425,000      105,000         *
----------------------------------------------------------------------------------------------------------
Dennis Driscoll (49)                             1,491,666    1.78%       1,166,667      324,999         *
----------------------------------------------------------------------------------------------------------
Anthony Sillo, Jr. (50)                             53,333        *          26,667       26,667         *
----------------------------------------------------------------------------------------------------------
Gerald A. & Jennette K. Mahan (51)                 240,000        *         100,000      140,000         *
----------------------------------------------------------------------------------------------------------
Jerry Davis & Lorna Davis (52)                     343,003        *         166,667      176,336         *
----------------------------------------------------------------------------------------------------------
Donald Goldstein (53)                              400,000        *         200,000      200,000         *
----------------------------------------------------------------------------------------------------------
Salvatore Cascino (54)                             442,660        *         200,000      242,660         *

----------------------------------------------------------------------------------------------------------
Mac Lutz (55)                                      172,419        *          66,667      105,752         *
----------------------------------------------------------------------------------------------------------
Robin Kimel (56)                                   141,634        *          33,333      108,301         *
----------------------------------------------------------------------------------------------------------
Derek Hebner (57)                                  405,646        *         133,333      272,313         *
----------------------------------------------------------------------------------------------------------
Edward Mule (58)                                   800,000        *         400,000      400,000         *
----------------------------------------------------------------------------------------------------------
Jeffery & Dorothy Pollens (59)                     400,000        *         200,000      200,000         *
----------------------------------------------------------------------------------------------------------
Salvatore & Rosemary Mule (60)                     400,000        *         200,000      200,000         *
----------------------------------------------------------------------------------------------------------
John Geuting (61)                                4,516,667    5.24%       1,466,667    3,050,000     3.60%
----------------------------------------------------------------------------------------------------------
Juliette Sasvari and Joan Maurice (62)             400,000        *         200,000      200,000         *
----------------------------------------------------------------------------------------------------------
Elliott Jacoby (63)                                158,309        *          50,000      108,309         *
----------------------------------------------------------------------------------------------------------
Cecelia F. & Alan L.Garber (64)                    266,666        *         133,333      133,333         *
----------------------------------------------------------------------------------------------------------
Charles Mayer (65)                                 666,666        *         333,333      333,333         *
----------------------------------------------------------------------------------------------------------
Paul S. & Marte V. Singerman (66)                  400,000        *         200,000      200,000         *
----------------------------------------------------------------------------------------------------------
Barbara P. & I. Buddy Levine (67)                  800,000        *         400,000      400,000         *
----------------------------------------------------------------------------------------------------------
Lawrence C. & Carole T. Epstein (68)               266,666        *         133,333      133,333         *
----------------------------------------------------------------------------------------------------------
Morris I. Berger (69)                              800,000        *         400,000      400,000         *
----------------------------------------------------------------------------------------------------------
Abbey L. Kaplan (70)                                82,320        *          33,333       48,987         *
----------------------------------------------------------------------------------------------------------
Eliot C. Abbott (71)                               100,000        *          50,000       50,000         *
----------------------------------------------------------------------------------------------------------
Steve I. & Rachel Silverman (72)                   289,909        *         133,333      156,576         *
----------------------------------------------------------------------------------------------------------
Alan J. Kluger (73)                                746,863        *         333,333      413,530         *
----------------------------------------------------------------------------------------------------------
Howard J. & Gina L. Berlin (74)                  1,159,891    1.40%         400,000      759,891         *
----------------------------------------------------------------------------------------------------------
Deborah B. Talenfeld (75)                           66,666        *          33,333       33,333         *
----------------------------------------------------------------------------------------------------------
Mitchell D. Talenfeld (76)                          66,666        *          33,333       33,333         *
----------------------------------------------------------------------------------------------------------
Jena R. & Robert R. Atlass (77)                    100,000        *          50,000       50,000         *
----------------------------------------------------------------------------------------------------------
Jason S. Oletsky (78)                               66,666        *          33,333       33,333         *
----------------------------------------------------------------------------------------------------------
Steven I. Peretz (79)                              400,000        *         200,000      200,000         *
----------------------------------------------------------------------------------------------------------
Jo A. Hall (80)                                    454,234        *         200,000      254,234         *
----------------------------------------------------------------------------------------------------------
Dale S. & Marlene F. Bergman (81)                   66,666        *          33,333       33,333         *
----------------------------------------------------------------------------------------------------------
Michael S. Perse (82)                               66,666        *          33,333       33,333         *
----------------------------------------------------------------------------------------------------------
Bruce A. & Diane W. Katzen (83)                     74,471        *          33,333       41,138         *
----------------------------------------------------------------------------------------------------------
Michael L. Landa (84)                              400,000        *         200,000      200,000         *
----------------------------------------------------------------------------------------------------------

Keith C. Carini (85)                                28,000        *          14,000       14,000         *
----------------------------------------------------------------------------------------------------------
Jason Laikam (86)                                   72,694        *          33,333       39,361         *
----------------------------------------------------------------------------------------------------------
Westminster Capital, Inc. (87)                   1,333,334    1.60%         666,667      666,667         *
----------------------------------------------------------------------------------------------------------
Alan Goldstein (88)                                200,000        *         100,000      100,000         *
----------------------------------------------------------------------------------------------------------
Kirk J. Osborne (89)                               246,320        *         100,000      146,320         *
----------------------------------------------------------------------------------------------------------
Robert A. andJane I. Stuttler (90)                 400,000        *         200,000      200,000         *
----------------------------------------------------------------------------------------------------------
Eric F. Wagner (91)                                200,000        *         100,000      100,000         *
----------------------------------------------------------------------------------------------------------
George & Valerie Wonica (92)                       800,000        *         400,000      400,000         *
----------------------------------------------------------------------------------------------------------
Janice L. Raber (93)                               200,000        *         100,000      100,000         *
----------------------------------------------------------------------------------------------------------
Jeffrey L. Zimmerman (94)                        4,533,333     5.32%      4,233,333      300,000         *
----------------------------------------------------------------------------------------------------------
Thomas Flynn (95)                                  120,000         *        120,000            -         *
----------------------------------------------------------------------------------------------------------
Ross Rogers (96)                                   400,000         *        400,000            -         *
----------------------------------------------------------------------------------------------------------
John White (97)                                    800,000         *        800,000            -         *
----------------------------------------------------------------------------------------------------------
Greg Schultz & Erik Ingvaldsen (98)                400,000         *        400,000            -         *
----------------------------------------------------------------------------------------------------------
World Internet Trade Expediters (99)               800,000         *        400,000      400,000         *
----------------------------------------------------------------------------------------------------------
C & J Services SW (100)                          3,987,500     4.65%      1,400,000    2,587,500     3.07%
----------------------------------------------------------------------------------------------------------
Louis J. Reback Trust (101)                        146,666         *         73,333       73,333         *
----------------------------------------------------------------------------------------------------------
Abraham Reback Living Trust (102)                  366,672         *        183,336      183,336         *
----------------------------------------------------------------------------------------------------------
Naomi and Daniel Kalatsky (103)                     73,332         *         36,666       36,666         *
----------------------------------------------------------------------------------------------------------
Leonard J. Reback (104)                             73,332         *         36,666       36,666         *
----------------------------------------------------------------------------------------------------------
Billie and Garrett Coan (105)                       73,332         *         36,666       36,666         *
----------------------------------------------------------------------------------------------------------
David & Nancy Turner (106)                         900,000     1.09%        900,000            -         *
----------------------------------------------------------------------------------------------------------
Michael Garnick (107)                           10,794,440    12.18%      2,000,000    8,794,440    10.15%
----------------------------------------------------------------------------------------------------------
Charles Stadterman (108)                           360,000         *        200,000      160,000         *
----------------------------------------------------------------------------------------------------------
James Roberts (109)                                400,000         *        400,000            -         *
----------------------------------------------------------------------------------------------------------
Richard E. Fink, Sr. (110)                         200,000         *        200,000            -         *
----------------------------------------------------------------------------------------------------------
Michael Pulwer (111)                             1,030,578     1.24%        800,000      230,578         *
----------------------------------------------------------------------------------------------------------
Reilly Living Trust U/A 8/29/79 (112)              400,000         *        400,000            -         *
----------------------------------------------------------------------------------------------------------
Heidi Davis-Knapik & Christopher Knapik (113)      400,000         *        400,000            -         *
----------------------------------------------------------------------------------------------------------
Craig Suid (114)                                   133,334         *        133,334            -         *
----------------------------------------------------------------------------------------------------------
Eric Levin (115)                                   266,666         *        266,666            -         *

----------------------------------------------------------------------------------------------------------
Carmie Hayes (116)                                 133,334         *        133,334            -         *
----------------------------------------------------------------------------------------------------------
Jamie Maurice (117)                                 66,666         *         66,666            -         *
----------------------------------------------------------------------------------------------------------
Marie Maurice (118)                                 66,666         *         66,666            -         *
----------------------------------------------------------------------------------------------------------
Mary Maurice (119)                                  66,666         *         66,666            -         *
----------------------------------------------------------------------------------------------------------
Stuart Hallet (120)                                 66,666         *         66,666            -         *
----------------------------------------------------------------------------------------------------------
Joan Maurice (121)                                  66,666         *         66,666            -         *
----------------------------------------------------------------------------------------------------------
Chaim & Margaret Stern (122)                     4,000,000     4.73%      4,000,000            -         *
----------------------------------------------------------------------------------------------------------
William Neidner (123)                              400,000         *        400,000            -         *
----------------------------------------------------------------------------------------------------------
Rachel Levine (124)                                200,000         *        200,000            -         *
----------------------------------------------------------------------------------------------------------
Arnold H. Miniman (125)                            200,000         *        200,000            -         *
----------------------------------------------------------------------------------------------------------
The Michael and Caroline Greenberg Family
  2004 Revocable Trust (126)                       400,000         *        400,000            -         *
----------------------------------------------------------------------------------------------------------
Mark Sulkowski (127)                               400,000         *        400,000            -         *
----------------------------------------------------------------------------------------------------------
Muriel Egan (128)                                  200,000         *        200,000            -         *
----------------------------------------------------------------------------------------------------------
Jose & Lillian Pena (129)                          200,000         *        200,000            -         *
----------------------------------------------------------------------------------------------------------
Robert Zann (130)                                  238,161         *        200,000       38,161         *
----------------------------------------------------------------------------------------------------------
Richard Matza (131)                                400,000         *        400,000            -         *
----------------------------------------------------------------------------------------------------------
Melvin Gratz (132)                                 450,000         *        400,000       50,000         *
----------------------------------------------------------------------------------------------------------
Arthur Notini (133)                              5,333,333     6.21%      3,333,333    2,000,000     2.42%
----------------------------------------------------------------------------------------------------------
Punk, Ziegel & Company L.P. (134)                  150,000         *        150,000            -         *
----------------------------------------------------------------------------------------------------------
Apeiron Partners LLC (135)                         150,000         *        150,000            -         *
----------------------------------------------------------------------------------------------------------
Michel Bret (136)                                   17,000         *         17,000            -         *
----------------------------------------------------------------------------------------------------------
Gibraltar Partners Inc. (137)                    1,000,000     1.20%      1,000,000            -         *
----------------------------------------------------------------------------------------------------------
Anthony Johnson (138)                              200,000         *        200,000            -         *
----------------------------------------------------------------------------------------------------------
Shelley Holt (139)                                 500,000         *        500,000            -         *
----------------------------------------------------------------------------------------------------------
Mark H. Falk (140)                                 350,000         *        350,000            -         *
----------------------------------------------------------------------------------------------------------
M. Val Miller (141)                                250,000         *        250,000            -         *
----------------------------------------------------------------------------------------------------------
Edmond Hattaway (142)                              400,000         *        400,000            -         *
----------------------------------------------------------------------------------------------------------
James J. Roberts (143)                             500,000         *        500,000            -         *
----------------------------------------------------------------------------------------------------------
G & D Rentavations, Inc. (144)                     400,000         *        400,000            -         *
----------------------------------------------------------------------------------------------------------
J & D Marine, Inc. (145)                           500,000         *        500,000            -         *

----------------------------------------------------------------------------------------------------------
Tawnya Fondren (146)                               250,000         *        250,000            -         *
----------------------------------------------------------------------------------------------------------
Patrick J. Dreikosen (147)                       1,000,000     1.20%      1,000,000            -         *
----------------------------------------------------------------------------------------------------------
Jodi A. Olds (148)                                 200,000         *        200,000            -         *
----------------------------------------------------------------------------------------------------------
James D. Dunn (149)                              2,000,000     2.40%      2,000,000            -         *
----------------------------------------------------------------------------------------------------------
RJG Family Trust (150)                             100,000         *        100,000            -         *
----------------------------------------------------------------------------------------------------------
Robert A. Goldstein Money Purchase
  Pension P1an (151)                               150,000         *        150,000            -         *
----------------------------------------------------------------------------------------------------------
Lone Star Partnership Holdings, LP (152)           700,000         *        700,000            -         *
----------------------------------------------------------------------------------------------------------
H. August Perotti (153)                             70,525         *         70,525            -         *
----------------------------------------------------------------------------------------------------------
Jason Mediate (154)                                 70,525         *         70,525            -         *
----------------------------------------------------------------------------------------------------------
Anthony DiTocco (155)                              150,000         *        150,000            -         *
----------------------------------------------------------------------------------------------------------
Frank P. and Heather D. Reilly (156)             1,342,544     1.61%        500,000      842,544     1.02%
----------------------------------------------------------------------------------------------------------
Robert A. Stuttler Trust Fund (157)                482,182         *        400,000       82,182         *
----------------------------------------------------------------------------------------------------------
Tony W. Shaw (158)                                  63,145         *         20,000       43,145         *
----------------------------------------------------------------------------------------------------------
Robert F. Green, Jr. (159)                       1,616,026     1.94%        702,878      913,148     1.11%
----------------------------------------------------------------------------------------------------------
Trust Company of America f/b/o
  Gary M. Duquette (160)                            21,214         *         21,214            -         *
----------------------------------------------------------------------------------------------------------
Gary M. Duquette (161)                             100,000         *        100,000            -         *
----------------------------------------------------------------------------------------------------------
Duquette Family Living Trust UDA 2/11/03 (162)     772,654         *        266,667      505,987         *
----------------------------------------------------------------------------------------------------------
Evergreen Marketing, Inc. (163)                     57,143         *         57,143            -         *
----------------------------------------------------------------------------------------------------------
Joel Steven Ostrow (164)                            48,000         *         48,000            -         *
----------------------------------------------------------------------------------------------------------
Joseph Michael Carrino, Jr. (164)                   48,500         *         48,500            -         *
----------------------------------------------------------------------------------------------------------
Troy Jason Goldberg (164)                           48,500         *         48,500            -         *
----------------------------------------------------------------------------------------------------------
Eric Vallejo (164)
----------------------------------------------------------------------------------------------------------
Douglas K. Aguililla (164)                          30,000         *         30,000            -         *
----------------------------------------------------------------------------------------------------------
David Kennett Barrus (164)                         526,000         *        526,000            -         *
----------------------------------------------------------------------------------------------------------
David Kristian Evansen (164)                        92,500         *         92,500            -         *
----------------------------------------------------------------------------------------------------------
Robin R. Hirschman (164)                            42,500         *         42,500            -         *
----------------------------------------------------------------------------------------------------------
Larry Oakley (165)                                  16,216         *         16,216            -         *
----------------------------------------------------------------------------------------------------------
Schneider Weinberger & Beilly LLP (166)          2,121,254     2.53%      1,858,614      262,640         *
----------------------------------------------------------------------------------------------------------
G.F.C., Inc. (167)                                 500,000         *        500,000            -         *
----------------------------------------------------------------------------------------------------------

Joseph Gebron (168)                                500,000         *        500,000            -         *
----------------------------------------------------------------------------------------------------------
James Zimbler (169)                                 60,000         *         60,000            -         *
----------------------------------------------------------------------------------------------------------
Ronald Shapps (170)                                 60,000         *         60,000            -         *
----------------------------------------------------------------------------------------------------------
Chris Bake (171)                                 1,700,000     2.02%        500,000    1,200,000     1.43%
----------------------------------------------------------------------------------------------------------
Richard Starke (173)                               500,000         *        500,000            -         *
----------------------------------------------------------------------------------------------------------
Richard Still (174)                                200,000         *        200,000            -         *
----------------------------------------------------------------------------------------------------------
TOTALS                                         113,445,692               70,453,154   51,192,504
==========================================================================================================

* represents less than 1%.

         In the instance of certain trusts which own less than 1% of our common stock and which are selling security holders, we have included the name of the trustee of the trust but in some instances we were unable to ascertain the beneficiary of the trust.

(1) All investment decisions of Cornell Capital Partners, L.P. are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. The number of shares owned includes:

*    477,038 shares of common stock presently issued and outstanding,
* 1,309,390 shares of our common stock issuable upon the conversion of $350,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673,
* 250,000 shares issuable upon the exercise of common stock purchase warrants which expire on March 9, 2007 with an exercise price of $0.45 per share, and

* 10,000,000 shares of our common stock issuable upon the conversion of a portion of $1,950,000 principal amount Series B 5% secured convertible debentures. Although this number of shares is required to be registered as stated in the debenture, the terms of the debenture further specify that the conversion price is to be calculated at the date of conversion as 100% of the average of the three lowest closing bid prices for our common stock, as quoted by Bloomberg, LP, for the 30 trading days immediately preceding any conversion date. The debenture holder has contractually agreed that no conversion of the debentures or exercise of the warrants related to these debentures may occur if a conversion or exercise would result in the debenture holder and any of its affiliates beneficially owning more than 4.99% of our outstanding common shares following such conversion or exercise.

The number of shares offered hereby includes :

*    439,538 shares of common stock presently issued and outstanding,
* 250,000 shares issuable upon the exercise of common stock purchase warrants which expire on March 9, 2007 with an exercise price of $0.45 per share and
* 10,000,000 shares of our common stock issuable upon the conversion of $2 million principal amount Series B 5% secured convertible debentures. The terms of the debenture provide, however, that the conversion price is to be calculated at the date of conversion as 100% of the average of the three lowest closing bid prices for our common stock, as quoted by Bloomberg, LP, for the 30 trading days immediately preceding any conversion date.
--------------------------------------------------------------------------------
(2) The number of shares owned includes 11,250 shares of common stock presently outstanding, 561,167 shares of common stock underlying $150,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 75,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007. The number of shares offered hereby includes 75,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(3) The number of shares owned includes 1,875 shares of common stock presently outstanding, 93,528 shares of common stock underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007. The number of shares offered hereby includes 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(4) The number of shares owned includes 50,285 shares of common stock presently outstanding, 467,639 shares of common stock underlying $125,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 62,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007. The number of shares offered hereby includes 62,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(5) Dr. Michael Kesselbrenner is the trustee of Garden State Cardiology Pension Plan. The number of shares owned includes 3,375 shares of common stock presently outstanding, 168,350 shares of common stock underlying $45,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 22,500 warrants exercisable at $.45 per share expiring on March 9, 2007. The number of shares offered hereby includes 22,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(6) The number of shares owned includes 1,875 shares of common stock presently outstanding, 93,528 shares of common stock underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.The number of shares offered hereby includes 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(7) The number of shares owned includes 1,875 shares of common stock presently outstanding, 93,528 shares of common stock underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007. The number of shares offered hereby includes 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(8) The number of shares owned includes 1,500 shares of common stock presently outstanding, 74,822 shares of common stock underlying $20,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 10,000 shares underlying warrants exercisable at $.45 per share, 5,000 of which expire on March 9, 2007 and 5,000 of which expire on April 30, 2007. The number of shares offered hereby includes 10,000 shares underlying warrants exercisable at $.45 per share, 5,000 of which expire on March 9, 2007 and 5,000 of which expire on April 30, 2007.
--------------------------------------------------------------------------------
(9) The number of shares owned includes 4,875 shares of common stock presently outstanding, 243,172 shares of common stock underlying $65,000 of our 14.25% secured convertible debentures based upon a conversion price of $.2673 and 32,500 shares underlying warrants exercisable at $.45 per share, 12,500 of which expire on March 9, 2007 and 20,000 of which expire on April 30, 2007. The number of shares offered hereby includes 32,500 shares underlying warrants exercisable at $.45 per share, 12,500 of which expire on March 9, 2007 and 20,000 of which expire on April 30, 2007.
--------------------------------------------------------------------------------
(10) The number of shares owned includes 1,875 shares of common stock presently outstanding, 93,528 shares of common stock underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007. The number of shares offered hereby includes 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(11) Richard B. and Julie S. Humphrey are the control persons of The Humphrey Family Revocable Trust. The number of shares owned includes 17,386 shares of common stock presently outstanding, 187,056 shares of common stock underlying $50,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 25,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007. The number of shares offered hereby includes 25,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(12) The number of shares owned includes 900 shares of common stock presently outstanding, 44,893 shares of common stock underlying $12,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 6,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007. The number of shares offered hereby includes 6,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(13) The number of shares owned includes 34,774 shares of common stock presently outstanding, 374,111 shares of common stock underlying $100,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 50,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007. The number of shares offered hereby includes 50,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(14) The number of shares owned includes 2,250 shares of common stock presently outstanding, 112,233 shares of common stock underlying $30,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 15,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007. The number of shares offered hereby includes 15,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(15) The number of shares owned includes 750 shares of common stock presently outstanding, 37,411 shares of common stock underlying $10,000 of our 14.25% secured convertible debentures based on a conversion price of $.2673 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007. The number of shares offered hereby includes 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.
--------------------------------------------------------------------------------
(16) Anthony Shenk is a control person of Tower Roofing Co., Inc. The number of shares owned includes 750 shares of common stock presently outstanding, 37,411 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007. The number of shares offered hereby includes 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.
--------------------------------------------------------------------------------
(17) The number of shares owned includes 1,500 shares of common stock presently outstanding, 74,822 shares of common stock underlying $20,000 principal amount Series B 5% secured convertible debentures based on a conversion price of $.2673 and 10,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007. The number of shares offered hereby includes 10,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.
--------------------------------------------------------------------------------
(18) The number of shares owned includes 3,750 shares of common stock presently outstanding, 187,056 shares of common stock underlying $50,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 25,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007. The number of shares offered hereby includes 25,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.
--------------------------------------------------------------------------------
(19) The number of shares owned includes 1,500 shares of common stock presently outstanding, 74,822 shares of common stock underlying $20,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 10,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007. The number of shares offered hereby includes 10,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.
--------------------------------------------------------------------------------
(20) The number of shares owned includes 750 shares of common stock presently outstanding, 37,411 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007. The number of shares offered hereby includes 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.
--------------------------------------------------------------------------------
(21) The number of shares owned includes 3,673 shares of common stock presently outstanding, 37,411 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007. The number of shares offered hereby includes 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.
--------------------------------------------------------------------------------
(22) The number of shares owned includes 3,750 shares of common stock presently outstanding, 187,056 shares of common stock underlying $50,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 25,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007. The number of shares offered hereby includes 25,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.
--------------------------------------------------------------------------------
(23) The number of shares owned includes 1,875 shares of common stock presently outstanding, 93,528 shares of common stock underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 12,500 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(24) The number of shares owned includes 1,875 shares of common stock presently outstanding, 93,582 shares of common stock underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 12,500 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(25) The number of shares owned and offered hereby includes 1,499 shares of common stock presently outstanding, 74,822 shares of common stock underlying $20,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 10,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 10,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(26) The number of shares owned and offered hereby includes 1,499 shares of common stock presently outstanding, 74,822 shares of common stock underlying $20,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 10,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 10,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(27) The number of shares owned includes 750 shares of common stock presently outstanding, 37,411 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(28) The number of shares owned includes 750 shares of common stock presently outstanding, 37,411 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(29) Jonathan Kovler is a control person of Kovpak II, LLC. The number of shares owned includes 7,500 shares of common stock presently outstanding, 374,111 shares of common stock underlying $100,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 50,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of share offered hereby includes 50,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(30) The number of shares owned includes 750 shares of common stock presently outstanding, 37,411 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(31) The number of shares owned includes 3,750 shares of common stock presently outstanding, 187,056 shares of common stock underlying $50,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 25,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 25,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(32) The number of shares owned includes 2,250 shares of common stock presently outstanding, 112,233 shares of common stock underlying $30,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 15,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 25,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(33) The number of shares owned includes 750 shares of common stock presently outstanding, 37,411 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(34) The number of shares owned includes 750 shares of common stock presently outstanding, 37,411 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(35) The number of shares owned includes 3,750 shares of common stock presently outstanding, 187,056 shares of common stock underlying $50,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.2673 and

25,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007. The number of shares offered hereby includes 25,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.
--------------------------------------------------------------------------------
(36) The number of shares owned includes 522,132 shares of common stock presently issued and outstanding, 500,000 shares of our common stock underlying common stock purchase warrants which are exercisable at prices ranging from $0.54 per share to $1.29 per share and 255,875 shares of our common stock underlying common stock purchase warrants which are exercisable at $0.2673 per share. The number of shares offer includes 125,132 shares of common stock presently issued and outstanding, 500,000 shares of our common stock underlying common stock purchase warrants which are exercisable at prices ranging from $0.54 per share to $1.29 per share, 218,375 shares underlying warrants exercisable at $0.2673 per share expiring in March and April 2007 and 37,500 shares exercisable at $.45 per share expiring in March and April 2007. Newbridge Securities Corporation is a broker-dealer and a member of the NASD. Mr. Guy Amico is a control person of Newbridge Securities Corporation.
--------------------------------------------------------------------------------

(37) The number of shares owned includes 2,414,885 shares of common stock presently issued and outstanding, 700,000 shares of our common stock underlying a warrant exercisable at $0.05 per share expiring on 2/2/08, 350,000 shares underlying a warrant exercisable at $0.05 per share expiring on 5/10/08, 1,500,000 shares underlying a warrant exercisable at $0.05 per share expiring on 11/10/08, 1,333,333 shares underlying a warrant exercisable at $0.05 per share expiring on 11/15/08 and 2,000,000 shares underlying a warrant exercisable at $0.05 per share expiring on 4/26/09. The number of shares offered hereby includes 1,333,333 shares underlying a warrant exercisable at $.15 per share expiring on 11/15/08.
--------------------------------------------------------------------------------
(38) Carmelo Luppino is a control person of Luppino Landscaping & Masonry LLC. The number of shares owned includes 930,267 shares of common stock presently outstanding and 666,667 shares underlying a warrant exercisable at $0.05 per share expiring on 2/28/2008. The number of shares offered hereby includes 666,667 shares underlying a warrant exercisable at $0.05 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(39) Carmelo Luppino is a control person of Triple L Concrete, LLC. The number of shares owned includes 666,667 shares presently outstanding and 666,667 shares underlying a warrant exercisable at $0.05 per share expiring on 2/28/2008. The number of shares offered hereby includes 666,667 shares underlying a warrant exercisable at $0.05 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(40) The number of shares owned includes 200,000 shares presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered includes 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(41) The number of shares owned includes 837,615 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 100,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(42) The number of shares offered hereby includes 600,000 shares of common stock presently outstanding and 600,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 400,000 shares of common stock presently outstanding and 600,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(43) The number of shares owned includes 520,095 shares of common stock presently outstanding, 500,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008 and 120,000 shares underlying $30,000 of our Series B convertible preferred stock based on a conversion price of $.25 per share. The number of shares offered includes 500,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(44) The number of shares owned includes 50,000 shares presently outstanding and 50,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 50,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(45) The number of shares owned includes 100,000 shares presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(46) The number of shares owned includes 356,667 shares of common stock presently outstanding and 316,667 shares underlying warrants exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 150,000 shares presently outstanding and 316,667 shares underlying warrants exercisable at $.15 per share expiring on 2/28/2008
--------------------------------------------------------------------------------
(47) Michael B. Collins is a control person of The Amber Capital Fund Ltd. The number of shares owned includes 2,150,000 shares of common stock presently outstanding and 2,000,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 2,000,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(48) The number of shares owned includes 105,000 share presently outstanding, 75,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008, 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 10/31/08 and 150,000 underlying $15,000 of our Series C unsecured convertible debentures based on a conversion price of $.10 per share. The number of shares owned and offered includes 75,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008, 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 10/31/08 and 150,000 shares underlying $15,000 of our Series C unsecured convertible debentures based on a conversion price of $.10 per share.
--------------------------------------------------------------------------------
(49) The number of shares owned includes 233,333 shares presently outstanding, 233,333 shares underlying warrants exercisable at $.15 per share expiring on 2/28/08, 333,333 shares underlying warrant exercisable at $.15 and 250,000 shares underlying $25,000 Series C debenture based on a conversion price of $.10 per share.The number of shares offered hereby includes 100,000 shares presently outstanding, 233,333 shares underlying warrants exercisable at $.15 per share expiring on 2/28/08, 333,333 shares underlying warrant exercisable at $.15 and 250,000 shares underlying $25,000 Series C debenture based on a conversion price of $.10 per share.
--------------------------------------------------------------------------------
(50) The number of shares owned includes 26,667 shares of common stock presently outstanding and 26,666 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 26,666 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(51) The number of shares owned includes 140,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(52) The number of shares owned includes 176,336 shares of common stock presently outstanding and 166,667 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered includes 166,667 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/08.
--------------------------------------------------------------------------------
(53) The number of shares owned includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares owned includes 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(54) The number of shares owned includes 242,660 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008
--------------------------------------------------------------------------------
(55) The number of shares owned includes offered includes 105,751 shares of common stock presently outstanding and 66,667 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered includes 66,667 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(56) The number of shares owned offered includes 108,302 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(57) The number of shares owned includes offered includes 152,313 shares of common stock presently outstanding, 133,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008 and 120,000 shares underlying $30,000 of our Series B convertible preferred stock. The number of shares offered includes 133,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(58) The number of shares owned includes 400,000 shares of common stock presently outstanding and 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(59) The number of shares owned includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
{60) The number of shares owned includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------

(61) The number of shares owned includes 800,000 shares of common stock presently outstanding, 800,000 shares underlying warrants exercisable at $0.05 per share expiring on 2/28/08, 666,667 shares underlying a warrant exercisable at $0.05 per share expiring on 11/18/08 1,000,000 shares underlying a warrant exercisable at $0.05 per share expiring 4/21/06 and 1,250,000 shares underlying $100,000 principal amount of our Series D 8% unsecured convertible debentures assuming the current conversion price of $0.08 per share. The number of shares offered hereby includes 800,000 shares underlying warrants exercisable at $0.05 per share expiring on 2/28/08 and 666,667 shares underlying a warrant exercisable at $0.05 per share expiring on 11/18/08 .
--------------------------------------------------------------------------------
(62) The number of shares owned includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(63) The number of shares owned includes 58,309 shares of common stock presently outstanding, 50,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008 and 50,000 shares underlying $12,500 of our Series B convertible preferred stock..The number of shares offered hereby includes 50,000 shares of common stock presently outstanding.
--------------------------------------------------------------------------------
(64) The number of shares owned includes 133,333 shares of common stock presently outstanding and 133,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 133,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(65) The number of shares owned includes 333,333 shares of common stock presently outstanding and 333,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 333,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(66) The number of shares owned includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(67) The number of shares owned includes 400,000 shares of common stock presently outstanding and 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(68) The number of shares owned includes 133,333 shares of common stock presently outstanding and 133,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 133,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(69) The number of shares owned includes 400,000 shares of common stock presently outstanding and 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares owned includes 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(70) The number of shares owned includes 48,987 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(71) The number of shares owned includes 50,000 shares of common stock presently outstanding and 50,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 50,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(72) The number of shares owned includes 136,576 shares of common stock presently outstanding, 133,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008 and 20,000 shares underlying $5,000 of our Series B convertible preferred stock based on a conversion price of $.25. The number of shares offered includes 133,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(73) The number of shares owned includes 413,530 shares of common stock presently outstanding and 333,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered includes 333,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(74) The number of shares owned includes 759,891 shares of common stock presently outstanding and 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(75) The number of shares owned includes 33,333 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(76) The number of shares owned includes 33,333 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(77) The number of shares owned includes 50,000 shares of common stock presently outstanding and 50,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 50,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(78) The number of shares owned includes 33,333 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(79) The number of shares owned includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(80) The number of shares owned includes 254,234 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered includes 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(81) The number of shares owned includes 33,333 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(82) The number of shares owned includes 33,333 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(83) The number of shares of common stock owned includes 41,138 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(84) The number of shares owned includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(85) The number of shares owned includes 14,000 shares of common stock presently outstanding and 14,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 14,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(86) The number of shares owned includes 39,362 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.The number of shares offered includes 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(87) Keenan Behrle is a control person of Westminster Capital, Inc. The number of shares owned includes 666,667 shares of common stock presently outstanding and 666,667 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 666,667 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(88) The number of shares owned includes 100,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(89) The number of shares owned includes 106,320 shares of common stock presently outstanding, 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008 and 40,000 shares underlying $10,000 of our Series B convertible preferred stock. The number of shares offered includes 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(90) The number of shares owned includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(91) The number of shares owned includes 100,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(92) The number of shares owned includes 400,000 shares of common stock presently outstanding and 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(93) The number of shares owned includes 100,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(94) The number of shares owned includes 1,774,000 shares of common stock presently outstanding and 1,100,000 shares underlying warrants exercisable at $.15 per share of which 700,000 expire on 2/28/2008 and 400,000 expire on 7/31/08, 1,333,333 shares underlying warrant exercisable at $.15 per share expiring on 11/14/08 and 1,000,000 shares underlying 100,000 Series C unsecured convertible debenture assuming a conversion price of $.10 per share.The number of shares offered hereby includes 800,000 shares of common stock presently outstanding and 1,100,000 shares underlying warrants exercisable at $.15 per share of which 700,000 expire on 2/28/2008 and 400,000 expire on 7/31/08, 1,333,333 shares underlying warrant exercisable at $.15 per share expiring on 11/14/08 and 1,000,000 shares underlying 100,000 Series C unsecured convertible debenture assuming a conversion price of $.10 per share.
--------------------------------------------------------------------------------
(95) The number of shares owned and offered includes 60,000 shares of common stock presently outstanding and 60,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(96) The number of shares owned and offered includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(97) The number of shares owned and offered includes 400,000 shares of common stock presently outstanding, 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008 and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(98) The number of shares owned and offered includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(99) Chris Bake is a control person of World Internet Trade Expeditors. The number of shares owned includes 400,000 shares presently outstanding and 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------

(100) Chris Bake is a control person of C & J Services SW. The number of shares owned includes 700,000 shares presently outstanding, 200,000 shares underlying a warrant exercisable at $0.05 per share expiring on 2/28/2008, 500,000 shares underlying warrants exercisable at $0.05 per share of which 250,000 expire on 12/23/08, 125,000 expire on 1/4/09, 50,000 expire on 1/20/09 and 75,000 expire on 2/7/09, 1,000,000 shares underlying a warrant exercisable at $0.05 per share expiring on 3/31/09, 150,000 shares underlying a warrant exercisable at $0.05 per share expiring on 4/14/09 and 1,437,500 underlying $115,000 principal amount of our Series D 8% unsecured convertible debentures assuming the current conversion price of $0.08 per share. The number of shares offered hereby includes 700,000 shares presently outstanding, 200,000 shares underlying a warrant exercisable at $.05 per share expiring on 2/28/2008, 500,000 shares underlying warrants exercisable at $0.05 per share of which 250,000 expire on 12/23/08,
--------------------------------------------------------------------------------
(101) The number of shares owned includes 73,333 shares of common stock presently outstanding and 73,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 73,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(102) The number of shares owned includes 183,333 shares of common stock presently outstanding and 183,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 183,333 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(103) The number of shares owned includes 36,666 shares of common stock presently outstanding and 36,666 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 36,666 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(104) The number of shares owned includes 36,666 shares of common stock presently outstanding and 36,666 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 36,666 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(105) The number of shares owned includes 36,666 shares of common stock presently outstanding and 36,666 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered hereby includes 36,666 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(106) The number of shares of common stock owned and offered includes 450,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008 and 250,000 shares underlying a warrant exercisable at $.10 per shares expiring on 1/18/09.
--------------------------------------------------------------------------------

(107) The number of shares of common stock owned includes 5,294,440 shares of common stock presently outstanding, 1,000,000 shares underlying a warrant exercisable at $0.05 per share expiring on 2/28/2008, 2,000,000 shares of common stock underlying a warrant exercisable at $0.05 per share and 2,500,000 shares underlying $200,000 principal amount of our Series D 8% unsecured convertible debentures assuming the current conversion price of $0.08 per share. The number of shares offered includes 1,000,000 shares of common stock presently outstanding and 1,000,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(108) The number of shares of common stock owned includes 260,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008. The number of shares offered includes 100,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(109) The number of shares of common stock owned and offered hereby includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.

--------------------------------------------------------------------------------
(110) The number of shares of common stock owned and offered includes 100,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(111) The number of shares of common stock owned includes 430,578 shares of common stock presently outstanding, 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008 and 200,000 shares underlying $50,000 of our Series B convertible preferred stock based on a conversion price of $.25 per share. The number of shares offered includes 400,000 shares of common stock presently outstanding and 400,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(112) Patrick J. Reilly is the trustee for the Reilly Living Trust U/D/A 8/28/79. The number of shares of common stock owned and offered includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(113) The number of shares of common stock owned and offered includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/28/2008.
--------------------------------------------------------------------------------
(114) The number of shares owned and offered includes 66,667 shares of common stock presently outstanding and 66,667 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(115) The number of shares owned and offered includes 133,333 shares of common stock presently outstanding and 133,333 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(116) The number of shares owned and offered includes 66,667 shares of common stock presently outstanding and 66,667 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(117) The number of shares owned and offered includes 33,333 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(118) The number of shares owned and offered includes 33,333 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(119) The number of shares owned and offered includes 33,333 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(120) The number of shares owned and offered includes 33,333 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(121) The number of shares owned and offered includes 33,333 shares of common stock presently outstanding and 33,333 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008
--------------------------------------------------------------------------------
(122) The number of shares owned and offered includes 2,000,000 shares of common stock presently outstanding and 2,000,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008
--------------------------------------------------------------------------------
(123) The number of shares owned and offered includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(124) The number of shares owned and offered includes 100,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(125) The number of shares owned and offered includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(126) The number of shares owned and offered includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(127) The number of shares owned and offered includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(128) The number of shares owned and offered includes 100,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(129) The number of shares owned and offered includes 100,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(130) The number of shares owned include 100,750 shares of common stock presently outstanding, 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008 and 37,411 shares underlying $10,000 of our 14.25% secured convertible debenture based on a conversion price of $.2673 per share. The number of shares offered hereby include 100,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(131) The number of shares owned and offered includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(132) The number of shares owned includes 250,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008. The number of shares offered hereby includes 200,000 shares of common stock presently outstanding and 200,000 shares underlying a warrant exercisable at $.15 per share expiring on 7/31/2008.
--------------------------------------------------------------------------------
(133) The number of shares owned includes 2,000,000 shares presently outstanding, 2,333,333 shares underlying warrants exercisable at $.15 per share, of which 1,000,000 expire on 2/28/08 and 1,333,333 expire on 10/31/08, and
1,000,000 shares underlying $100,000 of our Series C unsecured convertible debenture based on a conversion price of $.10 per share. The number of shares offered hereby includes 2,333,333 shares underlying warrants exercisable at $.15 per share, of which 1,000,000 expire on 2/28/08 and 1,333,333 expire on 10/31/08, and 1,000,000 shares underlying $100,000 of our Series C unsecured convertible debenture based on a conversion price of $.10 per share.
--------------------------------------------------------------------------------
(134) The number of shares owned and offered hereby includes 150,000 shares underlying a warrant exercisable at $.15 per share expiring on 11/15/2008. Punk, Ziegel & Company, L.P. is a broker-dealer and a member of the NASD. William J. Punk, Jr. is a control person of Punk Ziegel & Company, L.P.
--------------------------------------------------------------------------------
(135) The number of shares owned and offered hereby includes 150,000 shares presently outstanding. Larry Diodato is a control person of Apeiron Partners LLC.
--------------------------------------------------------------------------------
(136) The number of shares owned and offered hereby includes 17,000 shares presently outstanding.
--------------------------------------------------------------------------------
(137) Anthony Johnson is a control person of Gibraltar Partners Inc. The number of shares owned and offered hereby includes 1,000,000 shares underlying a warrant exercisable at $.07 per share expiring on 12/30/2010.
--------------------------------------------------------------------------------
(138) The number of shares owned and offered hereby includes 200,000 shares underlying a warrant exercisable at $.07 per share expiring on 12/30/2010.
--------------------------------------------------------------------------------
(139) The number of shares owned and offered hereby includes 250,000 shares of common stock and 250,000 shares underlying a warrant exercisable at $.10 per share expiring on 1/6/2009.
--------------------------------------------------------------------------------
(140) The number of shares owned and offered hereby includes 175,000 shares of common stock, 125,000 shares underlying a warrant exercisable at $.10 per share expiring on 1/10/2009 and 50,000 shares underlying a warrant exercisable at $.10 per share expiring on 1/30/2009.
--------------------------------------------------------------------------------
(141) The number of shares owned and offered hereby includes 125,000 shares of common stock and 125,000 shares underlying a warrant exercisable at $.10 per share expiring on 1/12/2009.
--------------------------------------------------------------------------------
(142) The number of shares owned and offered hereby includes 200,000 shares of common stock, 125,000 shares underlying a warrant exercisable at $.10 per share expiring on 1/19/2009 and 75,000 shares underlying a warrant exercisable at $.10 per share expiring on 1/27/2009.
--------------------------------------------------------------------------------
(143) The number of shares owned and offered hereby includes 250,000 shares of common stock and 250,000 shares underlying a warrant exercisable at $.10 per share expiring on 1/27/2009.
--------------------------------------------------------------------------------
(144) Paulo Delgado is a control person of G & d Rentavations, Inc. The number of shares owned and offered hereby includes 200,000 shares of common stock and 200,000 shares underlying a warrant exercisable at $.10 per share expiring on 1/27/2009.
--------------------------------------------------------------------------------
(145) Judy Disney is a control person of J & D Marine, Inc. The number of shares owned and offered hereby includes 250,000 shares of common stock and 250,000 shares underlying a warrant exercisable at $.10 per share expiring on 2/2/2009.
--------------------------------------------------------------------------------
(146) The number of shares owned and offered hereby includes 125,000 shares of common stock and 125,000 shares underlying a warrant exercisable at $.10 per share expiring on 2/2/2009.
--------------------------------------------------------------------------------
(147) The number of shares owned and offered hereby includes 500,000 shares of common stock and 500,000 shares underlying a warrant exercisable at $.10 per share expiring on 2/2/2009.
--------------------------------------------------------------------------------
(148) The number of shares owned and offered hereby includes 100,000 shares of common stock and 100,000 shares underlying a warrant exercisable at $.10 per share expiring on 2/3/2009.
--------------------------------------------------------------------------------
(149) The number of shares owned and offered hereby includes 1,000,000 shares of common stock and 1,000,000 shares underlying a warrant exercisable at $.10 per share expiring on 2/3/2009.
--------------------------------------------------------------------------------
(150) Robert Goldstein is a control person of RJG Family Trust. The number of shares owned and offered hereby includes 50,000 shares of common stock and 50,000 shares underlying a warrant exercisable at $.10 per share expiring on 2/7/2009.
--------------------------------------------------------------------------------
(151) Robert Goldstein is trustee of Robert A, Goldstein Money Purchase Pension Plan. The number of shares owned and offered hereby includes 75,000 shares of common stock and 75,000 shares underlying a warrant exercisable at $.10 per share expiring on 2/7/2009.
--------------------------------------------------------------------------------
(152) William Custer is the control person of Lone Star Partnership Holdings, LP. The number of shares owned and offered hereby includes 700,000 shares of common stock underlying $175,000 of convertible promissory notes based on a conversion price of $.25 per share
--------------------------------------------------------------------------------
(153) The number of shares owned and offered hereby includes 30,825 shares of common stock underlying warrants exercisable at $.58 per share which expire on September 30, 2006 and 39,700 shares of common stock underlying warrants exercisable at $.48 per share which expire on November 28, 2006.
--------------------------------------------------------------------------------
(154) The number of shares owned and offered hereby includes 30,825 shares of common stock underlying warrants exercisable at $.58 per share which expire on September 30, 2006 and 39,700 shares of common stock underlying warrants exercisable at $.48 per share which expire on November 28, 2006.
--------------------------------------------------------------------------------
(155) The number of shares owned and offered hereby includes 150,000 shares of common stock underlying options exercisable at $.38 per share which expire on April 1, 2007.
--------------------------------------------------------------------------------
(156) The number of shares owned includes 690,544 shares of common stock presently outstanding, 152,000 shares of common stock underlying $38,000 principal amount Series B convertible preferred stock and 500,000 shares underlying a warrant exercisable at $.15 per share which expires on 2/28/08. The number of shares offered hereby includes 500,000 shares underlying a warrant exercisable at $.15 per share which expires on 2/28/08.
--------------------------------------------------------------------------------
(157) Robert A. Stuttler is a trustee of the Robert A. Stuttler Trust Fund. The number of shares owned includes 282,182 shares of common stock presently outstanding and 200,000 shares of common stock underlying a warrant exercisable at $.15 per share which expires on 2/28/08. The number of shares offered hereby includes 200,000 shares of common stock presently outstanding and 200,000 shares of common stock underlying a warrant exercisable at $.15 per share which expires on 2/28/08.
--------------------------------------------------------------------------------
(158) The number of shares owned includes 23,145 shares of common stock presently outstanding, 20,000 shares underlying a warrant exercisable at $.15 per share which expires on 2/28/08 and 20,000 shares of common stock underlying $5,000 principal amount Series B convertible preferred stock. The number of shares of common stock offered hereby includes 20,000 shares underlying a warrant exercisable at $.15 per share which expires on 2/28/08.
--------------------------------------------------------------------------------

(159) The number of shares owned includes 520,192 shares of common stock, 333,333 shares of common stock underlying a warrant exercisable at $0.05 per share which expires on 11/1/08, 200,000 shares of common stock underlying a warrant exercisable at $0.05 per share which expires on 2/28/08, 250,000 shares of common stock underlying a warrant exercisable at $0.05 per share which expires on 4/17/09 and 312,500 shares of common stock underlying $25,000 principal amount Series D 8% unsecured convertible debentures assuming the current conversion price of $0.08 per share. The shares offered hereby includes 169,544 shares of common stock, 333,333 shares of common stock underlying a warrant exercisable at $.15 per share which expires on 11/1/08 and 200,000 shares of common stock underlying a warrant exercisable at $.15 per share which expires on 2/28/08.
--------------------------------------------------------------------------------
(160) The number of shares owned and offered includes 21,214 shares of common stock presently outstanding.
--------------------------------------------------------------------------------
(161) The number of shares owned and offered includes 100,000 shares of common stock presently outstanding.
--------------------------------------------------------------------------------
(162) Gary M. Duquette is a trustee of the Duquette Family Living Trust UDA 2/11/03.The number of shares owned include 505,987 shares of common stock presently outstanding, 150,000 shares underlying warrants exercisable at $.15 per share expiring on 2/28/08, 66,667 shares underlying a warrant exercisable at $.15 per share and 50,000 shares underlying $5,000 of our Series C debenture based on a conversion price of $.10 per share. The number of shares offered hereby includes 150,000 shares underlying warrants exercisable at $.15 per share expiring on 2/28/08, 66,667 shares underlying a warrant exercisable at $.15 per share and 50,000 shares underlying $5,000 of our Series C unsecured convertible debenture based on a conversion price of $.10 per share.
--------------------------------------------------------------------------------
(163) Matthew Chipman is a control person of Evergreen Marketing, Inc. The number of shares owned and offered includes 57,143 shares of common stock presently outstanding.
--------------------------------------------------------------------------------
(164) The number of shares owned and offered hereby includes shares of our common stock underlying common stock purchase warrants which are exercisable at $0.45 per share. The selling security holder is an employee of Newbridge Securities Corporation, a broker-dealer. We originally issued Newbridge Securities Corporation a warrant representing an aggregate of 873,500 shares of our common stock exercisable at $0.45 per share as compensation for its placement agent services to us. Subsequently, Newbridge Securities Corporation transferred its rights to 836,000 of these shares to its employees.
--------------------------------------------------------------------------------
(165) The number of shares owned and offered includes 16,216 shares of common stock presently outstanding.
--------------------------------------------------------------------------------

(166) The number of shares owned and offered hereby includes 1,060,627 shares of common stock presently outstanding and 666,667 shares underlying a warrant exercisable at $.15 per share expiring on 3/1/2008, 262,640 shares underlying a warrant exercisable at $.15 per share expiring on 2/8/09 and 131,320 shares underlying a warrant exercisable at $.15 per share expiring on 3/10/06.
--------------------------------------------------------------------------------
(167) The number of shares owned and offered hereby includes 300,000 shares presently outstanding and 200,000 shares underlying a warrant exercisable at $.27 per share expiring on 3/21/2008.
--------------------------------------------------------------------------------
(168) The number of shares owned and offered hereby includes 250,000 shares of common stock presently outstanding and 250,000 shares underlying a warrant exercisable at $.15 per share expiring on 2/8/2009. Mr. Gebron is an employee of Mercer Capital Ltd., a broker-dealer.
--------------------------------------------------------------------------------
(169) The number of shares owned and offered includes 60,000 shares of common stock presently outstanding.
--------------------------------------------------------------------------------
(170) The number of shares owned and offered includes 60,000 shares of common stock presently outstanding.

--------------------------------------------------------------------------------
(171) The number of shares owned and offered includes 1,700,000 shares of common stock underlying warrants of which 250,000 are exercisable at $0.05 per share expiring on 1/1/09, 250,000 are exercisable at $0.05 per share expiring on 2/1/09 and 1,200,000 are exercisable at $0.05 per share expiring on 4/3/09.
--------------------------------------------------------------------------------
(172) The number of shares owned and offered includes 250,000 shares of common stock presently outstanding and 250,000 shares underlying a warrant exercisable at $.10 per share which expire on 2/13/09. (173) The number of shares owned and offered includes 100,000 shares of common stock presently outstanding and 100,000 shares underlying a warrant exercisable at $.10 per share which expire on 2/13/09.

         None of the selling security holders are broker-dealers or affiliates of broker-dealers, other than:

         o Newbridge Securities Corporation, an NASD member firm, that acted as placement agent for us in the sale of $1,747,000 of our 14.25% secured convertible debentures. As described earlier in this prospectus, we issued Newbridge Securities Corporation warrants to purchase 1,091,875 shares of our common stock, of which it transferred warrants to purchase 836,000 shares to its sales representatives, as compensation for its services to us as placement agent. We also entered into a business advisory agreement with Newbridge Securities Corporation that terminated in June 2004. As compensation for its services under this business advisory agreement, we issued 600,000 shares of our common stock and warrants to purchase an additional 500,000 shares of our common stock with exercise prices ranging from $0.54 to $1.29 per share. Lastly, Newbridge Securities Corporation was the placement agent for our offering of up to $10,000,000 of our common stock to Cornell Capital Partners, LP under a standby equity distribution agreement for which Newbridge received 25,132 shares of our common stock. In July 2005 this agreement was terminated and no shares were ever sold to Cornell Capital Partners, LP under the standby equity distribution agreement.
         o Messrs. Ostrow, Carrino, Goldberg, Fox, Barrus, Evansen and Hirschman, who are employees of Newbridge Securities Corporation,
         o Mr. Joseph Gebron who is a licensed securities salesperson employed by Mercer Capital Ltd., an NASD member firm. Mr. Gebron received shares of common stock and a warrant as compensation for business advisory services rendered to our company during 2005.
         o Mr. Jason Mediate who is a licensed securities salesperson for Reid & Rudiger LLC. Mr. Mediate received warrants as compensation for business advisory services rendered to our company in 2003.

         To our knowledge none of these firms or individuals has any arrangement with any person to participate in the distribution of such securities.

         None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

         We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

         The shares offered hereby by the selling security holders may be sold from time to time by the selling security holders, or by pledgees, donees, transferees or other successors in interest. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, including, without limitation:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o    privately-negotiated transactions;
         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
         o    through the writing of options on the shares;
         o    a combination of any such methods of sale; and
         o    any other method permitted pursuant to applicable law.

         The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders or their respective pledgees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that selling security holders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling security holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders. The selling security holders and the broker-dealers and agents including Newbridge Securities Corporation, Clayton Dunning & Company Inc. and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts, in connection with the sales.

         The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge no selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling security holder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling security holder and the broker-dealer.

         The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holders are distributing shares covered by this prospectus. The selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

Special Considerations Related to Penny Stock Rules

         Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

         o    a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
         o    a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to these duties or other requirements of securities laws;
         o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
         o a toll-free telephone number for inquiries on disciplinary actions;
         o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
         o    other information as the SEC may require by rule or regulation.

         Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

         o    the bid and offer quotations for the penny stock;
         o the compensation of the broker-dealer and its salesperson in the transaction;
         o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
         o monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.
                         SHARES ELIGIBLE FOR FUTURE SALE

         At April 30, 2006, we had 82,495,960 shares of common stock issued and outstanding, of which approximately 61,033,932 are restricted securities. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP. Members and employees of the firm own an aggregate of 1,075,627 shares of our common stock and warrants to purchase 1,060,627 shares of our common stock for $0.15 per share.

                                     EXPERTS

         Our financial statements as of and for the years ended June 30, 2005 and 2004 included in this prospectus have been audited by Sherb & Co., LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. The registration statement, including all exhibits, and other materials we file with the SEC, may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 100 F Street, N.E., Room 1580, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090.

                        POWER2SHIP, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----

Report of Independent Registered Public Accounting Firm                                                       F-2

Consolidated Balance Sheets, December 31, 2005 (Unaudited) and June 30, 2005                                  F-3

Consolidated Statements of Operations, Six Months Ended December 31, 2005
         and 2004 (Unaudited) and the Fiscal Years Ended June 30, 2005 and 2004                               F-4

Consolidated Statement of Changes in Stockholders' Deficit for the Period from
         May 31, 2002 through June 30, 2005 and for the Six Months Ended
         December 31, 2005 (Unaudited)                                                                        F-5

Consolidated Statements of Cash Flows, Six Months Ended December 31, 2005
         and 2004 (Unaudited) and the Fiscal Years Ended June 30, 2005 and 2004                               F-7

Notes to Consolidated Financial Statements                                                                    F-9

        REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Power2Ship, Inc.

We have audited the accompanying consolidated balance sheet of Power2Ship, Inc. as of June 30, 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended June 30, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Power2Ship, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the years ended June 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had net losses and cash used in operations of $6,645,320 and $3,200,848 respectively, for the year ended June 30, 2005. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
--------------------
Certified Public Accountants

Boca Raton, Florida
October 10, 2005

                        POWER2SHIP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                              December 31,      June 30,
                                                                                  2005            2005
                                                                              -------------   ------------
                                                                               (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                                  $  1,196,847    $    837,753
   Accounts receivable, net of allowance of $30,920 and $30,858                  1,426,659       1,121,427
   Short term note receivable                                                           --          50,000
   Prepaid insurance                                                                92,034          99,595
                                                                              ------------    ------------
        Total current assets                                                     2,715,540       2,108,775

Property and equipment                                                             607,811         530,508
     Less: accumulated depreciation                                               (190,303)       (136,579)
                                                                              ------------    ------------
        Net furniture and equipment                                                417,508         393,929

Software development costs, net of accumulated amortization
  of $126,293 and $99,246                                                          884,744         725,156
Deferred financing costs                                                           185,098         486,527
Intangible asset, net of accumulated amortization
  of $183,513 and $113,325                                                         459,773         524,649
Restricted cash for interest on debentures                                           2,308          37,577
Other assets                                                                       547,016         333,729
                                                                              ------------    ------------

Total assets                                                                  $  5,211,987    $  4,610,342
                                                                              ============    ============
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Notes payable - short term                                                 $    920,000    $    230,000
   Current portion of convertible notes payable
     less discount of $588,963                                                   3,183,037              --
   Line of credit                                                                  288,828         116,660
   Accounts payable                                                              1,548,209       1,098,483
   Accrued expenses                                                                568,533         553,881
   Accrued salaries                                                                231,633         148,228
                                                                              ------------    ------------
       Total current liabilities                                                 6,740,240       2,147,252

Long term debt:
   Long term notes payable                                                          91,667          91,667
   Convertible notes payable less discount of $0 and $282,358                           --       3,589,642
   Convertible note payable to related party                                       115,000         115,000
                                                                              ------------    ------------
       Total liabilities                                                         6,946,907       5,943,561

Stockholders' deficit:
Preferred stock, $.01 par value, 1,000,000 authorized:
   Series B convertible preferred stock, $.01 par value, 200,000
      shares authorized; 158,200 and 168,200 shares issued and outstanding           1,582           1,682
   Series C convertible preferred stock, $.01 par value, 20,000
      shares authorized; 832 and 832 shares issued and outstanding                       8               8
   Series Y convertible preferred stock, $.01 par value, 87,000
      shares authorized; 87,000 and 87,000 shares issued and outstanding               870             870
   Common stock, $.001 par value, 250,000,000 shares
      authorized; 75,088,471 and 66,134,026 issued and outstanding                  75,088          66,134
   Deferred compensation                                                          (539,671)       (143,595)
   Additional paid-in capital                                                   19,985,757      17,797,775
   Accumulated deficit                                                         (21,258,554)    (19,056,093)
                                                                              ------------    ------------

       Total stockholders' deficit                                              (1,734,920)     (1,333,219)
                                                                              ------------    ------------

Total liabilities and stockholders' deficit                                   $  5,211,987    $  4,610,342
                                                                              ============    ============

                             See accompanying notes

                        POWER2SHIP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Six months ended December 31,        Years ended June 30,
                                                   -----------------------------    ----------------------------
                                                        2005            2004            2005            2004
                                                   -------------    ------------    ------------    ------------
                                                   (Unaudited)       (Unaudited)
Revenue:
Freight transportation                              $ 16,201,042    $  1,467,643    $  9,247,453    $  1,778,027
Access services                                               --             180             180         290,013
Implementation services                                    5,668              --              --          23,925
                                                    ------------    ------------    ------------    ------------

       Total revenue                                  16,206,710       1,467,823       9,247,633       2,091,965

Operating expenses:
   Freight transportation                             14,432,467       1,310,054       8,272,985       1,581,119
   Selling, general and administrative:
        Salaries, benefits and consulting fees         2,000,029       1,134,049       4,466,360       2,788,192
        Other selling, general and administrative      1,148,190         829,075       1,813,565       1,153,158
                                                    ------------    ------------    ------------    ------------

       Total operating expenses                       17,580,686       3,273,178      14,552,910       5,522,469
                                                    ------------    ------------    ------------    ------------

       Loss from operations                           (1,373,976)     (1,805,355)     (5,305,277)     (3,430,504)
                                                    ------------    ------------    ------------    ------------

Other income (expense):
   Forgiveness of debt                                     1,415              --          18,111              --
   Interest expense, net                                (832,806)       (419,668)     (1,275,809)       (462,225)
   Other income                                            2,906             571           1,755              --
                                                    ------------    ------------    ------------    ------------

       Total other expense                              (828,485)       (419,097)     (1,255,943)       (462,225)
                                                    ------------    ------------    ------------    ------------

Net loss                                            $ (2,202,461)   $ (2,224,452)   $ (6,561,220)   $ (3,892,729)
                                                    ============    ============    ============    ============

Less: Preferred stock dividend                                --              --         (84,100)     (1,347,044)
                                                    ------------    ------------    ------------    ------------

Loss available to common shareholders               $ (2,202,461)   $ (2,224,452)   $ (6,645,320)   $ (5,239,773)
                                                    ============    ============    ============    ============

Loss per share-basic and diluted                    $      (0.03)   $      (0.06)   $      (0.14)   $      (0.16)
                                                    ============    ============    ============    ============

Weighted average shares outstanding
      - basic and diluted                             71,996,823      39,129,646      46,698,677      32,947,559
                                                    ============    ============    ============    ============







                             See accompanying notes

                        POWER2SHIP, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
               FOR THE PERIOD JUNE 30, 2003 THROUGH JUNE 30, 2005
           AND FOR THE SIX MONTHS ENDED DECEMBER 31, 2005 (UNAUDITED)

(Continued on next page)

                                                    Series B Stock     Series C Stock      Series X Stock       Series Y Stock
                                                  ------------------  -----------------   ------------------   -----------------
                                                   Shares    Amount   Shares    Amount     Shares    Amount    Shares    Amount
                                                  --------- --------  --------  -------   ---------  -------   --------  -------
Balance, June 30, 2003                             9,000    $     90        --  $    --    100,000  $  1,000    87,000   $   870

Conversion of Series X preferred stock
  to common stock                                                                         (100,000)   (1,000)
Common stock issued for anti-dilution
Sale of Series B preferred stock                 163,200        1632
Sale of Series C preferred stock net
  of costs of $30,000                                                   10,832      108
Sale of common stock (Reg S) net of
  costs of $428,847
Conversion of notes and accrued interest
  to Series B stock                               25,800         258
Common stock issued for Series B
  preferred dividend
Common stock returned for rent deposit
Common stock issued for services
Common stock issued for interest
Common stock issued for financing
Common stock issued for services
  - financial consultant
Warrants issued for services
  - financial consultant
Options and warrants issued for
  discount on notes
Options and warrants issued for services
Options and warrants issued for financing
Net loss                                              --          --        --       --         --        --        --        --
                                                --------    --------  --------  -------   --------  --------   -------   -------

Balance, June 30, 2004                           198,000       1,980    10,832      108         --        --    87,000       870
                                                --------    --------  --------  -------   --------  --------   -------   -------

Common stock cancelled for services
  - financial consultant
Warrants cancelled for services
  - financial consultant
Conversion of Series B preferred stock to
  common stock                                   (29,800)       (298)
Conversion of Series C preferred stock to
  common stock                                                          (10,000)   (100)
Sale of units of common stock and warrants
Conversion of notes and accrued interest
  to common stock
Common stock issued for Series B
  preferred dividend
Common stock issued for services
Common stock issued for intellectual property
Common stock issued for services
  - financial consultants
Warrants issued for acquisition GFC/P2SI
Options and warrants issued for services
Beneficial conversion for convertible
  notes payable
Amortization of deferred compensation
Net loss                                              --          --        --       --         --        --        --        --
                                                --------    --------  --------  -------   --------  --------   -------   -------

Balance, June 30, 2005                           168,200    $  1,682       832  $     8         --  $     --    87,000   $   870
                                                --------    --------  --------  -------   --------  --------   -------   -------

Conversion of Series B preferred stock
  to common stock                                (10,000)       (100)
Sale of units of common stock and warrants
Conversion of notes and accrued interest to
  common stock
Common stock issued for services
Common stock issued for services
  - financial consultants
Warrants issued for services
  - financial consultants
Warrants issued for debentures
Options and warrants issued for services
Amortization of deferred compensation
Net loss                                              --          --        --       --         --        --        --        --
                                                --------    --------  --------  -------   --------  --------   -------   -------
Balance, December 31, 2005 (Unaudited)           158,200    $  1,582       832  $     8         --  $     --    87,000   $   870
                                                ========    ========  ========  =======   ========  ========   =======   =======

                             See accompanying notes

                        POWER2SHIP, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
               FOR THE PERIOD JUNE 30, 2003 THROUGH JUNE 30, 2005
           AND FOR THE SIX MONTHS ENDED DECEMBER 31, 2005 (UNAUDITED)

(Continued)

                                                    Common Stock                        Additional
                                                --------------------     Deferred        Paid-in      Accumulated
                                                  Shares     Amount    Compensation      Capital        Deficit        Total
                                                ----------  --------   ------------     ----------   -------------  -----------
Balance, June 30, 2003                         27,345,184  $   27,345  $         --   $  8,359,653   $ (8,430,312)  $    (41,354)

Conversion of Series X preferred stock
  to common stock                               5,700,000       5,700                       (4,700)                           --
Common stock issued for anti-dilution             948,275         948                         (948)                           --
Sale of Series B preferred stock                                                           814,368                       816,000
Sale of Series C preferred stock net of
  costs of $30,000                                                                         294,852                       294,960
Sale of common stock (Reg S) net of costs
  of $428,847                                   1,128,400       1,128                      284,770                       285,898
Conversion of notes and accrued interest to
  Series B stock                                                                           128,742                       129,000
Common stock issued for Series B
  preferred dividend                              233,336         233                       87,499        (87,732)            --
Common stock returned for rent deposit            (50,000)        (50)                     (39,450)                      (39,500)
Common stock issued for services                1,085,208       1,085                      299,557                       300,642
Common stock issued for interest                  441,483         441                      208,729                       209,170
Common stock issued for financing                 816,260         816                      309,363                       310,179
Common stock issued for services
  - financial consultant                          600,000         600      (150,000)       299,400                       150,000
Warrants issued for services
  - financial consultant                                                    (58,410)       116,820                        58,410
Options and warrants issued for
  discount on notes                                                                        108,160                       108,160
Options and warrants issued for services                                                   569,489                       569,489
Options and warrants issued for financing                                                  133,462                       133,462
Net loss                                               --          --            --             --     (3,892,729)    (3,892,729)
                                              -----------  ----------  ------------   ------------   -------------  ------------

Balance, June 30, 2004                         38,248,146  $   38,248  $   (208,410)  $ 11,969,765   $(12,410,773)  $   (608,212)
                                              -----------  ----------  ------------   ------------   -------------  ------------

Common stock cancelled for services
  - financial consultant                         (300,000)       (300)      150,000       (149,700)                           --
Warrants cancelled for services
  - financial consultant                                                     58,410        (58,410)                           --
Conversion of Series B preferred stock to
  common stock                                    596,000         596                         (298)                           --
Conversion of Series C preferred stock to
  common stock                                  1,000,000       1,000                         (900)                           --
Sale of units of common stock and warrants     16,629,000      16,629                    2,477,721                     2,494,350
Conversion of notes and accrued interest to
  common stock                                  2,590,823       2,591                      409,909                       412,500
Common stock issued for Series B
  preferred dividend                              339,661         340                       83,760        (84,100)            --
Common stock issued for services                5,380,396       5,380                    1,515,129                     1,520,509
Common stock issued for intellectual property     600,000         600                      225,400                       226,000
Common stock issued for services
  - financia1 consultants                       1,050,000       1,050      (338,000)       336,950                            --
Warrants issued for acquisition GFC/P2SI                                                    34,600                        34,600
Options and warrants issued for services                                                   759,738                       759,738
Beneficial conversion for convertible
  notes payable                                                                            194,111                       194,111
Amortization of deferred compensation                                       194,405                                      194,405
Net loss                                               --          --            --             --      (6,561,220)   (6,561,220)
                                              -----------  ----------  ------------   ------------   -------------  ------------

Balance, June 30, 2005                         66,134,026  $   66,134  $   (143,595)  $ 17,797,775   $ (19,056,093) $ (1,333,219)
                                              -----------  ----------  ------------   ------------   -------------  ------------

Conversion of Series B preferred stock to
  common stock                                    200,000         200                         (100)                           --
Sale of units of common stock and warrants      5,633,333       5,633                      826,867                       832,500
Conversion of notes and accrued interest to
  common stock                                    574,112         574                      129,426                       130,000
Common stock issued for services                  547,000         547                      105,513                       106,060
Common stock issued for services
  - financial consultants                       2,000,000       2,000      (363,500)       361,500                            --
Warrants issued for services
  - financial consultants                                                  (221,725)       221,725                            --
Warrants issued for debentures                                                             488,200                       488,200
Options and warrants issued for services                                                    54,851                        54,851
Amortization of deferred compensation                                       189,149                                      189,149
Net loss                                               --          --            --             --      (2,202,461)  (2,202,461)
                                              -----------  ----------  ------------   ------------   -------------  ------------
Balance, December 31, 2005 (Unaudited)         75,088,471  $   75,088  $   (539,671)  $ 19,985,757   $ (21,258,554) $ (1,734,920)
                                              ===========  ==========  ============   ============   =============  ============

                             See accompanying notes

                        POWER2SHIP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              Six Months Ended December 31,      Years ended June 30,
                                                              -----------------------------  ---------------------------
                                                                  2005            2004           2005          2004
                                                              ------------   --------------  -----------    ------------
                                                              (Unaudited)     (Unaudited)
Cash flows from operating activities:
   Net loss                                                    $(2,202,461)   $(2,224,452)  $ (6,561,220)   $ (3,892,729)
   Adjustments to reconcile net loss to
      net cash used in operating activities:
        Depreciation                                                53,724         24,686         63,779          37,656
        Amortization of software development costs                  27,046         27,046         54,092          40,621
        Amortization of intangible asset                            64,876         47,085        113,325               -
        Amortization of deferred compensation                      189,149         13,875        194,405               -
        Amortization of deferred financing costs                   301,429        193,284        420,387          39,642
        Amortization of discount on notes payable                  181,595         45,474        112,633          70,635
        Increase (decrease) in allowance for doubtful accounts          62              -         27,895          (4,403)
        Gain on forgiveness of debt                                      -              -        (18,110)              -
        Issuance of stock options and warrants
            for services and conversion                             54,851         61,286        759,738         627,899
        Issuance of stock for services, interest and
          litigation settlement                                    106,060        129,299      1,421,509         659,812
        Changes in operating assets and liabilities:
            (Increase) decrease in receivables                    (305,294)      (117,338)      (830,233)         59,447
            Decrease (increase) in prepaid insurance                 7,561         43,400         64,486         (29,220)
            Increase in other assets                              (178,018)        92,725       (208,040)       (117,313)
            Increase in accounts payable and accrued expenses      547,783        (11,529)     1,184,506         249,936
                                                               -----------    -----------   ------------    ------------

               Net cash used in operating activities            (1,151,637)    (1,675,159)    (3,200,848)     (2,258,017)
                                                               -----------    -----------   ------------    ------------

Cash flows from investing activities:
   Purchases of property and equipment                                   -       (100,000)       (16,409)        (79,773)
   Cash used in acquisitions                                       (77,303)        (9,812)      (269,208)              -
   Capitalized costs of software development                      (186,634)      (179,284)      (361,784)       (340,172)
                                                                  ---------      ---------      ---------       ---------

               Net cash used in investing activities              (263,937)      (289,096)      (647,401)       (419,945)
                                                               -----------    -----------   ------------    ------------

Cash flows from financing activities:
   Proceeds from convertible promissory notes, net of
     costs of $0, $100,000
     $100,000 and $487,084, respectively                           320,000        900,000        900,000       2,109,916
   Proceeds from promissory notes                                  400,000        110,000        642,500         340,000
   Proceeds from notes receivable                                   50,000              -              -               -
   Repayments of promissory notes                                        -        (30,000)      (208,333)       (380,000)
   Repayments of promissory notes - related party                        -              -              -         (20,000)
   Issuance of note receivable                                           -              -        (50,000)              -
   Proceeds from line of credit, net of costs of $0,
     $24,305, $40,305 and $0, respectively                         172,168        166,654         76,355               -
   Proceeds from sale of preferred stock, net of
     costs of $30,000                                                    -              -              -       1,110,960
   Proceeds from sale of common stock and warrants,
     net of costs of $0, $0, $0 and $428,847, respectively         832,500              -      2,493,350         285,898
                                                               -----------    -----------   ------------    ------------

               Net cash provided by financing activities         1,774,668      1,146,654      3,853,872       3,446,774
                                                               -----------    -----------   ------------    ------------

               Net increase in cash and cash equivalents           359,094       (817,601)         5,623         768,812

Cash and cash equivalents, beginning of period                     837,753        832,130        832,130          63,318
                                                               -----------    -----------   ------------    ------------

Cash and cash equivalents, end of period                       $ 1,196,847    $    14,529   $    837,753    $    832,130
                                                               ===========    ===========   ============    ============

                             See accompanying notes
                                       F-7

                        POWER2SHIP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
(Continued)

Supplemental disclosure of cash flow information:
   Cash paid for interest during the period                                               $    239,574    $  14,790
                                                                                          ============    =========
   Cash paid for income taxes during the period                                           $         --    $      --
                                                                                          ============    =========
Non-cash transactions affecting investing and financing activities:
       Common stock issued for Series B preferred dividend                                $     84,100    $  87,732
                                                                                          ============    =========
       Common stock and warrants for services to be rendered in future                    $    338,000    $ 208,410
                                                                                          ============    =========
       Common stock and warrants cancelled                                                $   (208,410)   $      --
                                                                                          ============    =========
       Common stock issued for intellectual property                                      $    226,000    $      --
                                                                                          ============    =========
       Conversion of notes and accrued interest to common stock                           $    412,500    $      --
                                                                                          ============    =========
       Warrants issued for acquisition                                                    $     34,600    $      --
                                                                                          ============    =========
       Conversion of Series B preferred stock to common stock                             $        596    $      --
                                                                                          ============    =========
       Conversion of Series C to common stock                                             $      1,000    $      --
                                                                                          ============    =========
       Beneficial conversion for convertible notes payable                                $    194,111
                                                                                          ============
       Conversion of bridge loan to convertible promissory notes                          $         --    $ 150,000
                                                                                          ============    =========
       Warrants issued for deferred financing costs                                       $         --    $ 133,462
                                                                                          ============    =========
       Common stock issued for deferred financing costs                                   $         --    $ 310,179
                                                                                          ============    =========
       Warrants issued for discount on notes payable                                      $         --    $ 108,160
                                                                                          ============    =========
       Common stock cancelled for rent deposit                                            $         --    $ (39,500)
                                                                                          ============    =========
       Conversion of notes and accrued interest to preferred stock                        $         --    $ 129,000
                                                                                          ============    =========
       Common stock issued for anti-dilution                                              $         --    $     948
                                                                                          ============    =========
       Acquisition details GFC:
          Fair value of assets acquired                                                   $    234,600    $      --
                                                                                          ============    =========
          Liabilities assumed                                                             $   (200,000)   $      --
                                                                                          ============    =========
          Warrants issued for acquisitions                                                $    (34,600)   $      --
                                                                                          ============    =========
       Acquisition details CXT:
          Fair value of assets acquired                                                   $    169,208    $      --
                                                                                          ============    =========
          Liabilities assumed                                                             $    (69,208)   $      --
                                                                                          ============    =========
          Common stock issued for acquisitions                                            $   (100,000)   $      --
                                                                                          ============    =========





                             See accompanying notes

                        POWER2SHIP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

ORGANIZATION
------------
Power2Ship, Inc. (the "Company"), formerly Jaguar Investments, Inc., was incorporated in Nevada on October 28, 1987. On March 11, 2003, the Company merged with Freight Rate, Inc. which became a wholly owned subsidiary. The Company is licensed by the United States Department of Transportation as a broker, arranging for transportation of freight (except household goods) by motor carriers. The Company has a patent pending solution for providing freight carriers (currently trucking companies), shippers (companies sending or receiving freight) and their customers with supply chain, tracking and other logistics information. This information, which instantly becomes accessible through the Company's password-protected, web-based MobileMarket(TM), enables users to make better-informed, cost-effective logistics decisions. Since March 2003 the Company's primary source of revenue has been derived from providing transportation services for shippers' inbound and outbound freight both as a freight broker and by utilizing its own transportation equipment. The Company's system is capable of tracking freight while in transit thereby enabling shippers to optimize their supply chain and reduce their transportation, warehousing and inventory carrying costs. Also, the Company provides carriers with free, unlimited use of a web-based asset management system which enables them to track the location, destination and availability of their transportation equipment. In addition to helping better manage the utilization of carriers' assets and drivers, the MobileMarket(TM) can automatically display information about their available transportation equipment to shippers who, in turn, can select the appropriate equipment to transport their freight.

On February 25, 2005, the Company formed P2S Holdings, Inc., a Florida corporation, as a wholly owned subsidiary. Then, on March 21, 2005, Commodity Express Transportation, Inc. ("CXT"), a wholly owned subsidiary of P2S Holdings formed as a Delaware corporation on March 21, 2002, acquired certain assets and liabilities representing the business of Commodity Express Transportation, Inc., a South Carolina based company engaged in the business of motor carriage specializing in full truckload transportation services primarily using dry vans. CXT provides its transportation services by contracting with independent truck owner-operators and drivers that use trucks provided by CXT. Also, CXT rents a 137,000 square foot distribution facility in South Carolina used by its largest customer and provides freight transportation brokerage services through its wholly owned subsidiary, Commodity Express Brokerage, Inc., a Florida corporation formed on March 3, 2005. See Note 13 - "Acquisitions" for further details related to this transaction.

Also, on March 21, 2005, Power2Ship Intermodal, Inc. ("P2SI"), a wholly owned subsidiary of CXT formed as a Delaware corporation on March 21, 2002, acquired certain assets and liabilities representing the business of GFC, Inc. It is a New Jersey based company in the business of motor carriage specializing in intermodal drayage transportation services. It has operations in Port Newark, New Jersey, Charleston, South Carolina and Charlotte, North Carolina. See Note 13 - "Acquisitions" for further details related to this transaction.

The accompanying unaudited financial statements for the period ended December 31, 2005 have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles as would be included in audited financial statements. In the opinion of management, all adjustments

(consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three and six month periods ended December 31, 2005 are not necessarily indicative of the results to be expected for the fiscal year ended June 30, 2006.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

PRINCIPLES OF CONSOLIDATION
---------------------------
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions have been eliminated.

RECLASSIFICATIONS
-----------------
Certain prior period balances have been reclassified to conform to the current year's presentation. These reclassifications had no impact on previously reported results of operations or stockholders' deficit.

CASH AND CASH EQUIVALENTS
-------------------------
The Company considers all unrestricted deposits and highly liquid investments, readily convertible to known amounts, with an original maturity of three months or less, to be cash equivalents.

PROPERTY AND EQUIPMENT
----------------------
Furniture and equipment is stated at cost. Depreciation on furniture and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized. Expenditures for maintenance and repairs of the assets are charged to expense as incurred.

INCOME TAXES
------------
Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

REVENUE RECOGNITION
-------------------
The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the reported revenue streams of the Company:

Freight transportation revenue consists of the total dollar value of services purchased from us by our customers. The Company recognizes freight transportation revenue when shipments of goods reach their destinations and the receiver of the goods acknowledges their receipt by signing a bill of lading. At that time, our obligations to the customer are completed and collection of receivables is reasonably assured. Emerging Issues Task Force Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent", establishes the criteria for recognizing revenues on a gross or net basis. When we provide these freight transportation services, we are the primary obligor, we are a principal to the transaction not an agent, we have the risk of loss for collection, we have discretion to select the supplier when we do not supply the services and we have latitude in pricing decisions.

Access services revenue is recognized in the month that access to the P2S MobileMarket(TM) is provided to customers. When the Company provides equipment to customers, in conjunction with providing access services to them, on any basis in which ownership is retained by the Company, then the Company accounts for equipment provided to the customer as part of the access services agreement and revenue is recognized ratably over the term of the agreement.

Implementation services revenue, generated pursuant to software development contracts with customers, is recognized on the percentage of completion basis for each deliverable provided for in the contract. Revenue from implementation services is expected to be insignificant as a percentage of total revenue in the foreseeable future.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------
The carrying amounts reported in the balance sheet for cash, receivables, accounts payable, notes payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

USE OF ESTIMATES
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS
-------------------------------

Based on the guidance in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company evaluates long-lived assets, such as property and equipment and intangible assets subject to amortization for impairment at each balance sheet date . Among the factors considered in such evaluations are the occurrence of significant events, significant changes in the environment in which the business assets operate, and the expected future undiscounted cash flows of the business assets in relation to the carrying value of the assets. If impairment is deemed to exist, an impairment charge would be recognized equal to the amount by which the carrying amount of the asset exceeds the fair value of the assets. Management also evaluates events and circumstances to determine whether revised estimates of useful lives are warranted. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet. As of June 30, 2005, management expected its long-lived assets to be fully recoverable.

STOCK BASED COMPENSATION
------------------------
The Company uses SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provision of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 has been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 and SFAS No. 148.

The following table presents pro forma net loss and per share amounts as if the fair value method had been applied to employee stock options and warrants granted:

                                                                   Year Ended       Year Ended
                                                                  June 30, 2005   June 30, 2004
                                                                  -------------   -------------
Loss available to common shareholders, as reported                $  (6,645,320)  $ (5,289,773)

Add: Stock-based employee compensation expense
       included in reported net loss, net of related tax effects                        82,500

Deduct: Total stock-based compensation expense determined under fair value based method for all awards, net of
          related tax effects                                          (988,876)      (326,052)

Pro forma loss available to common shareholders                   $  (7,634,196)  $ (5,533,325)

Loss per share:
    Basic and diluted - as reported                               $       (0.14)  $      (0.16)

    Basic and diluted - pro forma                                 $       (0.16)  $      (0.18)

                                                                   Six Months     Six Months
                                                                      Ended          Ended
                                                                   December 31,   December 31,
                                                                      2005           2004
                                                                    (Unaudited)   (Unaudited)
                                                                    -----------   -----------
Loss available to common shareholders, as reported                $ (2,202,461)   $(2,224,452)

Add: Stock-based employee compensation expense
       included in reported net loss, net of related tax effects            --             --

Deduct: Total stock-based compensation expense determined under fair value based method for all awards, net of
          related tax effects                                          (25,908)       (41,513)

Pro forma loss available to common shareholders                   $ (2,228,369)   $(2,265,965)

Loss per share:
    Basic and diluted - as reported                               $      (0.03)   $     (0.06)

    Basic and diluted - pro forma                                 $      (0.03)   $     (0.06)

LOSS PER COMMON SHARE
---------------------
Basic loss per common share is based upon the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per common share include the effects of potential dilution that would occur if securities (such as warrants) or other contracts (such as options) to issue common stock were exercised or converted into common stock. Such instruments that are convertible into common stock are excluded from the computation in periods in which they have an anti-dilutive effect. Potential common shares included in the computation are not presented in the consolidated financial statements, as their effect would be anti-dilutive. The Company had outstanding options, warrants and shares issuable upon conversion of outstanding convertible debt and preferred stock totaling approximately 67,893,863 and 38,845,349 as of June 30, 2005 and 2004, respectively, which it did not use in computing its diluted loss per share because the Company had net losses for the periods presented in its financial statements and the inclusion of these securities would have been anti-dilutive. The Company had outstanding options, warrants and shares issuable upon conversion of outstanding convertible debt and preferred stock totaling 99,775,003 (unaudited) and 39,744,202 (unaudited) as of December 31, 2005 and 2004, respectively, which it did not use in computing its diluted loss per share because the Company had net losses for the periods presented in its financial statements and the inclusion of these securities would have been anti-dilutive.

RESEARCH AND DEVELOPMENT
------------------------
Research and development costs are expensed as incurred. No research and development expenses were incurred for the years ended June 30, 2005 and 2004. No research and development expenses were incurred for the quarters ended December 31, 2005 and 2004.

COMPUTER SOFTWARE AND WEBSITE DEVELOPMENT COSTS
-----------------------------------------------

The Company has adopted the provisions of AICPA Statement of Position ("SOP") 98-1, Accounting for the Costs of Software Developed or Obtained for Internal Use, and Emerging Issues Task Force ("EITF") Consensus #00-2, Accounting for Web Site Development Costs. The type of costs incurred by the Company in developing its internal use software and Web site include, but are not limited to, payroll and payroll-related costs (e.g. fringe benefits) for employees who devote time to the internal use computer software or Web site project, consulting fees, the price of computer software purchased from third parties and travel expenses incurred by employees or consultants in their duties directly associated with developing the software. These costs are either expensed or capitalized depending on the type of cost and the stage of development of the software and Web site. The Company amortizes its capitalized computer software and website development costs over five years. This amortization period was based on management's assessment that its computer software and website were designed and written to enable them be customized relatively easily for numerous customer applications. SOP 98-1 and EITF #00-2 define three stages of development:

     - the preliminary or planning stage includes all activities related to conceptualizing, evaluating and selecting the alternatives for implementing the project including, but not limited to, developing a project plan, determining desired functionalities and content, identifying required hardware and software tools and selecting external vendors and consultants. All internal and external costs during the preliminary project stage are expensed as incurred.

     - the application and infrastructure development stage begins immediately upon conclusion of the preliminary or planning stage and includes, but is not limited to, all activities related to designing the software configuration and software interfaces, acquiring or customizing the software necessary to build the application, coding, hardware installation and testing, including parallel processing. Generally, any internal and external costs incurred during the application and infrastructure development stage are capitalized and amortized on a straight-line basis over the estimated economic life of the software of five years. General and administrative costs and overhead costs are not capitalized. Amortization for each module or component of software begins after all substantial testing is completed and it is deemed to be ready for its intended use. The only exception to beginning amortization at that time would be if the functionality of that module or component is entirely dependent on the completion of other modules or component in which case the amortization would begin when both the module and the other modules upon which it is functionally dependent are ready for their intended use.

     - the post-implementation/operation stage includes, but is not limited to, activities related to training, user administration, application maintenance, system backups, routine security reviews, the costs of which are expensed as incurred. Also, upgrades and enhancements that result in additional functionality may occur during this stage, the costs of which are amortized on a straight-line basis over the estimated economic life of the upgrade or enhancement of three to five years.

In March and December 2003, the Company completed its preliminary or planning stage and moved into the application and infrastructure development stage with respect to certain components of its software and website and, upon completing all substantial testing and deciding that they were ready for their intended uses, began amortizing over five years $90,665 and $179,799, respectively, in capitalized costs related to the development of these components. Since then, the Company has continued capitalizing internal and external development costs related to various other components of its computer software and website but has not begun amortizing these additional capitalized costs as it has not yet completed the development and testing of these components.

At June 30, 2005 and 2004, the net book value of capitalized software was $725,156 and $462,618, respectively. Amortization expense for the years ended June 30, 2005 and 2004 was $54,093 and $40,621, respectively. At December 31, 2005 and 2004, the net book value of capitalized software was $884,744 (unaudited) and $569,702 (unaudited), respectively. Amortization expense for the six months ended December 31, 2005 and 2004 was $27,046 (unaudited) and $27,046 (unaudited), respectively. Management anticipates that it will commence amortizing over five years a substantial portion of the Company's capitalized software costs during fiscal year 2007 upon completing development of the components of its software and website, performing all substantial testing and deciding that the components are ready for their intended uses.

The Company makes ongoing evaluations of the recoverability of its capitalized internal use software and Web site by comparing the amount capitalized for each module or component of software to their estimated net realizable values. If such evaluations indicate that the unamortized costs exceed the net realizable values, the Company writes off the amount by which the unamortized costs exceed the net realizable values.

CONCENTRATIONS OF CREDIT RISK
-----------------------------
Financial assets that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investments.

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation up to $100,000 per institution. At June 30, 2005, the Company's cash balances exceeded the insured limits by approximately $500,000. At December 31, 2005, the Company's cash balances exceeded the insured limits by approximately $1 million. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash on deposit.

The Company performs on-going credit evaluations of its customer base including those that represent its accounts receivable at June 30, 2005 and at December 31, 2005. The Company maintains reserves for potential credit losses and such losses historically have been within management's expectations.

ADVERTISING
-----------
Advertising is expensed as incurred. Advertising expenses for the years ended June 30, 2005 and 2004 totaled approximately $193,150 and $36,000, respectively. Advertising and marketing expenses, including convention and trade show expenses, for the six months ended December 31, 2005 and 2004 were $50,033(unaudited) and $134,743 (unaudited), respectively.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------
In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2006. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. During the years ended June 30, 2005 and 2004, the Company incurred losses from operations of $5,305,277 and $3,430,504, respectively and, for the same periods, had negative cash flows from operations of $3,200,848 and $2,258,017, respectively. While the Company is attempting to increase sales, the growth has not been significant enough to support the Company's daily operations. Management intends to continue raising additional funds with private placements of its debt and equity securities to accredited investors. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4 - CONCENTRATIONS

During fiscal year 2005, the Company's two largest customers represented approximately 40% and 14% of our total revenue. No other customer accounted for more than 10% of total revenue. For fiscal year 2004, the Company's two largest customers represented approximately 64% and 15% of total revenue. As of June 30, 2005, one customer represented 28% of total account receivable and another customer accounted for 17% of accounts receivable. During the six months ended December 31, 2005, one customer accounted for 53% (unaudited) of the Company's revenue. No other customer accounted for more than 10% of revenue and no customers accounted for more than 10% of accounts receivable.

NOTE 5 - INTANGIBLE ASSETS

In March 2005, the Company allocated $77,374 of the purchase price for Commodity Express Transportation, Inc. and $334,600 of the purchase price for GFC, Inc. to intangible assets attributable to the customer lists of these businesses which are being amortized over their estimated useful lives of 5 years. The Company recorded amortization expense for the year ended June 30, 2005 of $9,739.

At June 30, 2005, future amortization was as follows:

        2006            $    82,395
        2007                 82,395
        2008                 82,395
        2009                 82,395
        2010                 59,530
                        -----------
                        $   389,110
                        ===========

The Company recorded amortization expense for the six months ended December 31, 2005 and 2004 of $21,385 (unaudited) and $0 (unaudited), respectively. At December 31, 2005, future amortization expense for these intangible assets is expected to be as follows:
                                            (Unaudited)
                                            -----------
                           2006             $    53,422
                           2007                  82,395
                           2008                  82,395
                           2009                  82,395
                           2010                  80,243
                                            -----------
                                            $   380,850
                                            ===========

In July and August, 2004, the Company entered into Intellectual Property Assignment Agreements with three of its executives pursuant to which each of them assigned to the Company all of their right, title and interest in and to all the intellectual property which they had contributed to the Company in the past in consideration for an aggregate of 600,000 shares of the Company's common stock issued in January 2005. The Company believes that there are no other parties with any claims to any right, title and interest in and to any of the Company's intellectual property. The shares issued in this transaction were valued at their fair market value of $226,000 and recorded as an intangible asset which is being amortized over its estimated useful life of 24 months from the effective dates of the Intellectual Property Assignment Agreements. The Company recorded amortization expense for the year ended June 30, 2005 of $103,587. The Company recorded amortization expense for the six months ended December 31, 2005 and 2004 of $56,502 (unaudited) and $47,085 (unaudited), respectively.

NOTE 6 - RELATED PARTY TRANSACTIONS

In April 2005, Richard Hersh, our Chief Executive Officer and Michael J. Darden, our President, were granted options providing each of them with the right to purchase ten percent of the shares of common stock of Commodity Express Transportation, Inc., our wholly owned subsidiary, for an exercise price of $60,000 expiring three years from the date these options were granted. These options were valued at $0 since the volatility of this security, one of the key variables required to use the Black-Scholes option pricing model, cannot be determined since this security has never traded. Further, the exercise price of $60,000 for 10% of the shares of this company, or $600,000 for 100% of the company, was more than double the actual purchase price of $269,208.

In February 2005, we engaged Carmelo Luppino, a principal shareholder of the Company, as a consultant to provide us with various business advisory services for one year. During fiscal year 2005, we issued Mr. Luppino 700,000 shares of common stock valued at $203,000, warrants to purchase 1,050,000 shares of common stock for $0.15 per share and 221,755 shares for $0.38 per share valued at $273,301.

In January 2005, Richard Hersh loaned the Company $25,000 which was repaid in February 2005.

In November 2004, an employee received $6,000 from the Company in the form of a short-term demand note. As of June 30, 2005 the balance of the note was $250.

In October 2004, we engaged Michael Garnick, a principal shareholder of the Company, as a consultant to provide us with various business advisory services, particularly related to legal matters, for one year. During fiscal year 2005, we issued Mr. Garnick 450,000 shares of common stock valued at $151,500.

In July and August, 2004, the Company entered into Intellectual Property Assignment Agreements with three of its executives pursuant to which each of them assigned to the Company all of their right, title and interest in and to all the intellectual property which they had contributed to the Company in the past in consideration for an aggregate of 600,000 shares of the Company's common stock issued in January 2005. See Note 5 - "Intangible Assets" for a further description of these transactions.

In March 2003, the Company issued its former Chairman 221,755 options (83,733 pre-merger equivalent) exercisable at $.38 per share with an expiration date of March 6, 2006 which were valued at $4,429 (approximately $.02 per option) using the Black-Scholes option pricing model. The options were issued in consideration for his forgiveness of $83,733 relating to accrued salary and services performed under a consulting agreement resulting in a gain of $79,304.

From March 2003 through October 2004, the Company issued several convertible promissory notes to Michael Garnick, a principal shareholder of the Company. (See Note 8 - Notes Payable and Convertible Notes Payable).

In November, 2002, the Chief Executive Officer received $20,000 from the Company in the form of a short-term demand note bearing interest at the rate of 6% per annum. As of May 31, 2003 the balance of the note and accrued interest was $20,985. This transaction occurred prior to the reverse merger when Freight Rate was a private company. In September, 2003, the note was paid in full.

NOTE 7 - PROPERTY AND EQUIPMENT

At June 30, 2005, property and equipment consisted of the following:

                                                         Estimated Useful
                                                         Lives (in years)
                                                         ----------------

Computer hardware and software                 $ 167,221         5
Vehicles                                          25,000         5
Machinery and equipment                          274,058       3 to 5
Furniture and fixtures                            61,201         7
Leasehold improvements                             3,028         4
                                               ---------
Less: Accumulated Depreciation                  (136,579)
                                               ---------
                                               $ 393,929
                                               =========

At December 31, 2005 (unaudited), property and equipment consisted of the following:

                                                         Estimated Useful
                                            (unaudited)  Lives (in years)
                                            -----------  ----------------

Computer hardware and software                 $ 208,394         5
Vehicles                                          25,000         5
Machinery and equipment                          298,174       3 to 5
Furniture and fixtures                            73,215         7
Leasehold improvements                             3,028         4
                                               ---------
Less: Accumulated Depreciation                  (190,303)
                                               ---------
                                               $ 417,508
                                               =========

Depreciation expense was $63,779 and $37,656 for the years ended June 30, 2005 and 2004, respectively. Depreciation expense was $53,724 (unaudited) and $24,686 (unaudited) for the six months ended December 31, 2005 and 2004, respectively.

NOTE 8 - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

The information in this paragraph is unaudited. In December 2005, the Company borrowed $400,000 from one accredited investor and issued the investor a $400,000 unsecured debenture having a maturity date of May 15, 2006 at which date a $40,000 transaction fee is due and payable. The lender received a five-year warrant to purchase 1,000,000 shares of common stock for $.07 per share that expires on December 30, 2010. The fair value of this warrant was estimated on its grant date using the Black-Scholes option-pricing model when the market price was $.07 per share and assuming no dividend yield, an expected volatility factor of 193%, an approximate risk-free interest rate of 7.25% and a five year expected life. The warrant was valued at $68,200 (unaudited) which was recorded as a discount on notes payable and is being amortized as interest expense over the term of the debenture.

The information in this paragraph is unaudited. In October and November 2005, the Company issued $420,000 of its Series C 10% unsecured, convertible debentures to eight accredited investors in consideration for $320,000 and the exchange of a $100,000 unsecured promissory note issued by the Company in January 2005. The maturity dates of the debentures are the earlier to occur of the one-year anniversary of the debentures or the date the Company receives at least $5,000,000 in aggregate proceeds from subsequent financings. In addition, the lenders received three-year warrants to purchase an aggregate of 5,600,000 shares of common stock for $0.15 per share. The fair value of these warrants was estimated on their grant dates using the Black-Scholes option-pricing model when the market prices ranged from $.13 to $.15 per share and assuming no dividend yield, an expected volatility factor of 193%, an approximate risk-free interest rate of 7.25% and a three year expected life. Since these warrants were valued at $700,133 (unaudited), which exceeded the principal amount of the debentures, the discount on notes payable was limited to $420,000 and is being amortized as interest expense over the term of the debentures. The conversion price per share is the greater of i) $0.15 or ii) 50% of the average closing price of the common stock for the ten trading days immediately preceding the conversion date. However, in the event the Company sells unregistered shares of its common stock, excluding shares underlying employee options or shares issued in connection with a merger or acquisition, for less than $0.15 per share, then the conversion price for any outstanding debentures automatically changes to the greater of i) 50% of the average closing price of the Common Stock on the Over-the-Counter Bulletin Board or such other quotation system as the Common Stock may be principally quoted for the ten (10) trading days immediately preceding the date that Holder provides written notice to Company of their intent to exercise the conversion provision or ii) the lowest price per share paid by any investor for the Company's unregistered shares of common stock at any time between the date of issue of the Debenture and the conversion date. Since the Company sold shares of its common stock for $.10 per share in December 2005, a beneficial conversion feature was realized which, in this case, is not recorded since the discount on notes payable associated with the warrants already equaled the principal amount of the debentures.

In March 2005, pursuant to its asset purchase agreement with GFC, Inc., the Company agreed to pay GFC a total of $200,000 in twenty-four equal payments of $8,333 per month without interest commencing on April 21, 2005 and continuing for the next twenty-three consecutive months subject to partial or full acceleration based on the gross freight revenue of Power2Ship Intermodal generated during the one month period commencing on March 21, 2006. The Company has recorded $100,000 of this obligation as current, and $100,000 as long term, notes payable. As of December 31, 2005, the Company has recorded $100,000 (unaudited) of this obligation as current, and $91,667 (unaudited) as long term notes payable.

In the year ended June 30, 2005, the Company issued $492,500 of unsecured, short-term, promissory notes to seven private investors consisting of $352,500 of 10% notes to four private lenders and $140,000 of 5% notes to three other private lenders. As of June 30, 2005, all but two lenders, one holding $100,000 of the 10% note and one holding $30,000 of the 5% note had forgiven the repayment of their notes in exchange for an aggregate of 2,350,000 shares of common stock and warrants to purchase 2,350,000 shares of common stock being offered by the Company under Rule 506 of Regulation D of the Securities Act of 1933. The two private lenders with the remaining $130,000 of notes waived their right to repayment of principal and accrued interest and consented to the extension of the maturity dates of their notes. Since June 30, 2005, one of the lenders has forgiven the repayment of his $30,000 note in exchange for 200,000 shares of common stock and warrants to purchase 200,000 shares of common stock being offered by the Company under Rule 506 of Regulation D of the Securities Act of 1933. The Company recorded interest expense of $14,569 related to these notes for the year ended June 30, 2005.

In June, 2004, the Company issued a $1,000,000 Series B 5% convertible debenture to one accredited investor. The Company paid commissions and expenses of $135,500 that were accounted for as deferred financing costs that are being amortized as interest expense over the two-year term of the debenture. In addition, the Company issued an aggregate of 816,260 shares of its common stock valued at $348,179 to the investor and placement agent that were accounted for as deferred financing costs that are being amortized over the two-year term of the debenture. Any portion of the outstanding balance of the debenture may be converted by the holder at any time into common stock at a conversion price per share equal to the lesser of $0.456 or 100% of the average of the three lowest closing bid prices of the common stock for the thirty trading days immediately preceding the conversion date. The Company may redeem the debenture at any time by providing three days notice and paying a premium of up to 20% of the amount being redeemed in a combination of cash and common stock. The Company has provided the debenture holder with a security interest in its tangible and intangible assets, subject to automatic subordination to most traditional asset-based loans, to secure the prompt payment of principal. For the years ended June 30, 2005 and 2004, the Company recorded interest expense of $117,750 and $0, respectively, which is being accrued until the debenture is repaid, converted or redeemed.

In September 2004, the Company issued another $1,000,000 Series B 5% secured convertible debenture to one accredited investor. The Company paid commissions and expenses of $100,000 that were accounted for as deferred financing costs and are being amortized as interest expense over the two-year term of the debentures. The conversion and redemption provisions and security interest for these debentures are the same as for the Series B debenture issued in June 2004. For the years ended June 30, 2005 and 2004, the Company recorded interest expense of $80,558 and $0, respectively, which is being accrued until the debenture is repaid, converted or redeemed.

In March and April, 2004, the Company issued $1,747,000 of its Series A 14.25% convertible debentures to 35 accredited investors and paid commissions and expenses of $227,110 accounted for as deferred financing costs that are being amortized as interest expense over the terms of the debentures. In addition, the Company issued 873,500 warrants valued at $108,160 and 131,025 common shares valued at $55,031 to the lenders accounted for as interest expense. The debentures mature on December 31, 2006, and earn interest of 14.25% per annum payable semi-annually in arrears on June 30 and December 31. The debentures may be converted by the holders at any time into common stock at a conversion price per share defined as the lesser of $0.80 or ninety percent of the market price of the common stock which was calculated to be $0.2673. This discounted conversion price resulted in the recognition of a beneficial conversion provision of $194,111 recorded as a discount on notes payable that is being amortized as interest expense over the remaining term of the debentures. As of June 30, 2005, one holder had converted $50,000 of their debentures resulting in additional amortization expense of $1,719 during the year ended June 30, 2005. The Company may redeem the debentures with fifteen days notice at any time, by paying a premium of up to 15% of their original purchase price in a combination of cash and common stock. For the years ended June 30, 2005 and 2004, the accrued interest on the debentures was $35,269 and $66,867, respectively, and the amortization of deferred financing costs was $130,368 and $39,642, respectively. The Company has provided the debenture holders with a security interest in its tangible and intangible assets, subject to automatic subordination to most traditional asset-based loans, to secure the prompt payment of principal. In addition, the Company is required to set aside the equivalent of six months interest on the debentures in a separate account in the event of a default. At June 30, 2005, the Company had restricted cash of $37,576 in a money market account established for this purpose.

In December 2003 and January 2004, the Company issued a total of $340,000 of 18% short-term promissory notes to six individuals, paid commissions associated with the placement of such notes of $34,000 and issued the lenders a total of 185,458 shares of the Company's restricted common stock valued at $81,383. Interest expense for the twelve months ended June 30, 2004 on the notes was $14,790. The total of commissions, value of the common stock and interest of $130,173 was recorded as interest expense for the twelve months ended June 30, 2004. In March, 2004, the Company repaid $190,000 of these notes and converted $150,000 into Series A Convertible Debentures discussed above.

On July 15, 2003, the Company issued a promissory note in the amount of $170,000 for licenses to use certain logistics software. The note replaced a prior note for the licenses which was the subject of a lawsuit and other disputed claims by various parties. The lawsuit was initiated by the software vendor to enforce payment of the prior promissory note in the amount of $143,000 which had expired in May 2002. This prior note had been issued to the software vendor in September 2001 to reflect the balance owed on software licenses purchased in March 2000. The Company did not make the required payments on the prior note and asserted counterclaims against the software vendor in the lawsuit for breach of contract, fraudulent inducement and declaratory relief. The new note was the result of a settlement agreement for all claims by all parties. The note bears no interest and required the Company to pay $30,000 upon issuing the note followed by 22 consecutive payments of $5,000 on the first of each month beginning on August 1, 2003 for a total of $140,000. The new note payable was recorded at the face value of $170,000 and the old note of $140,000 and accrued interest of $15,111 was written off. Prepaid interest in the amount of $11,889 was recorded. As of June 30, 2005, all the aforementioned payments were made when due and the $30,000 remaining balance of the note was waived resulting in a write-off of $30,000 against prepaid interest and a gain of $18,111.

In March 2003, the Company issued a $125,000 convertible promissory note to Michael Garnick, a private investor that also was a non-affiliated Company shareholder. In June 2003, the Company and the shareholder cancelled the old note and issued a new promissory note for $225,000 as the Company received an additional $100,000. The new note had an interest rate of 5% per annum, had a maturity date of December 5, 2003 and had a conversion price of $.40 per share. Subsequent to its issuance, the conversion provision in the new note was amended to change the conversion price to $.79 per share which equaled the closing market price of our common stock on the issue date of the note. We also granted the note holder, in connection with the loan, warrants to purchase 75,000 shares of common stock at a price of $0.79 per share which expired on June 5, 2004. These warrants were valued at $16,650 and recorded as interest expense. In July 2003, the Company made a $100,000 principal payment on the $225,000 note and, in September 2003, repaid the $125,000 outstanding balance of the note, plus accrued interest of $4,000, with 25,800 shares of its Series B preferred stock convertible at $0.25 per share. This conversion provision represents a beneficial conversion feature, the value of which is calculated by subtracting the conversion price of $0.25 from the market price of the common stock on the date the preferred shares were issued. In this case, since the beneficial conversion feature is valued at more than the conversion price, the total value of the shares or $129,000 was recorded as preferred dividends during the year ended June 30, 2004. In October 2004, the holder converted all of their Series B preferred stock into 516,000 shares of common stock. (See Note 7 - Related Party Transactions)

On March 10, 2003, the Company issued an 8% convertible promissory note due June 30, 2006 in the amount of $135,000 to its Chief Executive Officer in exchange for his forgiveness of $147,520 of accrued salary. The outstanding principal balance of the note may be converted at any time into common stock at a conversion price equal to the lesser of $1.51 per share or 50% of the average closing bid prices of the Company's common stock for the five trading days immediately preceding the date of such conversion but no less than $0.75 per share.

On March 6, 2003, the Company issued a convertible promissory note in the amount of $175,000 to an unaffiliated Company shareholder. The interest rate of the note is 8% per annum and it has a maturity date of June 30, 2006. The holder of the note has the right to convert the outstanding principal balance of the note into the Company's common stock at any time prior to its maturity date at a conversion price equal to the lesser of 1) $1.51 per share or 2) 50% of the average of the closing bid prices of the common stock for the five trading days immediately preceding the date of conversion but no less than $0.25 per share. This discounted conversion price required the recognition of a beneficial conversion provision of $175,000 recorded as a discount on notes payable which is being amortized as interest expense over the term of the note. As of June 30, 2005, the Company had accrued interest in the amount of $32,411 and had amortized $122,020 of the discount as interest expense.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES
----------------
The Company leases tractor and trailers under operating leases with terms ranging from two to six years. At June 30, 2005, minimum future lease commitments were as follows:

        2006               $  739,878
        2007                  715,980
        2008                  530,852
        2009                  507,840
        2010 and beyond       651,265
                           ----------
                           $3,145,815
                           ==========

The Company leases office space under an operating lease commencing May 15, 2003. The lease terminates on May 31, 2007.

At June 30, 2005, minimum future rental commitments were as follows:

        2006               $  125,213
        2007                   52,813
                           ----------
                           $  178,026
                           ==========

Also required was an additional security deposit of $9,312 by June 1, 2004. This amount was secured by 50,000 shares of the Company's common stock valued at $39,500 which were deposited with the landlord in June, 2003 and returned in May 2004 when the payment of the additional deposit was made.

For the years ended June 30, 2005 and 2004, rent expense was $198,528 and $121,586, respectively.

In addition, the Company leases a phone system and a copier with minimum future rental commitments through March 31, 2007 as follows:

        2006               $   10,780
        2007                    2,852
                           ----------
                           $   13,632
                           ==========

Total amounts expensed for the years ended June 30, 2005 and 2004, were $11,162 and $9,576, respectively.

LICENSE AGREEMENT
-----------------
The Company has an agreement with a vendor of global positioning system, or GPS, devices which requires the Company to pay the vendor a monthly royalty fee on each device once it is activated. For the years ended June 30, 2005 and 2004, the Company paid $10,004 and $5,325 in connection with this agreement.

CONTINGENCIES
-------------
On April 19, 2005, the Company received a complaint filed on April 14, 2005 in the circuit court of the 15th Judicial Circuit for Palm Beach County, Florida (Palm Beach Media Associates, Inc. v. Power2Ship, Inc., Case No. 502005 CA 003494). The complaint alleges that the Company had breached an agreement entered into between the Company and the plaintiff on June 4, 2004, a Florida corporation that provides advertising and marketing services, by virtue of having not paid certain fees claimed by the plaintiff. The Company filed its answer and affirmative defenses to this complaint on May 16, 2005. The Company attended a mediation requested by the plaintiff on August 11, 2005 which was unsuccessful. We cannot predict the outcome of this matter at this time nor are we able to quantify the impact of an adverse ruling on the Company.

The Company regularly assesses the potential impact of pending litigation on its financial statements. As of June 30, 2005, the Company's pending litigation is expected to have a negligible, if any, impact on its financial statements.

NOTE 10 - EMPLOYMENT AGREEMENTS

Effective January 1, 2003, the Company commenced a five-year employment agreement with its Chief Executive Officer, Richard Hersh. The term of employment may be automatically renewed for successive one year terms beginning on the five-year anniversary of the agreement unless previously terminated according to the termination provisions in the agreement or if the Company or Hersh elects to terminate the agreement by written notice at least ninety days prior to the expiration of the then-current term of employment. Under the terms of this agreement, Hersh will receive a base salary and became eligible to receive a bonus based on the financial performance of the Company.

Effective January 1, 2003, the Company commenced a four-year employment agreement with its Vice President of Technology, John Urbanowicz. The term of employment may be automatically renewed for successive one year terms beginning on the four-year anniversary of the agreement unless previously terminated according to the termination provisions in the agreement or if the Company or Urbanowicz elects to terminate the agreement by written notice at least ninety days prior to the expiration of the then-current term of employment. Under the terms of this agreement, Urbanowicz will receive a base salary and became eligible to receive a discretionary bonus based on performance.

Effective April 15, 2003, the Company commenced a four-year employment agreement with its President, Michael J. Darden. The term of employment may be automatically renewed for successive one year terms beginning on the four-year anniversary of the agreement unless previously terminated according to the termination provisions in the agreement or if the Company or Darden elects to terminate the agreement by written notice at least ninety days prior to the expiration of the then-current term of employment. Under the terms of this agreement, Darden will receive a base salary, be granted a certain number of stock options subject to a specified vesting period and became eligible to receive a bonus based on the financial performance of the Company.

At June 30, 2005, the aggregate commitments pursuant to the employment agreements with our executive officers are as follows:

        2006         $   600,987
        2007             513,111
        2008             155,520
                     -----------
                     $ 1,269,618
                     ===========

NOTE 11 - INCOME TAXES

The Company had available at June 30, 2005, operating loss carryforwards for federal and state taxes of approximately $14,800,000, which could be applied against taxable income in subsequent years through 2025. Such amounts would be subject to the limitations contained under Section 382 of the Internal Revenue Code relating to changes in ownership. However, given that the realization of this tax effect is uncertain, a full valuation allowance was recorded.

Reconciliation of the differences between income taxes computed at the federal statutory tax rates and the provision for income taxes is as follows:

                                                    2005                     2004
                                           ----------------------    ----------------------
Income tax benefit computed at
Federal statutory tax rate                 $   2,231,000    34.0 %   $  1,488,000     34.0 %
State tax, net of
Federal benefits                                 230,000     3.5 %        145,000      3.5 %
Non-deductible non-cash expenses                (374,000)  (16.8)%       (457,000)   (10.5)%
Reinstatement/change in deferred
  tax asset valuation allowance               (2,087,000)  (20.7)%     (1,176,000)   (27.0)%

Provision for income taxes                 $          --      -- %   $         --       -- %

Temporary differences that give rise to significant deferred tax assets are as follows:

                                                       2005          2004
                                                   ------------  ------------
Net operating loss carryforward                    $  5,353,000  $  3,266,000

Valuation allowance                                  (5,353,000)   (3,226,000)

Net deferred tax asset                             $         --  $         --

NOTE 12 - STOCKHOLDERS' DEFICIT

SERIES B CONVERTIBLE PREFERRED STOCK
------------------------------------

During the year ended June 30, 2005, 29,800 shares of Series B preferred stock were converted to 596,000 shares of common stock. On June 30, 2005, the Company issued 339,661 shares of common stock as a 10% dividend to the holders of the preferred stock as of that date which were recorded at their fair market value of $84,100. During the six months ended December 31, 2005, six shareholders converted 10,000 shares of Series B preferred stock into 200,000 shares of common stock (unaudited).

During the year ended June 30, 2004, the Company issued 189,000 share of its Series B convertible preferred stock including 163,200 shares that were sold for $816,000 and 25,800 shares that were issued as repayment of a promissory note and accrued interest thereon (see Note 8). The shares are convertible into the Company's common stock at a price of $0.25 per share and are entitled to receive annual dividends of 10% and have preferred registration rights. This conversion provision represents a beneficial conversion feature, the value of which is calculated by subtracting the conversion price of $0.25 from the market price of the common stock on the date the preferred shares were issued. The value of this beneficial conversion feature was $812,840 that was recognized as preferred dividends during the year ended June 30, 2004. On June 30, 2004, the Company issued 233,336 shares of common stock as a 10% dividend to the holders of the preferred stock as of that date which were recorded at their fair market values of $87,732. This offering, effected under Rule 506 of Regulation D of the Securities Act of 1933, was completed in the quarter ended December 31, 2003.

SERIES C CONVERTIBLE PREFERRED STOCK
------------------------------------
During the year ended June 30, 2005, 10,000 shares of Series C preferred stock were converted to 1,000,000 shares of common stock.

During the year ended June 30, 2004, the Company sold 10,832 shares of its Series C convertible preferred stock for $324,960 less commissions of $30,000. These shares are convertible into 1,083,200 shares of the Company's common stock at $0.30 per share. This conversion provision represented a beneficial conversion feature of $317,472 that was recognized as preferred dividends for the year ended June 30, 2004. In addition, the holders of the Series C preferred stock received warrants to purchase 541,600 shares of common stock exercisable at $1.00 per share for a period of three years and preferred registration rights. No expense was recognized for these warrants as both the charge and the credit were to additional paid in capital. This transaction, effected under Rule 506 of Regulation D of the Securities Act of 1933, was completed in the quarter ended March 31, 2004.

SERIES X CONVERTIBLE PREFERRED STOCK
------------------------------------
During the year ended June 30, 2004, 100,000 shares of Series X convertible preferred stock were converted into 5,700,000 shares of the Company's common stock and the shares of Series X convertible preferred stock were cancelled. The Series X convertible preferred stock had been issued on a pro rata basis to all of the preferred and common shareholders of Freight Rate, Inc. upon its reverse merger with the Company in March 2003. The preferred stock had a stated value and par value of $.01, paid no dividends, had no voting rights and no liquidity preference, and was convertible into shares of the Company's common stock based upon certain rights set forth in the merger agreement between Freight Rate, Inc. and the Company dated March 10, 2003.

SERIES Y CONVERTIBLE PREFERRED STOCK
------------------------------------
In connection with the reverse merger of Freight Rate, Inc. with the Company in March 2003, the Company issued 87,000 shares of Series Y preferred stock to the Chief Executive Officer of Freight Rate, Inc., who became the Company's Chief Executive Officer upon the merger. The preferred stock has a stated value and par value of $.01, pays no dividends and has no liquidity preference. Each share of Series Y convertible preferred stock has 200 votes per share and has the right to vote with the common shareholders in all matters. As of June 30, 2005, these voting rights provided the holder with voting control of approximately 23.4% of the Company's shares. The shares are convertible into 230,405 shares of the Company's common stock at the holder's option.

COMMON STOCK
------------
During the year ended June 30, 2005, the Company:

     Sold approximately 83.1 units, consisting of 16,629,000 shares of common stock and warrants to purchase 16,629,000 shares of common stock for $0.15 per share, to 65 investors for $2,494,350, less commissions of $106,250 to one placement agent related to these sales;

     Sold approximately 12.1 units, consisting of 2,416,668 shares of common stock and warrants to purchase 2,416,668 shares of common stock for $0.15 per share, to seven investors in consideration for their forgiving $362,500 of promissory notes from the Company;

     Issued 5,380,396 shares of common stock to 15 individuals and entities pursuant to various consulting and other types of agreements that were recorded during the year as consulting expense of $1,520,509, the fair market value of the shares at the date of issuance;

     Issued 1,050,000 shares pursuant to consulting agreements with three consultants valued at $338,000 that were recorded as deferred compensation and are being expensed over the respective terms of the consulting agreements;

     Issued 174,155 shares of common stock upon the conversion of $50,000 of the Company's 14.25% secured convertible debentures by one lender and recorded interest expense of $1,714 to account for the unamortized portion of deferred financing costs associated with the converted debentures;

     Issued an aggregate of 600,000 shares of common stock valued at $226,000, the fair market value of the shares at the date of issuance to three of the Company's executives in consideration for their assigning to the Company all of their right, title and interest in and to all the intellectual property which they had contributed to the Company in the past;

     Issued 596,000 shares of common stock to four shareholders upon the conversion of 29,600 shares of their Series B preferred stock;

     Issued 1,000,000 shares of common stock to one shareholder upon the conversion of 10,000 shares of their Series C preferred stock;

     Issued 339,661 shares of common stock valued at $84,100 as preferred dividends to the holders of the Company's Series B preferred stock and

     Cancelled 300,000 shares of common stock valued at $150,000 upon cancellation of a consulting agreement with one consulting company and eliminated the deferred compensation recorded upon the original issuance of these shares.

During the year ended June 30, 2004, the Company:

     Issued 600,000 shares of common stock valued at $300,000 pursuant to a consulting agreement entered into in March 2004, of which one-half of these shares, valued at $150,000, were earned and expensed upon issuance and the other half was recorded as $150,000 of deferred compensation to be earned on September 1, 2004 unless the agreement was terminated by either party prior to that date and, in August, 2004, terminated the consulting agreement, cancelled 300,000 shares and reduced deferred compensation by $150,000;

     Issued 5,700,000 shares of common stock, recorded at par value of $5,700, in exchange for all 100,000 shares of its Series X convertible preferred stock;

     Issued 1,085,208 shares of common stock to vendors, employees and consultants and recorded the shares at their fair market value of $300,642 in salaries, benefits and consulting fees;

     Sold 1,128,400 shares of common stock to individual investors residing outside of the United States for $714,745 less offering costs and discounts of $428,847 netting $285,898;

     Issued 948,275 shares of common stock, recorded at par value of $948, pursuant to anti-dilution agreements with respect to the issuance of common stock to the holders of the Company's Series X convertible preferred stock which restates the 2,143,000 common shares reported as being issued related to anti-dilution provisions in the Company's 10-QSB for the period ended November 30, 2003;

     Issued 441,483 shares of common stock to various lenders and recorded interest expense of $209,170;

     Issued 233,336 shares of common stock, recorded at par value of $233, as a dividend to holders of its Series B convertible preferred stock;

     Cancelled 50,000 shares issued to its landlord as an additional security deposit upon paying the required additional security deposit of $9,312 in May 2004; and

     Issued 816,260 shares valued at $310,179 to one accredited investor and a placement agent upon entering into a Standby Equity Distribution Agreement with the investor and recorded the value of these shares as deferred financing costs to be amortized over the life of the agreement.

Information related to issuances of common stock during the quarter ended September 30, 2005 are disclosed in Note 15 - "Subsequent Events" to these financial statements.

The information in the following paragraph is unaudited. During the quarter ended December 31, 2005, the Company issued an aggregate of 577,000 shares of its common stock. This total issuance consisted of 250,000 shares sold to one investor pursuant to the Company's unit offering for which it received $25,000 of net proceeds, 267,000 shares issued to three consultants valued at $32,360 pursuant to consulting agreements and 60,000 shares issued to two shareholders upon conversion of their Series B preferred stock. For the six months ended December 31, 2005, the Company recorded $585,225 in deferred compensation for the shares issued as compensation pursuant to agreements and amortized $189,149 as consulting expenses.

OPTIONS AND WARRANTS
--------------------
The Company's board of directors has the authority to determine when and to whom it grant options and warrants to purchase shares of the Company's common stock. In addition, the board determines the number of options and warrants to be granted and all other terms and conditions related to these securities such as the recipients' vesting schedules, expiration dates, exercise prices and restrictions.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options and warrants is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. For purposes of the pro forma calculations, the fair value of each option was estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions used:

                                           2005       2004
                                           ----       -----
Dividend yield                             None       None
Expected volatility factor                  94%        55%
Approximate risk free interest rates      4.75%         3%
Expected lives, in years                     3          3

The determination of fair values for all stock options and warrants is based on the assumptions described in the preceding paragraph, and because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects on reported net income or loss for future years.

STOCK OPTIONS
-------------
During the year ended June 30, 2005, the Company:

     Granted three-year stock options to purchase 5,585,505 shares of common stock to the Company's employees for prices ranging from $0.25 to $0.38 per share, which were equal to or above the fair values of the common stock at the respective grant dates, and accordingly, under APB 25, no compensation was recognized; and

     Cancelled stock options to purchase 221,755 shares of common stock owned by the Company's former Chief Executive Officer.

     Also, stock options to purchase 2,409,982 shares of common stock expired during the year ended June 30, 2005.

During the year ended June 30, 2004, the Company granted stock options to:

     A securities advisor to purchase 500,000 shares of common stock at a price of $.01 per share in connection with a one year Business Advisory Agreement that were exercised in June 2004 upon the termination of the Business Advisory Agreement. Using the Black-Scholes option-pricing model, $270,000 was expensed as consulting fees;

     Employees and directors of the Company to purchase 321,500 shares of common stock that expire three to five years from their respective grant dates at prices ranging from $.31 to $.52 per share which, under APB 25, required no compensation to be recognized as the exercise prices were equal to or above the fair values of the common stock at the respective grant dates; and

     Consultants to purchase 320,334 shares of common stock and charged $85,683 to consulting fees for the fair value of the instruments granted using the Black-Scholes option-pricing model.

Also, during the year ended June 30, 2004, the Company cancelled 100,000 stock options for one consultant.

A summary of the stock option activity is as follows:

                                        Weighted Average     Number of       Exercise Price
                                        Exercise Price        Options          Per Option
                                        --------------        -------          ----------
Outstanding options at June 30, 2003    $           0.40     14,486,679       $0.38 - 1.01

    Granted                             $           0.19      1,141,834       $0.01 - 0.52
    Cancelled                           $           0.56       (100,000)      $0.56
    Exercised                           $           0.01       (500,000)      $0.01
    Expired                             $           0.42       (274,764)      $0.38 - 0.75

Outstanding options at June 30, 2004    $           0.40     14,753,749       $0.31 - 1.01

    Granted                             $           0.29      5,585,505       $0.25 - 0.38
    Cancelled                           $           0.38       (221,755)      $0.38
    Exercised                                                        --
    Expired                             $           0.38     (2,409,982)      $0.38

Outstanding options at June 30, 2005    $           0.32     17,707,517       $0.25 - 1.01

Exercisable options at June 30, 2005    $           0.37     17,439,083       $0.25 - 1.01

                               Number of Options     Remaining    Weighted Average
 Range of Exercise Price          Outstanding      Life in Years   Exercise Price
 -----------------------       -----------------   -------------  ----------------
       $0.25-0.40                   16,299,741          2.01            $ 0.35
       $0.50-0.56                    1,107,776          0.29            $ 0.55
       $1.01                           300,000          2.29            $ 1.01
                                   -----------
                                    17,707,517
                                   ===========

The following table summarizes information concerning stock options exercisable at June 30, 2005:

                                                Weighted Average
 Range of Exercise Price   Number of Options     Exercise Price
 -----------------------   -----------------    ----------------
       $0.25 -0.40              16,056,307            $ 0.34
       $0.50 -0.56               1,082,776            $ 0.55
       $1.01                       300,000            $ 1.01
                                ----------
                                17,439,083
                                ==========

For the fiscal years ended June 30, 2005 and 2004, the following tables show the weighted average exercise prices and corresponding weighted average grant-date fair values of options granted classified separately for options whose exercise price is less than, equals or exceeds the price of the stock on the grant date.

                                                          Weighted
                                                           Average    Weighted
                                                          Exercise     Average
                                                            Price    Fair Value
                                                          --------   ----------
For the fiscal year ended June 30, 2005

Exercise price is less than price on grant date                N/A         N/A
Exercise price equals price on grant date                    $0.26       $0.26
Exercise price exceeds price on grant date                   $0.38       $0.29

For the fiscal year ended June 30, 2004

Exercise price is less than price on grant date              $0.01       $0.54
Exercise price equals price on grant date                    $0.34       $0.34
Exercise price exceeds price on grant date                     N/A         N/A

During the six months ended December 31, 2005, options to purchase 1,246,923 shares of common stock at prices ranging from $0.38 to $0.56 per share expired (unaudited).

A summary of the stock option activity through December 31, 2005 (unaudited) is as follows:

                                                                               Weighted
                                                                               Average
                                                                               Exercise       Number     Exercise Price
                                                                                Price       of Options     Per Option
                                                                                -----       ----------     ----------
       Outstanding options at June 30, 2005                                     $0.37       17,707,517    $0.25 - $1.01
       Granted                                                                  $0.15           54,000    $0.15
       Expired                                                                  $0.51       (1,246,923)   $0.38 - $0.50
       Cancelled                                                                   --               --               --
       Outstanding options at December 31, 2005                                 $0.36       16,514,594    $0.15 - $1.01
       Exercisable options at December 31, 2005                                 $0.36       16,377,094    $0.15 - $1.01

The following table summarizes information concerning stock options outstanding at December 31, 2005 (unaudited).

                                                                       Weighted             Weighted
                                                                       Average               Average
                                          Number of Options           Remaining             Exercise
         Range of Exercise Price             Outstanding            Life in Years             Price
         -----------------------             -----------            -------------             -----
                 $ 0.15                          54,000                  1.98                 $0.15
                 $ 0.25 - $0.40              15,935,594                  1.53                 $0.34
                 $ 0.50 - $0.52                 225,000                  0.72                 $0.55
                 $ 1.01                         300,000                  1.79                 $1.01
                                             ----------
                                             16,514,594
                                             ==========

The following table summarizes information concerning stock options exercisable at December 31, 2005 (unaudited).

                                                                          Weighted
                                                                           Average
                                                                          Exercise
         Range of Exercise Price            Number of Options               Price
         -----------------------            -----------------               -----
                  $ 0.15                           54,000                   $0.15
                  $ 0.25 - $0.40               15,798,094                   $0.34
                  $ 0.50 - $0.52                  225,000                   $0.50
                  $ 1.01                          300,000                   $1.01
                                               ----------
                                               16,377,094
                                               ==========

WARRANTS
--------
The Company charged to expense the fair value of the instruments granted for services using the Black-Scholes option-pricing model.

During the year ended June 30, 2005, the Company granted:

     19,045,667 warrants to purchase shares of common stock at $0.15 per share which expire on February 28, 2008 to 65 individual investors and seven individual lenders. There is no value attributed to these warrants since they were granted in conjunction with the sale of equity securities;

     5,988,737 warrants to purchase shares of common stock at prices ranging from $0.15 to $0.50 per share which expire three years from their respective grant dates to vendors and consultants. The warrants were valued at $759,738 and expensed as consulting and legal fees; and

     200,000 three-year warrants to purchase shares of the Company's common stock at $0.27 per share to GFC, Inc. upon the closing of purchase of certain assets from GFC, Inc. that were valued at $34,600.

During the year ended June 30, 2005, the Company cancelled 300,000 warrants to purchase shares of common stock at $0.75 per share which expire on March 31, 2007, granted to a consulting company for providing the Company with financial services for a period of one year, upon early termination of the consulting agreement. The previously recorded deferred compensation was eliminated. Also, in consideration for additional consulting services provided by a consultant during fiscal year 2005, the Company cancelled a warrant granted to the consultant to purchase 198,625 shares of common stock at $0.75 per share with an expiration date of January 31, 2006 and granted the same consultant another warrant to purchase the same number of shares as the cancelled warrant for $0.38 per share having the same expiration date as the cancelled warrant.

Also, during the year ended June 30, 2005, 2,523,608 warrants expired.

During the year ended June 30, 2004, the Company granted:

     541,600 warrants to purchase shares of common stock at $1.00 per share, of which 500,000 expire on July 14, 2006 and 41,600 expire on December 8, 2006, to the investors in the Company's Series C convertible preferred stock and 100,000 warrants at $2.00 per share that expire on July 14, 2006 to the sales agent responsible for the private placement. No expense was recognized on the transaction as both the charge and the credit were to additional paid in capital.

     395,200 warrants to purchase shares of common stock at prices ranging from $0.53 to $0.78 per share and expire three years from their respective grant dates to various employees. Under APB 25, no compensation was recognized as the exercise prices were equal to or above the fair values of the common stock on the respective grant dates.

     1,144,049 three-year warrants to purchase shares of common stock at prices ranging from $0.38 to $1.29 per share to various vendors and consultants. The warrants were valued at $213,805 and expensed as consulting and legal fees.

     600,000 warrants to purchase shares of common stock at $0.75 per share which expire on March 31, 2007 to a consultant for providing the Company with financial services for a period of one year. Pursuant to the consulting agreement, 300,000 warrants, valued at $58,410, were earned and expensed as consulting fees upon issuance and the other 300,000 warrants were recorded as $58,410 of deferred compensation to be earned if the consulting agreement remained in effect for more than six months.

     1,091,875 warrants to purchase shares of common stock at prices ranging from $0.45 to $0.80 per share which expire between March 9, 2007 and April 30, 2007 to the placement agent for the Series A Convertible Debentures.

     The warrants were valued at $133,462 and treated as deferred financing costs.

     873,500 warrants to purchase shares of common stock at $0.45 per share which expire between March 9, 2007 and April 30, 2007 to the holders of the Company's Series A Convertible Debentures (see Note 7). The warrants were valued at $108,160 and treated as discount on notes payable to be amortized over the life of the debentures as additional interest expense. At June 30, 2004, the remaining balance of the discount was $94,920.

Also, during the year ended June 30, 2004, warrants to purchase 75,000 shares of common stock, granted to one lender in connection with an unsecured, short term loan, expired.

                                                                               Exercise
                                          Weighted Average     Number of       Price Per
                                           Exercise Price       Warrants        Warrant
                                          ----------------     ---------      -----------
Outstanding warrants at June 30, 2003           $0.82           4,053,904   $ 0.75 - 2.00
Granted                                         $0.67           4,746,224   $ 0.38 - 2.00
Expired                                         $0.85            (529,089)  $ 0.75 - 1.51

Outstanding warrants at June 30, 2004           $0.73           8,271,039   $ 0.38 - 2.00
Granted                                         $0.19          25,234,400   $ 0.15 - 0.38
Expired                                         $0.79          (2,523,608)  $ 0.75 - 1.13
Cancelled                                       $0.75             498,625   $ 0.75

Outstanding warrants at June 30, 2005           $0.28          30,483,206   $ 0.15 - 2.00

Exercisable warrants at June 30, 2005           $0.27          29,403,206   $ 0.15 - 2.00

The following table summarizes information concerning warrants outstanding at June 30, 2005:

                                                                  Remaining Life   Weighted Average
    Range of Exercise Price             Number of Warrants          (in years)      Exercise Price
    -----------------------             ------------------          ----------     ----------------
         $0.15 - $0.20                      21,182,335                 2.67             $ 0.15
         $0.25 - $0.74                       6,858,314                 2.47             $ 0.44
         $0.75 - $2.00                       2,442,557                 1.35             $ 0.97
                                            ----------
                                            30,483,206
                                            ==========

The following table summarizes information concerning warrants exercisable at June 30, 2005:

                                                  Weighted Average
 Range of Exercise Price    Number of Warrants     Exercise Price
------------------------    ------------------     --------------
      $0.15 - $0.20                21,182,335           $ 0.15
      $0.25 - $0.74                 5,778,314           $ 0.43
      $0.75 - $2.00                 2,442,557           $ 0.97
                                   ----------
                                   29,403,206
                                   ==========

A summary of the warrant activity through December 31, 2005 (unaudited) is as follows:

                                                      Weighted
                                                      Average
                                                      Exercise      Number of   Exercise Price
                                                       Price        Warrants      Per Warrant
                                                       -----        --------      -----------
Outstanding warrants at June 30, 2005                  $0.28       30,483,206    $0.15 - $2.00
Granted                                                $0.14       14,383,333    $0.07 - $0.15
Cancelled                                              $0.50       (1,250,000)   $0.50
Expired                                                $0.75         (145,658)   $0.75
Outstanding warrants at December 31, 2005              $0.23       43,470,881    $0.07 - $2.00
Exercisable warrants at December 31, 2005              $0.22       42,450,881    $0.07 - $2.00

The following table summarizes information concerning warrants outstanding at December 31, 2005 (unaudited):

                                                                      Weighted           Weighted
                                                                      Average            Average
                                                                     Remaining           Exercise
             Range of Exercise Price       Number of Warrants      Life in Years          Price
             -----------------------       ------------------      -------------          -----
                  $ 0.07 - $0.15               35,265,668               2.46             $  0.15
                  $ 0.20 - $0.74                5,908,314               1.89             $  0.42
                  $ 0.75 - $2.00                2,296,899               0.90             $  0.99
                                               ----------
                                               43,470,881
                                               ==========

The following table summarizes information concerning warrants exercisable at December 31, 2005 (unaudited):

                                                                          Weighted
                                                                          Average
                                                                          Exercise
             Range of Exercise Price       Number of Warrants              Price
             -----------------------       ------------------              -----
                  $ 0.07 - $0.15                35,265,668                  $0.15
                  $ 0.20 - $0.74                 4,888,314                  $0.40
                  $ 0.75 - $2.00                 2,296,899                  $0.99
                                                ----------
                                                42,450,881
                                                ==========

NOTE 13 - ACQUISITIONS

In March 2005, a wholly owned subsidiary of the Company, Commodity Express Transportation, Inc., purchased certain assets, including customer lists, maintenance equipment, office equipment, telecommunications equipment, certain contracts, five vehicles/trucks, and assumed certain liabilities of Commodity Express Transportation, Inc., a South Carolina company, for a purchase price of $269,208 consisting of $100,000 in cash, the issuance at closing of 370,000 shares of common stock having a fair market value of $100,000 to a business broker in satisfaction of the broker commission owed by the Seller and the assumption of liabilities in the amount of $69,208. The purchase price was allocated as follows:

         Assets                                      Liabilities
         ------                                      -----------
         Prepaid expenses           $105,042         Accounts payable and accrued expenses       $69,208
         Property and equipment      156,000
         Intangible assets            77,374
                                    --------                                                     -------
         Total assets               $338,416         Total liabilities                           $69,208
                                    ========                                                     =======

In addition, upon closing this transaction, the Company replaced certain deposits and a letter of credit previously made or issued on the seller's behalf with third parties in the aggregate amount of approximately $145,000 related to the operation of the seller's business and, after closing, replaced approximately $20,000 of additional letters of credit. The Company also assumed certain leases related to the operation of the seller's business, including tractor leases, owner/operator leases and a warehouse lease. At the closing of this transaction, the Company entered into a(n):

     - equipment lease agreement whereby the Company agreed to lease from the seller certain trailers for terms ranging from twelve to sixty months;

     - commercial lease pursuant to which the Company agreed to rent from the seller the commercial property used as the corporate offices for Commodity Express Transportation for a term of five years for $4,200 per month with a one-year renewal option for $5,040 per month;

     - agreement with TPS Logistics, Inc., a company in the transportation brokerage business in which the president of Commodity Express Transportation is an officer, to be the exclusive carrier for TPS' largest customer in consideration for one percent of the gross receipts from such customer for a term that will terminate on the earlier of March 20, 2010 or when the agreement between TPS and its largest customer is no longer effective;

     - consulting agreement with Stokes Logistics Consulting, LLC, a company in which the president of Commodity Express Transportation is a principal, having a term of five years which may be extended for two successive one year terms upon consent of both parties, pursuant to which he will be paid a monthly consulting fee based upon gross revenue of Commodity Express Transportation, with the minimum and maximum payable in any one year of $100,000 and $200,000, respectively;

     - employment agreement with W.A. Stokes, president of Commodity Express Transportation, having a term of one year which may be extended for two additional one year terms, pursuant to which he will be paid an annual base salary of $150,000 and a quarterly bonus based on the gross revenue that Mr. Stokes is responsible for generating from facilities operated by its current largest customer other than its South Carolina facility;

     - escrow agreement pursuant to which the Company deposited all the shares of its wholly owned subsidiary that acquired the assets of Commodity Express Transportation into an escrow account until March 21, 2007 during which period the Company retains voting rights over these securities expect in the event of a default under the escrow agreement, which would occur if the net worth of Commodity Express Transportation dropped below certain levels or if the Company was delinquent in its payments under the equipment or commercial lease agreements, consulting agreement or agreement with TPS Logistics, Inc. described above, in which case(s) the seller would have the right to assume control of Commodity Express Transportation until such default(s) had been cured; and

     - fee assumption agreement pursuant to which the Company agreed to assume the seller's liability to pay the business broker involved with this transaction $100,000 which we paid at the closing with the issuance of 370,370 shares of our common stock.

In March 2005, a wholly owned subsidiary of the Company, Power2Ship Intermodal, Inc., purchased certain assets, including trucking and brokerage authority permits, contracts with shipping customers, contracts with agents, lease contracts with owner-operators and escrow deposits from owner-operators and agents from GFC, Inc., a South Carolina company, for a purchase price of $334,600 consisting of i) $100,000 paid by canceling the $100,000 secured promissory note made by the seller to the Company, ii) $200,000 to be paid in twenty-four equal monthly payments of $8,333 subject to partial or full acceleration based on the gross freight revenue of Power2Ship Intermodal generated during the one month period commencing on March 21, 2006 and iii) the issuance to the seller of a three-year warrant to purchase 200,000 shares of the Company's common stock for $.30 per share, which vests 50% on the closing date and 50% on the one year anniversary of the closing date which was valued at $34,600 using the fair value estimated on the date of the grant using the Black-Scholes option-pricing model. The entire purchase price was allocated to intangible assets attributable to the customer list of this business which is being amortized over its estimated useful lives of 5 years.

Also, in conjunction with this transaction, the Company entered into a consulting agreement with Michael Allora, the former president of GFC, with a term of five years and automatic one-year extensions unless terminated prior thereto. The agreement provides for Mr. Allora to earn a commission based on the annual increases, if any, in the gross revenue of the acquired business with such commission to be paid in five equal annual installments as well as a three-year stock option at the end of each yearly period during which the annual gross revenue of the acquired business has increased from the prior year and is in excess of $10,000,000.

NOTE 14 - PROFORMA FINANCIAL STATEMENTS (UNAUDITED)

The following Pro Forma Combined Financial Statements of Power2Ship, Inc. and its wholly owned subsidiaries Commodity Express Transportation, Inc. and Power2Ship Intermodal, Inc., give effect to the acquisitions of certain assets of Commodity Express Transportation, Inc., a South Carolina company and GFC, Inc., a South Carolina company, under the purchase method of accounting prescribed by SFAS 141, Business Combinations, as if such acquisitions had occurred on July 1, 2003. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

Pro Forma Combined Statement of Operations for the Year Ended June 30, 2005:

                                                          Commodity                  Pro Forma
                                            Power2Ship     Express        GFC       Adjustments   Pro Forma
                                           ------------ ------------- -----------   -----------  ------------
Revenue:
    Freight transportation                 $  9,247,453   $11,245,098  $4,117,692   $       -     $24,610,243
    Access services                                 180             -           -           -             180
    Implementation services                           -             -           -           -               -
                                           ------------   -----------  ----------   ---------     -----------
Total revenue                                 9,247,633    11,245,098   4,117,692           -      24,610,423

Operating expenses:
    Freight transportation                    8,272,985     6,949,303   3,441,909           -      18,664,197
    Selling, general and administrative:
        Salaries, benefits and
          consulting fees                     4,466,360     1,656,301     201,705           -       6,324,366
        Other selling, general and
          administrative                      1,813,565     2,490,441     403,501      61,803       4,769,310
                                           ------------   -----------  ----------   ---------     -----------

Total operating expenses                     14,552,910    11,096,045   4,047,115      61,803      29,757,873
                                           ------------   -----------  ----------   ---------     -----------

Loss from operations                         (5,305,277)      149,053      70,577     (61,803)     (5,147,450)
                                           ------------   -----------  ----------   ---------     -----------

Other income (expense):
    Forgiveness of debt                          18,111             -           -           -          18,111
    Interest income                               1,560             -           -           -           1,560
    Interest expense                         (1,277,369)     (182,550)    (73,805)          -      (1,533,724)
    Other income                                  1,755             -           -           -           1,755
                                           ------------   -----------  ----------   ---------     -----------

Total other expense                          (1,255,943)     (182,550)    (73,805)          -      (1,512,298)
                                           ------------   -----------  ----------   ---------     -----------

Loss available to common shareholders      $ (6,561,220)  $   (33,497) $   (3,228)  $ (61,803)    $(6,659,748)
                                           ============   ===========  ==========   =========     ===========

Pro Forma Combined Statement of Operations for the Year Ended June 30, 2004:

                                                         Commodity               Pro Forma
                                           Power2Ship     Express       GFC     Adjustments  Pro Forma
                                          ------------  ----------- ----------- ----------- -----------
Revenue:
    Freight transportation                 $ 1,778,027  $15,914,189  $3,943,549  $      -   $21,635,765
    Access services                            290,013            -           -         -       290,013
    Implementation services                     23,925            -           -         -        23,925
                                           -----------  -----------  ----------  --------   -----------

Total revenue                                2,091,965   15,914,189   3,943,549         -    21,949,703

Operating expenses:
    Freight transportation                   1,581,119   10,144,750   3,130,570         -    14,856,439
    Selling, general and administrative:
        Salaries, benefits and
          consulting fees                    2,788,192    1,994,895     386,700         -     5,169,787
        Other selling, general and
          administrative                     1,153,158    3,460,936     345,246    82,404     5,041,744
                                           -----------  -----------  ----------  --------   -----------

Total operating expenses                     5,522,469   15,600,581   3,862,516    82,404    25,067,970
                                           -----------  -----------  ----------  --------   -----------

Loss from operations                        (3,430,504)     313,608      81,033   (82,404)   (3,118,267)
                                           -----------  -----------  ----------  --------   -----------

Other income (expense):
    Interest income                                854            -           -         -           854
    Interest expense                          (463,079)    (286,773)    (65,196)        -      (815,048)
                                           -----------  -----------  ----------  --------   -----------

Total other expense                           (462,225)    (286,773)    (65,196)        -      (814,194)
                                           -----------  -----------  ----------  --------   -----------

Loss available to common shareholders      $(3,892,729) $    26,835  $   15,837  $(82,404)  $(3,932,461)
                                           ===========  ===========  ==========  ========   ===========

The following Pro Forma Combined Financial Statements of Power2Ship, Inc. and its wholly owned subsidiaries, Commodity Express Transportation, Inc. and Power2Ship Intermodal, Inc., give effect to the acquisitions of certain assets of Commodity Express Transportation, Inc., a South Carolina company and GFC, Inc., a South Carolina company, under the purchase method of accounting prescribed by SFAS 141, Business Combinations, as if such acquisitions had occurred on July 1, 2004. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

Pro Forma Combined Statement of Operations For The Six Months Ended December 31, 2004:

                                                                   Commodity                   Pro Forma
                                                    Power2Ship      Express         GFC       Adjustments     Pro Forma
                                                    ----------      -------         ---       -----------     ---------
Revenue:
Freight transportation                              $ 1,467,643   $ 7,789,673    $ 3,013,396    $      --    $ 12,270,712
Implementation services                                     180            --             --           --             180

       Total revenue                                  1,467,823     7,789,673      3,013,396           --      12,270,892

Operating expenses:
   Freight transportation                             1,310,054     6,864,111      2,484,357           --      10,658,522
   Selling, general and administrative:
        Salaries, benefits and consulting fees        1,134,049       543,372        180,956           --       1,858,377
        Other selling, general and administrative       829,075       318,961        309,711       41,202     411,498,949
                                                    -----------   -----------      ---------    ---------    ------------
       Total operating expenses                       3,273,178     7,726,444      2,975,024       41,202      14,015,848
                                                    -----------   -----------      ---------    ---------    ------------

       Loss from operations                          (1,805,355)       63,229         38,372      (41,202)     (1,744,956)
                                                    -----------   -----------      ---------    ---------    ------------
Other income (expense):
   Interest expense, net                               (419,668)     (115,021)       (57,034)          --        (591,723)
   Other income                                             571            --             --           --             571
                                                    -----------   -----------      ---------    ---------    ------------
       Total other expense                             (419,097)     (115,021)       (57,034)          --        (591,152)
                                                    -----------   -----------      ---------    ---------    ------------

Net loss                                            $(2,224,452)  $   (51,792)     $ (18,662)   $ (41,202)   $ (2,336,108)
                                                    ===========   ===========      =========    =========    ============

NOTE 15 - SUBSEQUENT EVENTS

In October 2005, the $50,000 short term note receivable from an unaffiliated company was repaid together with interest thereon of $1,753 that will be recorded as interest income in the Company's second fiscal quarter.

During the quarterly period ended September 30, 2005:

     One holder of the Company's 14.25% secured convertible debentures converted an aggregate of $100,000 into a total of 374,112 shares of common stock. The Company has recorded interest expense of $3,400 to account for the unamortized portion of deferred financing costs associated with the converted debentures.

     Four shareholders converted an aggregate of 7,000 shares of the Company's Series B preferred stock into 140,000 shares of common stock.

     The Company issued 2,280,000 shares of common stock to two consultants and will record $437,200 in consulting expense for the quarter ended September 30, 2005. Also, the Company cancelled a three-year warrant to purchase 1,250,000 shares of common stock for $0.50 per share previously granted to the same consultant.

     The Company sold approximately 26.9 units consisting of 5,583,333 shares of common stock and warrants to purchase 5,583,333 shares of common stock for $0.15 per share expiring in 2008 to 21 individual investors for $807,500 and the forgiveness of one unsecured short term promissory note for $30,000. The Company paid commissions of $39,000 to two placement agents related to these sales.

In July 2005, we terminated our Standby Equity Distribution Agreement dated June 28, 2004 and all agreements related to it. Unamortized deferred financing costs of $155,090, incurred upon entering into these agreements, will be recorded as interest expense during the quarter ended September 30, 2005.

NOTE 16 - SUBSEQUENT EVENTS (UNAUDITED)

AGREEMENTS
----------
In March 2006, the Company entered into a settlement agreement and mutual release with GFC, Inc. and the current and former presidents of GFC, Inc. in which all parties agreed to release each other from any and all claims related to the asset purchase agreement dated February 16, 2005 and the consulting agreement with the former president of GFC dated March 21, 2005 in consideration for the forgiveness of a portion of the outstanding balance of the purchase price as disclosed below in "Subsequent Events (Unaudited) - Notes Payable and Convertible Notes Payable"

In February 2006, the Company entered into an agreement with Averitt Express, one of the nation's leading freight transportation and supply chain management providers, to provide it with customization and software solution implementation services. Under the terms of the agreement, the Company is to develop a central repository of transportation information within a single, web-based, dynamic display to assist Averitt Express optimize the utilization of its transportation assets across its four divisions. This central repository also is expected to collect location information to enable Averitt Express to have visibility of available trucks operated by its core carriers. Finally, the Company is to develop an Averitt Express branded load board where Averitt's approved carriers can view and select available loads from Averitt's shipper customers. Available loads also may be displayed and tendered to the Company's member carriers through the P2S MoibleMarket(TM). The Company is to receive a flat fee for the customization, setup, consulting and training services. Once fully implemented, the Company will receive a monthly hosting fee as well as a transaction fee for each load matched either through the Averitt Express branded load board or the P2S MobileMarket(TM).

NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE
-------------------------------------------

In April 2006, the Company issued $640,000 of its Series D 8% unsecured convertible debentures to five accredited investors, all of whom were existing significant shareholders of our company, in consideration for $490,000 and the exchange of $150,000 principal amount of the Company's Series C 10% unsecured convertible debentures. The maturity date of the debentures is the earlier to occur of June 30, 2008 or the date the Company receives proceeds from a private or public offering of its securities resulting in gross proceeds of at least $5,000,000. The conversion price per share of these debentures will be 80% of the price per common share offered by the Company in any subsequent offering, but in no event less than $0.02 per share or greater than $0.10 per share. This discounted conversion price results in the recognition of a beneficial conversion provision having a value of $160,000. However, after giving affect to the fair value of the warrants granted in conjunction with these debentures, the beneficial conversion provision was limited to the remaining face value of the debentures or $147,744 which was recorded as discounts on notes payable to be amortized as interest expense over the term of the debentures. The debenture holders received three-year warrants to purchase an aggregate of 6,400,000 shares of common stock for $0.05 per share. The fair value of these warrants was estimated using the Black-Scholes option-pricing model to be $432,740 and was recorded as discounts on notes payable to be amortized as interest expense over the term of the debentures. The key assumptions used in this estimate were the market price of our common stock on the grant date of each warrant, no dividend yield, an expected volatility factor of 192.56%, an approximate risk-free interest rate of 7.25% and a three year expected life. In addition, the Company modified the exercise prices of warrants to purchase an aggregate of 9,816,667 shares of common stock at prices ranging from $0.10 to $0.15 per share, previously granted to the five debenture holders, to an exercise price of $0.05 per share. The increase in value associated with the modified warrants of $59,516 was determined in accordance with FAS 123R and recorded as discounts on notes payable to be amortized as interest expense over the term of the debentures.

In April 2006, the Company repaid the $400,000 unsecured debenture issued to one accredited investor in December 2005 and paid the $40,000 transaction fee related to the debenture.

In March 2006, the Company entered into a settlement agreement and mutual release with the parties that sold it certain assets of GFC, Inc. in which the Company agreed to issue the seller 300,000 shares of its common stock valued at $38,700 and to pay the seller a total of $36,000 over two years in full settlement of the $191,667 outstanding balance of the purchase price. In the quarter ended March 31, 2006, the Company will record a gain on debt forgiveness of $116,967.

In January 2006, the holder of $2,000,000 principal amount of the Company's Series B secured convertible debentures converted $50,000 into 707,214 shares of common stock.

In January 2006, one holder of the Company's Series C 10% unsecured, convertible debentures converted $25,000 principal amount of the debentures and $432 of accrued interest into 254,316 shares of common stock. In April 2006, two holders exchanged $150,000 principal amount of the Series C debentures for $150,000 principal amount of the Series D 8% unsecured convertible debentures.

PREFERRED STOCK
---------------

Between January 1, 2006 and April 30, 2006, one shareholder converted 2,600 shares of Series B preferred stock into 52,000 shares of common stock.

COMMON STOCK
------------

Between January 1, 2006 and April 30, 2006, the Company issued an aggregate of 7,407,490 shares of its common stock consisting of:

         - 4,275,000 shares issued upon the sales of 17.1 units to 18 investors and received net proceeds of $427,500;

         - 1,400,000 shares valued at $113,980 issued to two consultants to provide various management consulting services that were recorded as consulting expenses or deferred compensation and amortized over the terms of the respective consulting agreements;

         - 707,214 shares issued upon conversion of $50,000 principal amount Series B secured convertible debenture to the one holder of this debenture;

         - 418,960 shares valued at $55,005 issued to two law firms for providing legal services;

         - 300,000 shares valued at $38,700 issued as part of a settlement agreement to the entity that sold the Company certain assets of GFC, Inc.

         - 254,316 shares issued to one shareholder upon conversion of their $25,000 Series C convertible debentures and accrued interest thereon; and

         - 52,000 shares issued to one shareholder upon their conversion of 2,600 shares of Series B preferred stock.

STOCK OPTIONS
-------------

During April 2006, options to purchase 152,279 shares of common stock at prices ranging from $0.38 to $0.50 per share expired.

During the quarter ended March 31, 2006, options to purchase 1,304,991 shares of common stock at $0.38 per share expired.

WARRANTS
--------

The Company charged to expense or recorded deferred compensation equal to the fair value of the instruments granted for services using the Black-Scholes option-pricing model.

In April 2006, the Company granted three-year warrants to purchase:

         o 2,700,000 shares of common stock to three consultants, of which 1,200,000 are exercisable at $0.05 per share, 1,000,000 are exercisable at $0.08 per share and 500,000 are exercisable at $0.10 per share valued at $175,030 and recorded as deferred compensation to be amortized as consulting expense over the terms of the consulting agreements; and

         o 6,400,000 shares of common stock exercisable at $0.05 per share to the five parties that purchased $640,000 principal amount of Series D 8% unsecured convertible debentures. The warrants were valued at $432,740 and recorded as discounts on notes payable to be amortized as interest expense over the term of the debentures.

In April 2006, the Company:

         o modified the exercise prices of warrants to purchase an aggregate of 9,816,667 shares of common stock at prices ranging from $0.10 to $0.15 per share, previously granted to the five parties that purchased $640,000 principal amount of Series D 8% unsecured convertible debentures, to an exercise price of $0.05 per share. The increase in value associated with the modified warrants of $59,516 was determined in accordance with FAS 123R and recorded as discounts on notes payable to be amortized as interest expense over the term of the debentures.

During the quarter ended March 31, 2006, the Company granted three-year warrants to purchase:

         o 750,000 shares of common stock to two consultants, of which 250,000 are exercisable at $0.15 per share and 500,000 are exercisable at $0.10 per share. These warrants were valued at $62,125 and recorded as consulting expense of $28,325 and deferred compensation of $33,800 to be amortized as consulting expense over the remaining term of the consulting agreements;

         o 393,960 shares of common stock to a law firm exercisable at $0.15 per share valued at $39,842 that was recorded as legal expense; and

         o 4,275,000 shares of common stock exercisable at $0.10 per share issued upon the sales of 17.1 units to 18 investors. No expense was recognized as these warrants were granted in conjunction with the sale of equity securities.

During the quarter ended March 31, 2006, warrants to purchase 994,925 shares of common stock at exercise prices ranging from $0.38 to $1.51 expired.

         No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS


                                                        Page
                                                        ----
Prospectus Summary..........................              2
Cautionary Statements Regarding
  Forward-Looking Information ..............              3
Risk Factors................................              4
Market for Common Equity and Related
  Stockholder Matters.......................             10
Capitalization..............................             12
Use of Proceeds.............................             12
Management's Discussion and
  Analysis or Plan of Operation.............             12
Our Business................................             28
Management..................................             40
Certain Relationships and
  Related Transactions......................             48
Principal Shareholders......................             50
Description of Securities...................             52
Selling Security Holders....................             57
Plan of Distribution .......................             84
Shares Eligible for Future Sale.............             86
Legal Matters...............................             86
Experts.....................................             86
Additional Information......................             86
Financial Statements........................            F-1




                                POWER2SHIP, INC.


                                   PROSPECTUS
                                   ----------




                                  May _, 2006


                                70,453,154 SHARES

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Nevada Revised Statues allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 25  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by Power2Ship in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee.................................................       $ 1,094
Legal Fees and Expenses*........................................................        30,000
Accounting Fees and Expenses*...................................................        15,000
Financial Printing*.............................................................         5,000
Transfer Agent Fees*............................................................         1,000
Blue Sky Fees and Expenses*.....................................................           500
Miscellaneous*..................................................................           406
                                                                                       -------
          TOTAL.................................................................       $53,000
                                                                                       =======

* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On March 11, 2003, we consummated an agreement and plan of merger with Freight Rate, Inc. Pursuant to the merger agreement, Freight Rate, Inc. became a wholly-owned subsidiary of our company. At the effective time of the merger, the holders of the Freight Rate common and preferred stock, warrants and options exchanged their securities for an aggregate of (i) 11,907,157 shares of our common stock, (ii) options and warrants to purchase shares 17,717,075 shares of our common stock, (iii) 100,000 shares of our Series X Preferred Stock and (iv) 87,000 shares of our Series Y Preferred Stock. The merger was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on an exemption available under Rule 506 of Regulation D. The existing shareholders of the operating company were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The participants had access to business and financial information concerning our company and they each represented to us that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         In March and April 2003, we sold an aggregate of 657,000 shares of our common stock to 17 accredited investors at $0.50 per share in a private transaction exempt from registration under the Securities Act in reliance on
Section 4(2) and Regulation D thereof. We received proceeds of $328,500. Cardinal Capital Management, Inc. acted as selling agent for us in this transaction and we paid that firm a 10% cash commission and issued it common stock purchase warrants to purchase an aggregate of 65,700 shares of our common stock with an exercise price of $2.00 per share. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers had access to business and financial information concerning our company. Each purchaser represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         In August 2002 we issued 22,555 shares of our common stock as consideration for legal services rendered to us valued at $22,565. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In January 2003 we issued 50,000 shares of our common stock to a consultant as compensation under a three year agreement for business advisory services valued at $50,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on
Section 4(2) thereof. The recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In March 2003 we issued 100,000 shares of our common stock to a consultant as compensation for marketing services valued at $100,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In March 2003 we also issued 200,000 shares of our common stock valued at $200,000 to Flow Capital, a company controlled by Mr. Douglass Gass, a former director of our company, as compensation for business advisory services to us and unrelated to Mr. Gass' services to us in his capacity as a director. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In May 2003 we issued 30,000 shares of our common stock valued at $27,900 as reimbursement for due diligence fees. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In September 2003 we issued an aggregate of 1,698,472 shares of our common stock valued at $1,002,098 to two consultants as a settlement for claims in arbitration. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipients each represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         Between June and November 2003 we sold an aggregate of 172,200 shares of our Series B convertible preferred stock at $5.00 per share to 66 investors in private transactions exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D which resulted in gross proceeds of $861,000. No commissions were paid with respect to this offering. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers had access to business and financial information concerning our company. Each purchaser represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         In September 2003, we issued 25,800 shares of our Series B convertible preferred stock valued at $129,000 in satisfaction of a promissory note in the principal amount of $125,000 and accrued interest thereon to Michael Garnick. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient was an accredited investor and represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. This issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof.

         Between July and December 2003, we sold an aggregate of 10,832 shares of our Series C convertible preferred stock at $30.00 per share to four investors in a private transaction exempt from registration under the Securities Act in reliance on Section 4(2) which resulted in gross proceeds of $324,960. We paid no commissions in connection with this transaction. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers had access to business and financial information concerning our company. Each purchaser represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         Between August and November 2003, we sold an aggregate of 1,128,400 shares of our common stock at prices between $.47 and $.74 per share to 78 non-U.S. purchasers in a private offering exempt from registration under the Securities Act in reliance on Regulation S thereof resulting in proceeds to us of $285,898, net of discounts. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers had access to business and financial information concerning our company. Each purchaser represented that he or she was a non-U.S. person as that term is defined in Regulation S, and agreed to customary Regulation S legends and restrictions as to transferability of such shares applicable to Regulation S.

         During fiscal year 2004, we issued an aggregate of 1,085,208 shares of our common stock valued at $300,642 as compensation for services to an aggregate of 15 recipients including 105,208 shares to two vendors valued at $51,717, 175,000 shares to five employees valued at $82,500 and 805,000 shares to eight consultants valued at $166,425. The recipients were all accredited investors. The issuances were exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipients were either accredited or sophisticated investors and each represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with these transactions, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In June 2004 we issued 131,025 shares of our common stock valued at $55,031 to the holders of our 14.25% secured convertible debentures pursuant to our registration rights agreement with them. In January 2004 we issued an aggregate of 185,458 shares of our common stock valued at $81,383 as loan fees to five private investors that loaned us $340,000. In August 2003 we issued 125,000 shares of our common stock valued at $72,500 to Michael Garnick for canceling the prepayment provision of our note with him. The issuances were exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D. The recipients were either accredited or sophisticated investors and each represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with these transactions, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In March 2004 we issued 600,000 shares of our common stock valued at $300,000 and warrants to purchase an additional 600,000 shares with an exercise price of $.75 per share valued at $116,820 to a consultant. One-half of the shares and warrants were expensed during fiscal 2004 as compensation for services and the remainder was recorded as deferred compensation. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient was an accredited investor. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In June 2004 we issued an aggregate of 816,260 shares of our common stock valued at $310,179 to Cornell Capital Partners, LP and Newbridge Securities Corporation related to the Standby Equity Distribution Agreement transaction. The issuances were exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D. The recipients were accredited investors and each represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with these transactions, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         Between August and October 2004, we issued 507,143 shares of common stock valued at $184,800 to five consultants as compensation for consulting services provided to us. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. Each recipient was a sophisticated investor and represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In January 2005 we issued 300,000 shares of our common stock valued at $96,000 to Mr. Michael Garnick as compensation for consulting services. The issuance was exempt from registration under the Securities Act in reliance on
Section 4(2) thereof. The recipient was an accredited investor and represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In January 2005 we issued 250,000 shares of our common stock valued at $80,000 to a law firm as a retainer for legal services. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient was an accredited investor and represented that it was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In January 2005 we issued 250,000 shares of our common stock valued at $77,500 to an accounting firm which is not our independent registered public accounting firm, as a retainer for accounting services. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient was an accredited investor and represented that it was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In January and March 2005 we issued an aggregate of 350,000 shares of our common stock valued at $106,500 to an accounting firm which is not our independent registered public accounting firm for accounting services. These issuances were exempt from registration under the Securities Act in reliance on
Section 4(2) thereof. The recipient was an accredited investor and represented that it was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In February 2005 we issued 1,700,000 shares of our common stock valued at $493,000 to two consultants as compensation for consulting services. These issuances were exempt from registration under the Securities Act in reliance on
Section 4(2) thereof. The recipients were sophisticated investors and represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with the transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In March 2005 we issued 520,000 shares of our common stock valued at $144,200 to five consultants as compensation for consulting services. The issuances were exempt from registration under the Securities Act in reliance on
Section 4(2) thereof. The recipients were sophisticated investors and represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with the transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In March 2005 we issued 666,667 shares of our common stock valued at $193,333 to a law firm as payment for legal services. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient was an accredited investor and represented that it was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In March 2005 we issued 370,370 shares of our common stock valued at $96,296 to T. V. Adams, Managing Director of Chapman Associates, as a commission assumed by us in our acquisition of certain assets and liabilities of Commodity Express Transportation. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient was a sophisticated investor and represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         Between February and July 2005, we sold an aggregate of 20,045,667 shares of our common stock to 66 accredited and nine non-accredited investors pursuant to our unit offering and issued those investors common stock purchase warrants expiring in February 2008 to purchase an additional 20,045,667 shares of our common stock with an exercise price of $0.15 per share in a private transaction exempt from registration under the Securities Act in reliance on
Section 4(2) of that act and Rule 506 of Regulation D. We received gross proceeds of $2,644,350 from 68 investors and the conversion of short-term unsecured promissory notes issued by us to eight private lenders totaling $512,500. We paid Clayton Dunning & Company, Inc. and Newbridge Securities Corporation, broker dealers who acted as selling agents for us, aggregate commissions of $117,750 in the sale of these securities.

         Between July and September 2005, we sold approximately 28 units of our securities to 21 investors in a private placement exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D of that act. Each unit consisted of 200,000 shares of common stock and a warrant to purchase 200,000 shares of common stock for a total issuance of 5,583,333 shares of common stock and warrants to purchase 5,583,333 shares of common stock. Each warrant is exercisable until July 31, 2008 at an exercise price of $0.15 per share. Clayton, Dunning & Company, Inc., Prestige Financial Center, Inc. and Newbridge Securities Corporation, member firms of the National Association of Securities Dealers, Inc., acted as selling agents for us and were paid a sales commission of 10% on all units sold by them. The units also were sold through our officers who received no sales commissions. We received net proceeds of $1,832,852 after payment of commissions and other costs related to the offering. No general solicitation or advertising was used in connection with this offering, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers had access to business and financial information concerning our company. Each purchaser represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         In July and August 2005 we issued 2,280,000 shares of common stock to two consultants as compensation pursuant to agreements to provide us with a variety of management consulting services. valued at $434,920. Inasmuch as these consultants were sophisticated investors, could bear the economic risk of the common stock and had access to applicable information pertaining to our, the transactions were deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was used in connection with the transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         During October and November 2005 we issued 250,000 shares of common stock to two consultants to provide various management consulting services valued at $31,000 as compensation pursuant to their respective consulting agreements. The issuances were exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipients were accredited investors. No general solicitation or advertising was used in connection with the transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         Between October and November 2005, we sold approximately 17 units of our securities to seven investors in a private placement exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D of that act. Each unit consisted of a $25,000 Series C convertible debenture, currently convertible into 250,000 shares of common stock, and a warrant to purchase 333,333 shares of common stock for a total issuance of warrants to purchase 5,599,994 shares of common stock. We paid no sales commissions in this offering. We received net proceeds of $320,000 after payment of costs related to the offering from six of the investors and one investor exchanged their $100,000 unsecured promissory note for four units. No general solicitation or advertising was used in connection with this offering, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers had access to business and financial information concerning our company. Each purchaser represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         In December 2005 we sold a $400,000 principal amount unsecured debenture, with a five-year warrant attached providing the holder with the right to purchase 1,000,000 shares of our common stock for $.07 per share, to one investor in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. We paid no sales commissions in this offering. We received net proceeds of $400,000 from this sale. No general solicitation or advertising was used in connection with this offering. The purchaser had access to business and financial information concerning our company. The purchaser represented that it was acquiring the securities for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         Between December 2005 and March 2006, we sold approximately 22 units of our securities to 18 accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on Rule 506 of Regulation D of that act. Each unit consisted of 250,000 shares of our common stock and a warrant to purchase 250,000 shares of our common stock for an aggregate purchase of 5,525,000 shares of our common stock and warrants to purchase 5,525,000 shares of common stock. We paid no sales commissions in this offering. We received net proceeds of $552,500 from these sales. No general solicitation or advertising was used in connection with this offering, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers had access to business and financial information concerning our company. Each purchaser represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         During February 2006 we issued 250,000 shares of common stock to a consultant for providing various management consulting services valued at $35,000 pursuant to a consulting agreement. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient was an accredited investor. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting its transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         During February and March 2006, we issued 393,960 shares of our common stock valued at $49,245 to a law firm as payment for legal services. The issuance was exempt from registration under the Securities Act in reliance on
Section 4(2) thereof. The recipient was an accredited investor represented that it was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         During March 2006 we issued 300,000 shares of common stock valued at $38,700 to the entity from which we purchased certain assets of GFC, Inc. in March 2005 pursuant to a settlement agreement. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient was an accredited investor. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting its transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         During April 2006, we sold 12.8 units of our securities to five accredited investors, all of whom were existing significant shareholders of our company, in a private placement exempt from registration under the Securities Act in reliance on Section 4(2) of that act. Each unit consisted of a $50,000 Series D 8% unsecured convertible debenture, currently convertible into 625,000 shares of our common stock, and a warrant to purchase 500,000 shares of our common stock for a total issuance of warrants to purchase 6,400,000 shares of our common stock. Each warrant is exercisable for three years from the date it was granted for an exercise price of $0.05 per share. We paid no sales commissions and received proceeds of $490,000 and the exchange of $150,000 principal amount of our Series C 10% unsecured debentures from these sales. No general solicitation or advertising was used in connection with this offering, and the certificates evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers represented that they were acquiring the securities for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

         During April 2006 we, issued 1,150,000 shares of common stock to a consultant to provide various management consulting services valued at $74,980 pursuant to a consulting agreement. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient was an accredited investor. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting its transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.
ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
No.      Description of Document
---      -----------------------
2.1      Merger Agreement between Jaguar Investments, Inc., Freight Rate, Inc., and Jag2 Corporation (1)
3.1      Articles of Incorporation (2)
3.2      Certificate of Amendment to Articles of Incorporation (3)
3.3      Certificate of Amendment to the Articles of Incorporation (4)
3.4      Certificate of Voting Powers, Designations, Preferences and Rights to Series B Convertible Preferred
         Stock (10)
3.5      Certificate of Voting Powers, Designations, Preferences and Rights to Series C Convertible Preferred
         Stock (10)
3.6      Certificate of Voting Powers, Designations, Preferences and Rights to Series Y Preferred Stock (5)
3.7      Certificate of Correction of Certificate of Voting Powers, Designations, Preferences and Right to Series
         Y Preferred Stock (5)
3.8      Certificate of Amendment to Articles of Incorporation Increasing Authorized Shares of Common Stock to
         250,000,000 filed on August 13, 2004 (9)
3.9      Certificate of Voting Powers, Designations, Preferences and Rights to Preferred Stock of Series X
         Convertible Preferred Stock (5)
3.10     Bylaws (2)
3.11     Amended Bylaws dated March 31, 2003 (5)
4.1      Form of Common Stock Purchase to Newbridge Securities Corporation for Business Advisory Agreement (10)
4.2      $ 1,747,000 principal amount 14.25% secured convertible debenture (10)
4.3      $2,000,000 principal amount Series B 5% secured convertible debenture (6)
4.4      Form of non-plan option agreement (10)
4.5      Form of common stock purchase warrant (10)
4.6      Form of Common Stock Purchase Warrant re: 14.25% secured convertible debentures (10)
4.7      Form of Common Stock Purchase Warrant issued to Newbridge Securities Corporation as Placement Agent for
         14.25% secured convertible debentures (10)
4.8      Form of Warrant for 2005 Unit Offering (17)
4.9      Form of Series C 10% unsecured convertible debenture*
4.10     Form of Warrant for Series C 10% unsecured convertible debenture offering*

4.11     Form of Series D 8% unsecured convertible debenture*
4.12     Form of Warrant for Series D 8% unsecured convertible debenture*
5        Opinion of Schneider Weinberger & Beilly, LLP*

10.1     Securities Purchase Agreement (6)
10.2     Investor Registration Rights Agreement (6)
10.3     Placement Agent Agreement with Newbridge Securities Corporation (6)
10.4     2001 Employee Stock Compensation Plan (3)
10.5     Form of Registration Rights Agreement dated as of December 21, 2001, by and between Jaguar Investments,
         Inc. and certain shareholders of Jaguar Investments, Inc. (7)
10.6     Employment Agreement with Richard Hersh (8)
10.7     Employment Agreement with Michael J. Darden (8)
10.8     Employment Agreement with John Urbanowicz (8)
10.9     Business Advisory Agreement with Newbridge Securities Corporation (10)
10.10    Form of Intellectual Property Assignment Agreement between Power2Ship, Inc. and each of Richard Hersh,
         Michael J. Darden and John Urbanowicz (10)
10.11    Security Agreements for 14.25% secured convertible debentures (10)
10.12    Registration Rights Agreement for 14.25% secured convertible debentures (10)
10.13    Consulting Agreement with Michael Garnick (11)
10.14    Form of Motor Carrier Transportation Agreement (11)

10.15    Asset Purchase Agreement with GFC, Inc. (14)
10.16    Commission Sales Agreement with Associated Warehouses, Inc. (12)
10.17    Mutual Agreement with Commodity Express Transportation, Inc. (15)
10.18    Loan and Security Agreement with Mercantile Capital, LP (12)
10.19    Escrow Agreement with Commodity Express Transportation, Inc. (15)
10.20    Equipment Lease Agreement with Commodity Express Transportation, Inc. (15)
10.21    Commercial Lease with Commodity Express Transportation, Inc. (15)
10.22    Commodity Express Transportation, Inc. - TPS Logistics, Inc. Agreement (15)
10.23    Consulting Agreement with Stokes Logistics Consulting, LLC (15)
10.24    Employment Agreement with W.A. Stokes (15)
10.25    Fee Assumption Agreement (15)
10.26    Asset Purchase Agreement with GFC, Inc. (16)
10.27    Consulting Agreement with Michael Allora (16)
10.28    Form of Unsecured Promissory Note (13)
10.29    Agreement with Welley Shipping (China) Company, Limited (18)
10.30    Termination Agreement with Cornell Capital Partners, LP (19)

10.31    Form of shipper agreement*
10.32    Form of carrier agreement*

10.33    Letter of Engagement Between Power2Ship, Inc. and Averitt Express (20)
14.1     Code of Ethics (11)
21.1     Subsidiaries of Registrant*
23.1     Consent of Sherb & Co., LLP**

23.2     Consent of Schneider Weinberger & Beilly, LLP (included in Exhibit 5 hereto*)

*        Previously filed
**       Filed herewith

(1)      Incorporated by reference to Current Report on Form 8-K filed on March 26, 2003.
(2)      Incorporated by reference to registration statement on Form 10-SB, as amended.
(3)      Incorporated by reference to definitive Schedule 14C Information Statement filed on February 2, 2001.
(4)      Incorporated by reference to definitive Schedule 14C Information Statement filed on April 22, 2003.
(5)      Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.
(6)      Incorporated by reference to Current Report on Form 8-K filed on July 8, 2004.
(7)      Incorporated by reference to Current Report on Form 8-K filed on January 3, 2002.
(8)      Incorporated by reference to Quarterly Report on Form 10-QSB for the period ended March 31, 2003.
(9)      Incorporated by reference to Preliminary Information Statement on Schedule 14C filed on July 8, 2004.
(10)     Incorporated by reference to registration statement on Form SB-2, SEC File No. 333-118792, filed on
         September 3, 2004.
(11)     Incorporated by reference to Amendment No. 1 to registration statement the Form SB-2, SEC File No.
         333-118792, filed on October 20, 2004.
(12)     Incorporated by reference to Amendment No. 3 to the registration statement on Form SB-2, SEC File No.
         333-118792, filed on December 15, 2004.
(13)     Incorporated by reference to Quarterly Report on Form 10-QSB for the period ended December 31, 2004 filed on February 14, 2005.
(14)     Incorporated by reference to Current Report on Form 8-K/A filed on February 25, 2005.
(15)     Incorporated by reference to Current Report on Form 8-K filed on March 25, 2005.
(16)     Incorporated by reference to Current Report on Form 8-K filed on March 28, 2005.
(17)     Incorporated by reference to Quarterly Report on Form 10-QSB for the period ended March 31, 2005.
(18)     Incorporated by reference to Current Report on Form 8-K filed on June 3, 2005.
(19)     Incorporated by reference to Current Report on Form 8-K filed on July 28, 2005.
(20)     Incorporated by reference to Current Report on Form 8-K filed on February 17, 2006.

ITEM 28. UNDERTAKINGS

The undersigned small business issuer will:

         1. File, during any period in which offers or sells securities, a post-effective amendment to this registration statement to:

         i. Include any prospectus required by section 10(a)(3) of the Securities Act;

         ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         iii. Include any additional or changed material information on the plan of distribution.

         2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Boca Raton, Florida on May 10, 2006.

                                                     POWER2SHIP, INC.

                                                     By: /s/ Richard Hersh
                                                     ---------------------
                                                     Richard Hersh, CEO and
                                                     Chairman of the Board of
                                                     Directors, principal
                                                     executive officer, and
                                                     principal accounting and
                                                     financial officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

             Signature                                Title                            Date
             ---------                                -----                            ----

         /s/ Richard Hersh                  Chairman of the Board, CEO;            May 10, 2006
         -----------------                  principal accounting officer
         Richard Hersh

         /s/ Michael J. Darden              President and Director                 May 10, 2006
         ---------------------
         Michael J. Darden
